EXECUTION COPY


                     VANDERBILT MORTGAGE AND FINANCE, INC.,
                            AS SELLER AND SERVICER,

                              CLAYTON HOMES, INC.,
                      AS PROVIDER OF THE LIMITED GUARANTEE

                                      and

                      THE CHASE MANHATTAN BANK, AS TRUSTEE




                        POOLING AND SERVICING AGREEMENT
                           Dated as of April 26, 1999


                         Manufactured Housing Contract
                  Senior/Subordinate Pass-Through Certificates
                                  Series 1999B

                               Table of Contents
                                                                            Page

                                   Article I
                                  DEFINITIONS

Section 1.01. Definitions......................................................1
Section 1.02. Determination of Scheduled Payments.............................45

                                   Article II
          CONVEYANCE OF CONTRACTS; TRUST FUND; PERFECTION OF SECURITY
                        INTEREST; CUSTODY OF CONTRACTS

Section 2.01. Conveyance of Contracts and Other Rights........................46
Section 2.02. Filing; Name Change or Relocation...............................47
Section 2.03. Acceptance by Trustee...........................................48
Section 2.04. Delivery of Land-and-Home Contract Files and
              Mortgage Loan Files and Recordation.............................48
Section 2.05. REMIC Election; Designation of Regular and
              Residual Interests; Tax Year....................................50
Section 2.06. Designation of Startup Day......................................50
Section 2.07. REMIC Certificate Maturity Date.................................50

                                  Article III
                         REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties Regarding the Company............51
Section 3.02. Representations and Warranties Regarding Each Contract..........52
Section 3.03. Representations and Warranties Regarding the Contracts
              in the Aggregate................................................55
Section 3.04. Representations  and Warranties  Regarding the
              Contract Files, the  Land-and-Home Contract Files
              and the Mortgage Loan Files.....................................56
Section 3.05. Repurchases of Contracts or Substitution of Contracts
              for Breach of Representations and Warranties....................56

                                   Article IV
                                THE CERTIFICATES

Section 4.01. The Certificates................................................60
Section 4.02. Registration of Transfer and Exchange of Certificates...........61
Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificate................64
Section 4.04. Persons Deemed Owners...........................................65
Section 4.05. Appointment of Paying Agent.....................................65
Section 4.06. Access to List of Certificateholders' Names and Addresses.......65
Section 4.07. Authenticating Agents...........................................65
Section 4.08. Class R Certificate.............................................66

                                   Article V
                   ADMINISTRATION AND SERVICING OF CONTRACTS

Section 5.01. Responsibility for Contract Administration and Servicing........70
Section 5.02. Standard of Care................................................70
Section 5.03. Records.........................................................70
Section 5.04. Inspection......................................................70
Section 5.05. Establishment of and Deposits in Certificate Accounts...........71
Section 5.06. Payment of Taxes................................................72
Section 5.07. Enforcement.....................................................72
Section 5.08. Transfer of Certificate Accounts................................73
Section 5.09. Maintenance of Hazard Insurance Policies........................73
Section 5.10. Fidelity Bond and Errors and Omissions Insurance................74
Section 5.11. Collections under Hazard Insurance  Policies; Consent to Transfers of Manufactured  Homes; Assumption Agreements......75
Section 5.12. Realization upon Defaulted Contracts............................75
Section 5.13. Costs and Expenses..............................................76
Section 5.14. Trustee to Cooperate............................................76
Section 5.15. Servicing and Other Compensation................................77
Section 5.16. Custody of Contracts............................................77
Section 5.17. REMIC Compliance................................................78
Section 5.18. Establishment of and Deposits in Distribution Accounts..........81

                                   Article VI
   PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS FROM CERTIFICATE ACCOUNTS

Section 6.01. Monthly Payments................................................82
Section 6.02. Permitted Withdrawals from the Certificate Accounts.............93
Section 6.03. [Reserved]......................................................94
Section 6.04. Monthly Advances by the Servicer................................94
Section 6.05. Limited Guarantee...............................................94
Section 6.06. Alternate Credit Enhancement....................................95
Section 6.07. Calculation of the Remittance Rates with respect to the Floating Rate Certificates...............................95

                                  Article VII
                                    REPORTS

Section 7.01. Monthly Reports.................................................97
Section 7.02. Certificate of Servicing Officer...............................101
Section 7.03. Other Data.....................................................101
Section 7.04. Annual Statement as to Compliance..............................101
Section 7.05. Annual Independent Public Accountants' Servicing Report........101
Section 7.06. Statements to Certificateholders...............................101

                                  Article VIII
                   INDEMNITIES; THE COMPANY AND THE SERVICER

Section 8.01. Liabilities to Obligors........................................106
Section 8.02. Tax Indemnification............................................106
Section 8.03. Servicer's Indemnities.........................................106
Section 8.04. Operation of Indemnities.......................................106
Section 8.05. Merger or Consolidation of the Company or the Servicer.........107
Section 8.06. Limitation on Liability of the Servicer and Others.............107
Section 8.07. Assignment by Servicer.........................................107
Section 8.08. Successor to the Servicer......................................108

                                   Article IX
                                    DEFAULT

Section 9.01. Events of Default..............................................110
Section 9.02. Waiver of Defaults.............................................111
Section 9.03. Trustee to Act; Appointment of Successor.......................111
Section 9.04. Notification to Certificateholders.............................111
Section 9.05. Effect of Transfer.............................................111
Section 9.06. Transfer of the Accounts.......................................112

                                   Article X
                             CONCERNING THE TRUSTEE

Section 10.01. Duties of Trustee.............................................113
Section 10.02. Certain Matters Affecting the Trustee.........................114
Section 10.03. Trustee Not Liable for Certificates or Contracts..............115
Section 10.04. Trustee May Own Certificates..................................115
Section 10.05. Servicer to Pay Fees and Expenses of Trustee..................115
Section 10.06. Eligibility Requirements for Trustee..........................116
Section 10.07. Resignation and Removal of the Trustee........................116
Section 10.08. Successor Trustee.............................................117
Section 10.09. Merger or Consolidation of Trustee............................117
Section 10.10. Appointment of Co-Trustee or Separate Trustee.................117
Section 10.11. Appointment of Office or Agency...............................119
Section 10.12. Trustee May Enforce Claims Without Possession
               of Certificates...............................................119
Section 10.13. Suits for Enforcement.........................................119

                                   Article XI
                                  TERMINATION

Section 11.01. Termination...................................................120

                                  Article XII
                            MISCELLANEOUS PROVISIONS

Section 12.01. Severability of Provisions....................................123
Section 12.02. Limitation on Rights of Certificateholders....................123
Section 12.03. Acts of Certificateholders....................................123
Section 12.04. Calculations..................................................124
Section 12.05. Amendment.....................................................124
Section 12.06. Recordation of Agreement......................................126
Section 12.07. Contribution of Assets........................................126
Section 12.08. Duration of Agreement.........................................126
Section 12.09. Governing Law.................................................126
Section 12.10. Notices.......................................................126
Section 12.11. Merger and Integration of Documents...........................127
Section 12.12. Headings......................................................127
Section 12.13. Counterparts..................................................127

TESTIMONIUM

EXHIBIT A-1         -    Contract Schedule
EXHIBIT A-2         -    Form of Custodial Agreement
EXHIBIT B-1         -    Form of Face of Class I A Certificate
EXHIBIT B-2         -    Form of Face of Class II A Certificate
EXHIBIT B-3         -    Form of Face of Class I M-1 Certificate
EXHIBIT C-1         -    Form of Face of Class I B Certificate
EXHIBIT C-2         -    Form of Face of Class II B Certificate
EXHIBIT D           -    Form of Face of Class R Certificate
EXHIBIT E           -    Form of Reverse of Certificates
EXHIBIT F           -    Form of Certificate Regarding
                         Substitution of Eligible Substitute Contracts
EXHIBIT G           -    Form of Certificate of Servicing
                         Officer Regarding Monthly Report
EXHIBIT H           -    Form of Transfer Affidavit
EXHIBIT I           -    Form of Investment Letter
EXHIBIT J           -    List of Sellers and Originators of Acquired Contracts
EXHIBIT K           -    Form of Power of Attorney

     AGREEMENT, dated as of April 26, 1999, among Vanderbilt Mortgage and Finance, Inc., a corporation organized and existing under the laws of the State of Tennessee, as Seller and Servicer (the "Company"), Clayton Homes, Inc., a corporation organized and existing under the laws of the State of Delaware, as provider of the Limited Guarantee ("CHI"), and The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee").

     WHEREAS, in the regular course of its business, the Company originates, purchases and services manufactured housing installment sales contracts and installment loan agreements and mortgage loans, which provide for installment payments by or on behalf of the owner of the manufactured home and grant a security interest in the related manufactured home (and in addition, in certain cases, mortgages or deeds of trust on the real estate on which such manufactured home is located);

     WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the "Trust Fund," as hereinafter defined, will acquire the "Contracts" as hereinafter defined, and the Company will manage and service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company, CHI and the Trustee agree as provided herein:

                                   Article I

                                  DEFINITIONS

     Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

     ACCELERATED PRINCIPAL PAYMENT: As to any Remittance Date, an amount equal to the lesser of (x) the amount, if any, by which (i) the Required
Overcollateralization Amount exceeds (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of (i) the Group II Monthly
Excess Spread, if any, and (ii) any portion of the Group I Monthly Excess Spread, if any, remaining after the distribution on such Remittance Date of the amounts specified in clauses A(i) through (xi) or clauses B(i) through (xi), as applicable, of Section 6.01(a).

     ACQUIRED CONTRACTS: 6,359 Contracts having an aggregate principal balance as of the Cut-off Date of approximately $222,799,304.87, which Vanderbilt purchased from the sellers listed on Exhibit J, all of which Contracts were originated by the Originators listed in Exhibit J hereto.

     ACTUARIAL CONTRACT: Any Contract pursuant to which the portion of any scheduled payment allocable to interest is calculated on the basis that each monthly payment is applied on its Due Date, regardless of when it is actually made.

     AFFILIATE: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "controls," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     AGGREGATE NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount for such Remittance Date.

     AGGREGATE NET LIQUIDATION LOSSES: With respect to the time of reference thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that, during such time of reference, had become a Liquidated Contract, plus accrued and unpaid interest thereon to the Due Date for such Contract in the Due Period in which such Contract became a Liquidated Contract, exceeds (ii) the Net Liquidation Proceeds for such Contract.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     AMORTIZATION SCHEDULE: With respect to any Contract, the amortization schedule for such Contract at the time of reference thereto after adjustments for previous Partial Prepayments but without giving effect to any adjustments by reason of the bankruptcy of the Obligor or any similar proceeding or moratorium or any waiver, extension or grace period.

     ANNUAL PERCENTAGE RATE OR APR: As to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

     APPLICANTS: As defined in Section 4.06.

     APPRAISED VALUE: With respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser or an employee of the Servicer who, as part of such employment, regularly appraises manufactured housing units.

     AUTHENTICATING  AGENT:  An  authenticating  agent  appointed  pursuant  to
Section 4.07.

     AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date, either the Group I Available Distribution Amount or the Group II Available Distribution Amount, as applicable, for such Remittance Date.

     AVAILABLE FUNDS SHORTFALL: Either the Group I Available Funds Shortfall or the Group II Available Funds Shortfall, as the case may be.

     AVERAGE SIXTY-DAY DELINQUENCY RATIO: As to any Remittance Date and Group, the arithmetic average of the Sixty-Day Delinquency Ratios for such Remittance Date and the two preceding Remittance Dates. The "Sixty-Day Delinquency Ratio" for a Remittance Date and each Group is the percentage derived from the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Due Period) of all Contracts in such Group (including Contracts in such Group in respect of which the related Manufactured Home has been repossessed but not yet disposed of) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 60 days or more as of the end of the related Due Period and the denominator of which is the Pool Scheduled Principal Balance for such Group for such Remittance Date.

     AVERAGE THIRTY-DAY DELINQUENCY RATIO: As to any Remittance Date and Group, the arithmetic average of the Thirty-Day Delinquency Ratios for such Remittance Date and the two preceding Remittance Dates. The "Thirty-Day Delinquency Ratio" for a Remittance Date and each Group is the percentage derived from the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Due Period) of all Contracts in such Group (including Contracts in such Group in respect of which the related Manufactured Home has been repossessed but not yet disposed of) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 30 days or more as of the end of the related Due Period and the denominator of which is the Pool Scheduled Principal Balance for such Group for such Remittance Date.

     BI-WEEKLY CONTRACT: Any Contract pursuant to which the scheduled level payment of interest and principal is due every 14 days.

     BOOK-ENTRY CERTIFICATE: Any Group I or Group II Certificate registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

     CALL OPTION DATE: The date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance has declined to 10% or less of the Combined Total Original Contract Pool Principal Balance.

     CERTIFICATE: A Certificate for Manufactured Housing Contract Pass-Through Certificates, Series 1999B, executed, countersigned and delivered by the Trustee substantially in the form of Exhibits B-1, B-2, B-3, C-1, C-2 or D and E.

     CERTIFICATE ACCOUNT: Either the Group I Certificate Account or the Group II Certificate Account, as the context requires.

     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Group I or Group II Certificate registered in the name of the Company, the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Servicer and any Group I or Group II Certificate to the extent that, to the knowledge of a Responsible Officer of the Trustee, the Servicer or any Affiliate of the Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest or Fractional Interest, as the case may be, evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect any such consent, waiver, request or demand has been obtained, unless, in the case of the Senior Certificates, all such Certificates of both Groups are held by such Persons or, in the case of the Subordinate Certificates, all such Certificates of both Groups and all Senior Certificates of both Groups are held by such Persons, or such Certificates have been fully paid.

     CERTIFICATE GROUP: The Group comprising the Group I Certificates or the Group II Certificates, as the context requires.

     CERTIFICATE OWNER: With respect to a Group I or Group II Certificate, the Person who is the beneficial owner of a Book-Entry Certificate.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02.

     CERTIFICATE  REGISTRAR:  The Trustee,  or the agent appointed  pursuant to
Section 4.02(a).

     CLASS: Pertaining to Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates,
Class I A-6 Certificates, Class I A-7 Certificates, Class I M-1 Certificates, Class I B-1 Certificates, Class I B-2 Certificates, Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates, Class II B-3 Certificates and/or the Class R Certificate, as the case may be.

     CLASS I A CERTIFICATE: Any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates and/or Class I A-7 Certificates.

     CLASS I A DISTRIBUTION AMOUNT: As to any Remittance Date, the sum of the Class I A-1 Distribution Amount, the Class I A-2 Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount, Class I A-6 Distribution Amount and the Class I A-7 Distribution Amount.

     CLASS I A PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class I A Principal Balance immediately prior to such Remittance Date and whose denominator is the Group I Pool Scheduled Principal Balance immediately prior to such Remittance Date.

     CLASS I A PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6 and Class I A-7 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

     CLASS I A-1 CERTIFICATE: Any one of the Certificates designated Class I A-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-1 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-1 Remittance Rate on the Class I A-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-1 Unpaid Interest Shortfall.

     CLASS I A-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-1 Interest Formula Distribution Amount".

     CLASS I A-1 PRINCIPAL BALANCE: At any time, the Original Class I A-1 Principal Balance minus the sum of all amounts previously distributed on the Class I A-1 Certificates since the Closing Date pursuant to clauses A(ii)(a) and B(ii)(a) of Section 6.01(a) and, in respect of principal on the Class I A-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-1 REMITTANCE RATE: With respect to the first Remittance Date, 5.03875% per annum, and, for any subsequent Remittance Date, the lesser of (a) the sum of (i) LIBOR as of the second LIBOR Business Day prior to the first day of the related Interest Period and (ii) 0.12% (twelve basis points) per annum and (b) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-1 Interest Formula Distribution Amount" and then to any Class I A-1 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-2 CERTIFICATE: Any one of the Certificates designated Class I A-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-2 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-2 Remittance Rate on the Class I A-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-2 Unpaid Interest Shortfall.

     CLASS I A-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-2 Interest Formula Distribution Amount".

     CLASS I A-2 PRINCIPAL BALANCE: At any time, the Original Class I A-2 Principal Balance minus the sum of all amounts previously distributed on the Class I A-2 Certificates since the Closing Date pursuant to clauses A(ii)(b) and B(ii)(b) of Section 6.01(a) and, in respect of principal on the Class I A-2 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-2 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 6.045% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-2 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-2 Interest Formula Distribution Amount" and then to any Class I A-2 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-3 CERTIFICATE: Any one of the Certificates designated Class I A-3, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-3 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-3 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-3 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-3 Remittance Rate on the Class I A-3 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-3 Unpaid Interest Shortfall.

     CLASS I A-3 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-3 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-3 Interest Formula Distribution Amount".

     CLASS I A-3 PRINCIPAL BALANCE: At any time, the Original Class I A-3 Principal Balance minus the sum of all amounts previously distributed on the Class I A-3 Certificates since the Closing Date pursuant to clauses A(ii)(c) and B(ii)(c) of Section 6.01(a) and, in respect of principal on the Class I A-3 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-3 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 6.280% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-3 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-3 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-3 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-3 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-3 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-3 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-3 Interest Formula Distribution Amount" and then to any Class I A-3 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-4 CERTIFICATE: Any one of the Certificates designated Class I A-4, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-4 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-4 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-4 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-4 Remittance Rate on the Class I A-4 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-4 Unpaid Interest Shortfall.

     CLASS I A-4 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-4 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-4 Interest Formula Distribution Amount".

     CLASS I A-4 PRINCIPAL BALANCE: At any time, the Original Class I A-4 Principal Balance minus the sum of all amounts previously distributed on the Class I A-4 Certificates since the Closing Date pursuant to clauses A(ii)(d) and B(ii)(d) of Section 6.01(a) and, in respect of principal on the Class I A-4 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-4 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 6.545% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-4 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-4 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-4 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-4 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-4 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-4 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-4 Interest Formula Distribution Amount" and then to any Class I A-4 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-5 CERTIFICATE: Any one of the Certificates designated Class I A-5, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-5 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-5 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-5 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-5 Remittance Rate on the Class I A-5 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-5 Unpaid Interest Shortfall.

     CLASS I A-5 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-5 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-5 Interest Formula Distribution Amount".

     CLASS I A-5 PRINCIPAL BALANCE: At any time, the Original Class I A-5 Principal Balance minus the sum of all amounts previously distributed on the Class I A-5 Certificates since the Closing Date pursuant to clauses A(ii)(e) and B(ii)(e) of Section 6.01(a) and, in respect of principal on the Class I A-5 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-5 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 6.715% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-5 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-5 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-5 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-5 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-5 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-5 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-5 Interest Formula Distribution Amount" and then to any Class I A-5 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-6 CERTIFICATE: Any one of the Certificates designated Class I A-6, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-6 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-6 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-6 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-6 Remittance Rate on the Class I A-6 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-6 Unpaid Interest Shortfall.

     CLASS I A-6 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-6 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-6 Interest Formula Distribution Amount".

     CLASS I A-6 PRINCIPAL BALANCE: At any time, the Original Class I A-6 Principal Balance minus the sum of all amounts previously distributed on the Class I A-6 Certificates since the Closing Date pursuant to clauses A(ii)(f) and B(ii)(f) of Section 6.01(a) and, in respect of principal on the Class I A-6 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-6 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 6.925% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-6 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-6 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-6 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-6 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-6 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-6 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-6 Interest Formula Distribution Amount" and then to any Class I A-6 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I A-7 CERTIFICATE: Any one of the Certificates designated Class I A-7, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

     CLASS I A-7 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-7 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I A-7 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-7 Remittance Rate on the Class I A-7 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-7 Unpaid Interest Shortfall.

     CLASS I A-7 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-7 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-7 Interest Formula Distribution Amount".

     CLASS I A-7 PRINCIPAL BALANCE: At any time, the Original Class I A-7 Principal Balance minus the sum of all amounts previously distributed on the Class I A-7 Certificates since the Closing Date pursuant to clauses A(iv) and B(iv) of Section 6.01(a) and, in respect of principal on the Class I A-7 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I A-7 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 7.170% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I A-7 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-7 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-7 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-7 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-7 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-7 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-7 Interest Formula Distribution Amount" and then to any Class I A-7 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I B CERTIFICATE: Any one of the Class I B-1 Certificates and/or Class I B-2 Certificates, as the case may be.

     CLASS I B PERCENTAGE: As to any Remittance Date, 100% minus the Class I A Percentage and Class I M-1 Percentage for such Remittance Date.

     CLASS I B PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class I B-1 and Class I B-2 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

     CLASS I B-1 CERTIFICATE: Any one of the Certificates designated Class I B-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-1 and E hereto.

     CLASS I B-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I B-1 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I B-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I B-1 Unpaid Interest Shortfall.

     CLASS I B-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I B-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-1 Interest Formula Distribution Amount".

     CLASS I B-1 PRINCIPAL BALANCE: At any time, the Original Class I B-1 Principal Balance minus the sum of (i) all amounts previously distributed on the Class I B-1 Certificates pursuant to clauses A(viii) and B(viii) of Section 6.01(a) and, in respect of principal on the Class I B-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I B-1 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 8.395% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I B-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I B-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I B-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I B-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I B-1 Interest Formula Distribution Amount" and then to any Class I B-1 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I B-2 CERTIFICATE: Any one of the Certificates designated Class I B-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-1 and E hereto.

     CLASS I B-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I B-2 Certificates on such Remittance Date pursuant to Section 6.01 (excluding the amount of the Group I Guarantee Payment, if any, with respect to such Remittance Date).

     CLASS I B-2 FLOOR AMOUNT: As to any Remittance Date, $8,266,368.37.

     CLASS I B-2 FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) the Class I B-2 Interest Formula Distribution Amount for such Remittance Date and (b) the greater of (x) the Class I B-2 Principal Liquidation Loss Amount for such Remittance Date and (y) an amount equal to the amount, if any, of principal that would be distributable on the Class I B-2 Certificates on such Remittance Date pursuant to clauses (A)(x) or
(B)(x), as the case may be, of Section 6.01(a) hereof, assuming that the Group I Available Distribution Amount for such Remittance Date remaining after distribution of the amounts specified in (x) clauses A(i), A(iii), A(v), A(vii) and A(ix) in the aggregate or (y) clauses B(i), B(iii), B(v), B(vii) and B(ix) in the aggregate, as the case may be, of Section 6.01(a) hereof is at least equal to the Group I Formula Principal Distribution Amount for such Remittance Date.

     CLASS I B-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I B-2 Unpaid Interest Shortfall.

     CLASS I B-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I B-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-2 Interest Formula Distribution Amount".

     CLASS I B-2 PRINCIPAL BALANCE: At any time, the Original Class I B-2 Principal Balance minus the sum of (i) all amounts previously distributed on the Class I B-2 Certificates pursuant to clauses A(x) and B(x) of Section 6.01(a) and, in respect of principal on the Class I B-2 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I B-2 PRINCIPAL LIQUIDATION LOSS AMOUNT: As to any Remittance Date the amount, if any, by which the sum of the Class I A Principal Balance and the Class I B Principal Balance for such Remittance Date exceeds the Group I Pool Scheduled Principal Balance for such Remittance Date, in each case, after giving effect to all distributions on the Certificates on account of principal on such Remittance Date (exclusive of the related Guarantee Payment, if any).

     CLASS I B-2 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 8.750% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I B-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I B-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I B-2 Certificates on any particular Remittance Date, the distribution of interest on the Class I B-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I B-2 Interest Formula Distribution Amount" and then to any Class I B-2 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS I M-1 AND CLASS I B PRINCIPAL DISTRIBUTION TEST: The Class I M-1 and Class I B Principal Distribution Test is met in respect of a Remittance Date if the following conditions are satisfied:

     (i) such Remittance Date is on or after the June 2004 Remittance Date;

     (ii) the Class I M-1 Percentage plus the Class I B Percentage for such Remittance Date is equal to at least 26.250%;

     (iii) the Average Sixty-Day Delinquency Ratio for the Group I Contracts as of such Remittance Date does not exceed 5%;

     (iv) the Average Thirty-Day Delinquency Ratio for the Group I Contracts as of such Remittance Date does not exceed 7%;

     (v) the Cumulative Realized Losses for the Group I Contracts do not exceed
     (x) 7% of the Group I Total Original Contract Pool Principal Balance, as of the June 2004 Remittance Date, (y) 8% of the Group I Total Original Contract Pool Principal Balance as of the June 2005 Remittance Date, and
     (z) 9% of the Group I Total Original Contract Pool Principal Balance as of the June 2006 Remittance Date and thereafter;

     (vi) the Current Realized Loss Ratio for the Group I Contracts as of such Remittance Date does not exceed 2.75%; and

     (vii) the Class I B-2 Principal Balance is not less than the Class I B-2 Floor Amount.

     CLASS I M-1 CERTIFICATE: Any one of the Certificates designated Class I M-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-3 and E hereto.

     CLASS I M-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I M-1 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS I M-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I M-1 Unpaid Interest Shortfall.

     CLASS I M-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I M-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I M-1 Interest Formula Distribution Amount".

     CLASS I M-1 PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class I M-1 Principal Balance immediately prior to such Remittance Date and whose denominator is the Group I Pool Scheduled Principal Balance immediately prior to such Remittance Date.

     CLASS I M-1 PRINCIPAL BALANCE: At any time, the Original Class I M-1 Principal Balance minus the sum of all amounts previously distributed on the Class I M-1 Certificates since the Closing Date pursuant to clauses A(vi) and B(vi) of Section 6.01(a) and, in respect of principal on the Class I M-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

     CLASS I M-1 REMITTANCE RATE: As to any Remittance Date, the lesser of (i) 7.415% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

     CLASS I M-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I M-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I M-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I M-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I M-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I M-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I M-1 Interest Formula Distribution Amount" and then to any Class I M-1 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS II A CERTIFICATE: Any one of the Class II A-1 Certificates.

     CLASS II A DISTRIBUTION AMOUNT: As to any Remittance Date, the Class II A-1 Distribution Amount.

     CLASS II A PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class II A Principal Balance immediately prior to such Remittance Date and whose denominator is the Group II Pool Scheduled Principal Balance immediately prior to such Remittance Date; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II A Percentage shall equal 0% until distribution of principal to the Class II B Certificates on such Remittance Date shall reduce the Class II B Percentage to a percentage equal to 50%.

     CLASS II A PRINCIPAL BALANCE: As to any Remittance Date, the Class II A-1 Principal Balance (before giving effect to distributions on the Certificates on such Remittance Date).

     CLASS II A-1 CERTIFICATE: Any one of the Certificates designated Class II A-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-2 and E hereto.

     CLASS II A-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II A-1 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS II A-1 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, 0.24% (twenty-four basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, 0.48% (forty-eight basis points) per annum.

     CLASS II A-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II A-1 Unpaid Interest Shortfall.

     CLASS II A-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II A-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-1 Interest Formula Distribution Amount".

     CLASS II A-1 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II A-1 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which
(i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II A-1 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II A-1 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II A-1 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II A-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II A-1 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II A-1 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

     CLASS II A-1 PRINCIPAL BALANCE: At any time, the Original Class II A-1 Principal Balance minus the sum of all amounts previously distributed on the Class II A-1 Certificates since the Closing Date pursuant to clauses C(ii) and D(ii) of Section 6.01(a) and, in respect of principal on the Class II A-1 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

     CLASS II A-1 REMITTANCE RATE: With respect to the first Remittance Date, 5.15875% per annum, and, for any subsequent Remittance Date, the lesser of (a) Class II A-1 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

     CLASS II A-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II A-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II A-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II A-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II A-1 Certificates on any particular Remittance Date, the distribution of interest on the Class II A-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II A-1 Interest Formula Distribution Amount" and then to any Class II A-1 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS II B CERTIFICATE: Any one of the Class II B-1 Certificates, Class II B-2 Certificates and/or Class II B-3 Certificates, as the case may be.

     CLASS II B PERCENTAGE: As to any Remittance Date, 100% minus the Class II A Percentage for such Remittance Date; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II B Percentage shall equal 100% until distribution of principal to the Class II B Certificateholders on such Remittance Date shall increase the Class II A Percentage to a percentage equal to 50%; provided, further, on the Remittance Date on which there is a Group II Formula Principal Distribution Amount in excess of the Required Class II B Payment, the Required Class II B Payment shall be distributed to the Class II B Certificates and the remaining Group II Formula Principal Distribution Amount shall be distributed pro rata to the Class II A Certificates and the Class II B Certificates.

     CLASS II B PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class II B-1, Class II B-2 and Class II B-3 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

     CLASS  II  B  PRINCIPAL  DISTRIBUTION  TEST:  The  Class  II  B  Principal
Distribution Test is met in respect of a Remittance Date if the following conditions are satisfied:

     (i) such Remittance Date is on or after the June 2004 Remittance Date;

     (ii) the Class II B Percentage for such Remittance Date is equal to at least 50%;

     (iii) the Average Sixty-Day Delinquency Ratio for the Group II Contracts as of such Remittance Date does not exceed 5%;

     (iv) the Average Thirty-Day Delinquency Ratio for the Group II Contracts as of such Remittance Date does not exceed 7%;

     (v) the Cumulative Realized Losses for the Group II Contracts do not exceed (x) 7% of the Group II Total Original Contract Pool Principal Balance, as of the June 2004 Remittance Date, (y) 8% of the Group II Total Original Contract Pool Principal Balance as of the June 2005 Remittance Date, and (z) 9% of the Group II Total Original Contract Pool Principal Balance as of the June 2006 Remittance Date and thereafter;

     (vi) the Current Realized Loss Ratio for the Group II Contracts as of such Remittance Date does not exceed 2.75%; and

     (vii)  the  sum  of  the   Class  II  B-3   Principal   Balance   and  the
     Overcollateralization Amount is not less than the Group II Certificate Floor Amount.

     CLASS II B-1 CERTIFICATE: Any one of the Certificates designated Class II B-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

     CLASS II B-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-1 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS II B-1 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, 0.42% (forty-two basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, 0.92% (ninety-two basis points) per annum.

     CLASS II B-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-1 Unpaid Interest Shortfall.

     CLASS II B-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-1 Interest Formula Distribution Amount".

     CLASS II B-1 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-1 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which
(i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-1 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-1 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-1 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-1 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-1 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

     CLASS II B-1 PRINCIPAL BALANCE: At any time, the Original Class II B-1 Principal Balance minus the sum of all amounts previously distributed on the Class II B-1 Certificates pursuant to clauses C(iv) and D(iv) of Section 6.01(a) and, in respect of principal on the Class II B-1 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

     CLASS II B-1 REMITTANCE RATE: With respect to the first Remittance Date, 5.33875% per annum, and, for any subsequent Remittance Date, the lesser of (a) Class II B-1 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

     CLASS II B-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II B-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-1 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-1 Interest Formula Distribution Amount" and then to any Class II B-1 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS II B-2 CERTIFICATE: Any one of the Certificates designated Class II B-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

     CLASS II B-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-2 Certificates on such Remittance Date pursuant to Section 6.01.

     CLASS II B-2 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, 2.50% (two hundred and fifty basis points) per annum if such Remittance Date occurs after the Call Option Date, 3.00% (three hundred basis points) per annum.

     CLASS II B-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-2 Unpaid Interest Shortfall.

     CLASS II B-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-2 Interest Formula Distribution Amount".

     CLASS II B-2 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-2 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which
(i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-2 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-2 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-2 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-2 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-2 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-2 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

     CLASS II B-2 PRINCIPAL BALANCE: At any time, the Original Class II B-2 Principal Balance minus the sum of all amounts previously distributed on the Class II B-2 Certificates pursuant to clauses C(vi) and D(vi) of Section 6.01(a) and, in respect of principal on the Class II B-2 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

     CLASS II B-2 REMITTANCE RATE: With respect to the first Remittance Date, 7.41875% per annum, and for any subsequent Remittance Date, the lesser of (a) Class II B-2 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

     CLASS II B-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-2 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-2 Interest Formula Distribution Amount" and then to any Class II B-2 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS II B-3 CERTIFICATE: Any one of the Certificates designated Class II B-3, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

     CLASS II B-3 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-3 Certificates on such Remittance Date pursuant to Section 6.01 (excluding the amount of the Group II Guarantee Payment, if any, with respect to such Remittance Date).

     CLASS II B-3 FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) the Class II B-3 Interest Formula Distribution Amount for such Remittance Date and (b) the greater of (x) the Class II B-3 Principal Liquidation Loss Amount for such Remittance Date and (y) an amount equal to the amount, if any, of principal that would be distributable on the Class II B-3 Certificates on such Remittance Date pursuant to clauses (C)(viii) or (D)(viii), as the case may be, of Section 6.01(a) hereof, assuming that the Group II Available Distribution Amount for such Remittance Date remaining after distribution of the amounts specified in (x) clauses C(i), C(iii), C(v) and C(vii) in the aggregate or (y) clauses D(i), D(iii), D(v) and D(vii) in the aggregate, as the case may be, of Section 6.01(a) hereof is at least equal to the Group II Formula Principal Distribution Amount for such Remittance Date.

     CLASS II B-3 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, 2.80% (two hundred and eighty basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, 3.30% (three hundred and thirty basis points) per annum.

     CLASS II B-3 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-3 Unpaid Interest Shortfall.

     CLASS II B-3 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-3 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-3 Interest Formula Distribution Amount".

     CLASS II B-3 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-3 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which
(i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-3 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-3 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-3 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-3 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-3 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-3 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

     CLASS II B-3 PRINCIPAL BALANCE: At any time, the Original Class II B-3 Principal Balance minus the sum of all amounts previously distributed on the Class II B-3 Certificates pursuant to clauses C(viii) and D(viii) of Section 6.01(a) and, in respect of principal on the Class II B-3 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

     CLASS II B-3 PRINCIPAL LIQUIDATION LOSS AMOUNT: As to any Remittance Date the amount, if any, by which the sum of the Class II A Principal Balance and the Class II B Principal Balance for such Remittance Date exceeds the Group II Pool Scheduled Principal Balance for such Remittance Date, in each case, after giving effect to all distributions on the Certificates on account of principal on such Remittance Date (exclusive of the related Guarantee Payment, if any).

     CLASS II B-3 REMITTANCE RATE: With respect to the first Remittance Date, 7.71875% per annum, and for any subsequent Remittance Date, the lesser of (a) Class II B-3 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

     CLASS II B-3 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-3 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II B-3 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-3 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-3 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-3 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-3 Interest Formula Distribution Amount" and then to any Class II B-3 Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS R CERTIFICATE: The Certificate executed and countersigned as provided herein, substantially in the form set forth in Exhibits D and E hereto.

     CLASS R DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class R Certificate pursuant to Section 6.01.

     CLOSING DATE: May 27, 1999.

     CODE: The Internal Revenue Code of 1986, as amended.

     COMBINED TOTAL ORIGINAL CONTRACT POOL PRINCIPAL BALANCE: The sum of the Group I Total Original Contract Pool Principal Balance and the Group II Total Original Contract Pool Principal Balance.

     COMPANY: Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

     COMPUTER TAPE: The computer tape generated by the Company which provides information relating to the Contracts, and includes the master file and the history file.

     CONTRACT FILE: As to each Contract, other than a Land-and-Home Contract or a Mortgage Loan, (a) the original of the Contract (except for fewer than 15 Contracts, in which case the related Contract File shall contain a photocopy of the original Contract together with a certificate from the Obligor under such Contract certifying that such photocopy is a true copy of the original Contract), and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract; (b) the original title document for the related Manufactured Home of the type issued to lienholders, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of such title documents for such Manufactured Home; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of recording in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction; (d) the assignment of the Contract (which may be in a blanket form that also covers other Contracts or contracts) from the Originator to the Company; and (e) any extension, modification or waiver agreement(s). In addition, as to each Land Secured Contract, the related Mortgage with evidence of recording thereon.

     CONTRACT POOL: The pool of Contracts held in the Trust Fund with respect to each Group.

     CONTRACT RATE ADJUSTMENT DATE: As to each Group II Contract, a date on which the related APR may adjust, as provided in such Contract.

     CONTRACT SCHEDULE: The list (as such list may be amended from time to time) identifying each Contract constituting part of the corpus of the Trust Fund as of the Cut-off Date, and which (a) identifies each Contract by Group, contract number and name and address of the Obligor and (b) sets forth as to each Contract (i) the unpaid principal balance as of the related Transfer Date determined by giving effect to payments received prior to the related Transfer Date, (ii) the amount of each scheduled payment due from the Obligor, and (iii) the APR.

     CONTRACTS: The manufactured housing installment sale contracts and installment loan agreements, including any Land-and-Home Contracts and any Mortgage Loans, described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Company to the Trustee and which are the subject of this Agreement. The Contracts include, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but exclude any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

     CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate business in connection with this Agreement shall be administered, which office at the date of execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001.

     CUSTODIAL AGREEMENT: As defined in Section 2.04(a).

     CUT-OFF DATE: April 26, 1999.

     DEFICIENCY EVENT: The Remittance Date, if any, on which the Group I Pool Scheduled Principal Balance becomes equal to or less than the sum of the Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance, the Class I A-5 Principal Balance and the Class I A-6 Principal Balance.

     DEFINITIVE CERTIFICATES: As defined in Section 4.02(g).

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & CO., as the registered Holder of (i) one Class I A-1 Certificate evidencing $105,000,000 in initial aggregate principal balance of the Class I A-1 Certificates, (ii) one Class I A-2 Certificate evidencing $40,000,000 in initial aggregate principal balance of the Class I A-2 Certificates, (iii) one Class I A-3 Certificate evidencing $63,000,000 in initial aggregate principal balance of the Class I A-3 Certificates, (iv) one Class I A-4 Certificate evidencing $62,000,000 in initial aggregate principal balance of the Class I A-4 Certificates, (v) one Class I A-5 Certificate evidencing $27,000,000 in initial aggregate principal balance of the Class I A-5 Certificates, (vi) one Class I A-6 Certificate evidencing $25,406,000 in initial aggregate principal balance of the Class I A-6 Certificates, (vii) one Class A-7 Certificate evidencing $28,934,000 in the initial aggregate principal balance of the Class I A-7 Certificates, (viii) one Class I M-1 Certificate evidencing $16,534,000 in initial aggregate principal balance of the Class I M-1 Certificates, (ix) one Class I B-1 Certificate evidencing $16,534,000 in initial aggregate principal balance of the Class I B-1 Certificates, (x) one Class I B-2 Certificate evidencing $28,934,000 in initial aggregate principal balance of the Class I B-2 Certificates, (xi) one Class II A-1 Certificate evidencing $81,547,000 in initial aggregate principal balance of Class II A-1 Certificates, (xii) one Class II B-1 Certificate evidencing $11,349,000 in initial aggregate principal balance of Class II B-1 Certificates, (xiii) one Class II B-2 Certificate evidencing $6,071,000 in initial aggregate principal balance of Class II B-2 Certificates and (xiv) one Class II B-3 Certificate evidencing $6,598,000 in initial aggregate principal balance of Class II B-3 Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     DEPOSITORY  PARTICIPANT:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: The fifth Business Day prior to each Remittance Date.

     DISTRIBUTION ACCOUNT: The custodial account or accounts created and maintained with respect to each Certificate Group pursuant to Section 5.18.

     DUE DATE: The day of the month (or in the case of a Bi-weekly Contract or Semi-Monthly Contract, each day in the month) on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace.

     DUE PERIOD: With respect to the first Remittance Date, the period commencing on April 26, 1999 and ending on May 25, 1999. With respect to any Remittance Date after the first Remittance Date, the period commencing on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

     ELECTRONIC LEDGER: The electronic master record of the Company's manufactured housing installment sales contracts and installment loan agreements clearly identifying each Contract that is part of the corpus of the Trust Fund.

     ELIGIBLE ACCOUNT: An account that is either (i) maintained with a depository institution the commercial paper or short-term unsecured debt obligations of which is rated "A-1" by S&P and "F-1+" by Fitch, (ii) a trust account maintained with the Trustee in its corporate trust department or (iii) otherwise acceptable to the Rating Agencies, as evidenced by a letter from the Rating Agencies, without a reduction or withdrawal of the rating of the Certificates.

     ELIGIBLE INVESTMENTS: One or more of the following:

     (a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the two highest rating category available from such Rating Agency; and provided further that the short-term debt obligations of the party agreeing to repurchase shall be at the time rated "A-1+" by S&P and "F-1+" by Fitch;

     (c) federal funds, certificates of deposit, time deposits, demand deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term obligations of such depository institution or trust company shall be at the time rated "A-1+" by S&P and "F-1+" by Fitch;

     (d) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that such commercial paper shall be at the time rated "A-1+" by S&P and "F-1+" by Fitch;

     (e) any money market fund rated "A-1+" by S&P and "AAA" by Fitch; and

     (f) other obligations or securities that are acceptable to the Rating Agencies as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Certificates, as evidenced by a letter to such effect from the Rating Agencies;

provided, however, that no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument.

     ELIGIBLE SUBSTITUTE CONTRACT: As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Section
3.02 and does not cause any of the  representations  and  warranties in Section
3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment or payments due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has an APR that is at least equal to the APR of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, (e) has not been delinquent for more than 31 days as to any scheduled payment due within twelve months of the date of its substitution, (f) if the Replaced Contract is secured by a Manufactured Home which was new at the time of origination, it shall be replaced by a new Eligible Substitute Contract, (g) if the Replaced Contract is secured by a Manufactured Home which is a double-wide, the Eligible Substitute Contract shall be a double-wide, (h) if the Replaced Contract is a Group I Contract, has a fixed APR, and (i) if the Replaced Contract is a Group II Contract, (1) has a Lifetime Cap no lower than (and not more than two percentage points higher than) the Lifetime Cap of the Replaced Contract and a Minimum APR no lower than (and not more than one percentage point higher than) the Minimum APR of the Replaced Contract, (2) has the same index and Periodic Cap as that of the Replaced Contract and a Gross Margin not less than that of the Replaced Contract and, if Group II Contracts having an aggregate outstanding principal balance equaling 1% or more of the aggregate principal balance of the Group II Contracts as of the Cut-off Date have become Replaced Contracts, not more than two percentage points higher than that of the Replaced Contract, (3) has Contract Rate Adjustment Dates that are no less frequent than the Contract Rate Adjustment Dates of the Replaced Contract and (4) will not permit conversion of the related adjustable APR to a fixed APR. Notwithstanding the foregoing, in the event that on any date more than one Eligible Substitute Contract is substituted for one or more Replaced Contracts, the requirement set forth in clause (b) above with respect to Scheduled Principal Balance may be satisfied if the aggregate of the Scheduled Principal Balances of such Eligible
Substitute Contracts is not greater than the aggregate of the Scheduled Principal Balances of such Replaced Contracts; the requirement set forth in clause (c) above with respect to APR may be satisfied if the weighted average APR of such Eligible Substitute Contracts is at least equal to the weighted average APR of such Replaced Contracts (provided that the APR of each Eligible Substitute Contract to be substituted for a Group I Contract shall be equal to or greater than the Group I Weighted Average Net Contract Rate); the requirement set forth in clause (d) above with respect to remaining term to scheduled maturity may be satisfied if the weighted average remaining term to scheduled maturity of such Eligible Substitute Contracts is not greater than the weighted average remaining term to scheduled maturity of such Replaced Contracts; provided that no Eligible Substitute Contract shall have a scheduled maturity date later than June 15, 2029.

     ESCALATING PRINCIPAL PAYMENT CONTRACT: Contracts which provide for an annual increase in monthly payments over the first five years of the term of the Contract, and at year six, the Contract is fully amortized for the remainder of the term of the Contract, based on the balance of the Contract at year six, providing for level payments for the remainder of the term of the Contract.

     EVENT OF DEFAULT: Any one of the events described in Section 9.01 hereof.

     EXCESS OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date, the amount, if any, by which (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance Date pursuant to Section 6.01(a)) exceeds (y) the Required Overcollateralization Amount for such Remittance Date.

     EXTENSION FEE: Any extension fee paid by the Obligor on a Contract.

     FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to Section 5.10.

     FILE: A Contract  File,  Land-and-Home  Contract  File or a Mortgage  Loan
File.

     FIRST REMITTANCE DATE: June 7, 1999.

     FITCH: Fitch IBCA, Inc. or its successor in interest.

     FIXED RATE CERTIFICATES: The Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates.

     FLOATING RATE CERTIFICATES: The Class I A-1 and Group II Certificates.

     FORMULA PRINCIPAL DISTRIBUTION AMOUNT: As to any Remittance Date and each Group, an amount equal to the sum of (a) all scheduled payments of principal due on each Outstanding Contract in such Group during the Due Period immediately preceding the month in which such Remittance Date occurs, (b) all Partial Prepayments received with respect to Contracts in such Group during such Due Period, (c) the Scheduled Principal Balance of each Contract in such Group for which a Principal Prepayment in Full was received during such Due Period, (d) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such Due Period, (e) the Scheduled Principal Balance of each Contract in such Group that was purchased during such Due Period pursuant to Section 3.05 and (f) any previously undistributed shortfalls in the distribution of the amounts in clauses (a) through (e) in respect of such Group in respect of prior Remittance Dates (other than any such shortfall with respect to which a Guarantee Payment has been made to the Class I B-2 Certificateholders (in the case of the Group I Certificates) or the Class II B-3 Certificateholders (in the case of the Group II Certificates)).

     FRACTIONAL  INTEREST:  As to any Certificate of any Class,  the product of
(a) the Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Principal Balance of such Class by the sum of the Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance, the Class I B-2 Principal Balance, Class I A-7 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal
Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

     GROSS MARGIN: With respect to each Group II Contract, the percentage set forth in the related Contract to be added to the related index for use in determining such Contract's APR on each date of adjustment thereof.

     GROUP: Either Group I or Group II, as the context requires.

     GROUP I: With respect to the Contracts, the Group I Contracts, and with respect to the Certificates, the Group I Certificates. When the words "Group I" immediately precede another defined term herein, the application of such term will be limited to the Group I Contracts and/or the Group I Certificates.

     GROUP I AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date, (a) the sum of (i) the amount on deposit in the Group I Certificate Account as of the end of the Due Period ending immediately prior to such Remittance Date, and
(ii) the Monthly Advance with respect to Group I made in respect of such Remittance Date reduced by (b) the sum of (i) scheduled payments of principal and interest for Group I Contracts due after such Due Period, (ii) amounts permitted to be withdrawn by the Servicer from the Group I Certificate Account pursuant to clauses (i) through (v), inclusive, and (vii) of Section 6.02, and
(iii) all Group I Interest Deficiency Withdrawals, if any, made by the Servicer with respect to the preceding Remittance Date pursuant to Section 6.02(ix).

     GROUP I AVAILABLE FUNDS SHORTFALL: As to any Remittance Date, the amount, if any, by which the Group I Available Distribution Amount is less than the amount required to be distributed on the Group I Certificates on such Remittance Date pursuant to clauses A(i) through (x) or clauses B(i) through
(x), as applicable, of Section 6.01(a).

     GROUP I CERTIFICATE: Any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5
Certificates, Class I A-6 Certificates, Class I A-7 Certificates, Class I M-1 Certificates, Class I B-1 Certificates or Class I B-2 Certificates.

     GROUP I CERTIFICATE ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 5.05 with respect to the Group I Contracts.

     GROUP I CONTRACT: Each Contract sold to the Trust which bears interest at a fixed rate.

     GROUP I CUMULATIVE REALIZED LOSSES: As to any Remittance Date, the Aggregate Net Liquidation Losses for Group I Contracts for the period from the Cut-off Date through the end of the related Due Period.

     GROUP I CURRENT REALIZED LOSS RATIO: As to any Remittance Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for Group I Contracts for the three preceding Due Periods and the denominator of which is the arithmetic average of the Group I Pool Scheduled Principal Balances for such Remittance Date and the preceding two Remittance Dates.

     GROUP I INTEREST DEFICIENCY WITHDRAWAL: With respect to any Remittance Date, sum of the Interest Deficiency Withdrawals with respect to the Class I A-7 Certificates, the Class I M-1 Certificates and the Class I B-1 Certificates.

     GROUP I INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of the Class I A-1 Interest Formula Distribution Amount, Class I A-2 Interest Formula Distribution Amount, Class I A-3 Interest Formula Distribution Amount, Class I A-4 Interest Formula Distribution Amount, Class I A-5 Interest Formula Distribution Amount, Class I A-6 Interest Formula Distribution Amount, Class I A-7 Interest Formula Distribution Amount, Class I M-1 Interest Formula Distribution Amount, Class I B-1 Interest Formula Distribution Amount and Class I B-2 Interest Formula Distribution Amount.

     GROUP I MONTHLY SERVICING FEE: With respect to any Remittance Date, an amount equal to one-twelfth of 1.25% of the Group I Pool Scheduled Principal Balance for such Remittance Date.

     GROUP I REMAINING AMOUNT AVAILABLE: As to any Remittance Date, the Group I Available Distribution Amount less the sum of the Class I A Distribution Amount and the Class I B-1 Distribution Amount.

     GROUP I WEIGHTED AVERAGE NET CONTRACT RATE: As to any Remittance Date and the Group I Contracts, the per annum rate equal to (i) the weighted average of the Annual Percentage Rates borne by the Group I Contracts and applicable to scheduled payments due in the Due Period preceding such Remittance Date less
(ii) (x) if the Company is the Servicer, 0.00% or (y) if the Company is no longer the Servicer, 1.25%.

     GROUP II: With respect to the Contracts, the Group II Contracts, and with respect to the Certificates, the Group II Certificates. When the words "Group II" immediately precede another defined term herein, the application of such term will be limited to the Group II Contracts and/or the Group II Certificates.

     GROUP II AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date, (a) the sum of (i) the amount on deposit in the Group II Certificate Account as of the end of the Due Period ending immediately prior to such Remittance Date, and
(ii) the Monthly Advance with respect to Group II made in respect of such Remittance Date reduced by (b) the sum of (i) scheduled payments of principal and interest for Group II Contracts due after such Due Period and (ii) amounts permitted to be withdrawn by the Servicer from the Group II Certificate Account pursuant to clauses (i) through (v), inclusive, and (vii) of Section 6.02 and
(iii) all Group II Interest Deficiency Withdrawals, if any, made by the Servicer with respect to the preceding Remittance Date pursuant to Section 6.02(ix).

     GROUP II AVAILABLE FUNDS SHORTFALL: As to any Remittance Date, the amount, if any, by which the Group II Available Distribution Amount is less than the amount required to be distributed on the Group II Certificates on such Remittance Date pursuant to clauses C(i) through (viii) or clauses D(i) through
(viii), as applicable, of Section 6.01(a).

     GROUP II CERTIFICATE: Any one of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates or Class II B-3 Certificates.

     GROUP II CERTIFICATE ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 5.05 with respect to the Group II Contracts.

     GROUP  II  CERTIFICATE   FLOOR  AMOUNT:   As  to  any   Remittance   Date,
$2,111,316.61.

     GROUP II CONTRACT: Each Contract sold to the Trust which bears interest at a variable rate.

     GROUP II CUMULATIVE REALIZED LOSSES: As to any Remittance Date, the Aggregate Net Liquidation Losses for Group II Contracts for the period from the Cut-off Date through the end of the related Due Period.

     GROUP II CURRENT REALIZED LOSS RATIO: As to any Remittance Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for Group II Contracts for the three preceding Due Periods and the denominator of which is the arithmetic average of the Group II Pool Scheduled Principal Balances for such Remittance Date and the preceding two Remittance Dates.

     GROUP II INTEREST DEFICIENCY WITHDRAWAL: With respect to any Remittance Date, the sum of the Interest Deficiency Withdrawals with respect to the Class II B-1 Certificates and the Class II B-2 Certificates.

     GROUP II INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of the Class II A-1 Interest Formula Distribution Amount, Class II B-1 Interest Formula Distribution Amount, Class II B-2 Interest Formula Distribution Amount and Class II B-3 Interest Formula Distribution Amount.

     GROUP II MONTHLY SERVICING FEE: With respect to any Remittance Date, an amount equal to one-twelfth of 1.25% of the Group II Pool Scheduled Principal Balance for such Remittance Date. GROUP II REMAINING AMOUNT AVAILABLE: As to any Remittance Date, the Group II Available Distribution Amount less the sum of the Class II A Distribution Amount, the Class II B-1 Distribution Amount and the Class II B-2 Distribution Amount.

     GROUP II WEIGHTED AVERAGE CONTRACT RATE: As to any Remittance Date and the Group II Contracts, the per annum rate equal to the weighted average of the Annual Percentage Rates borne by the Group II Contracts and applicable to scheduled payments due in the Due Period preceding such Remittance Date.

     GUARANTEE PAYMENT: As to any Remittance Date and the Group I Certificates, the amount, if any, by which (a) the Class I B-2 Formula Distribution Amount for such Remittance Date exceeds (b) the Group I Remaining Amount Available. As to any Remittance Date and the Group II Certificates, the amount, if any, by which (a) the Class II B-3 Formula Distribution Amount for such Remittance Date exceeds (b) the Group II Remaining Amount Available.

     GUARANTEE REIMBURSEMENT AMOUNT: As to each Certificate Group and any Remittance Date, an amount equal to the lesser of (a) the related Available Distribution Amount for such Remittance Date less the portion thereof that represents the sum of the amounts (i) distributed on the related Certificates (other than the Class R Certificate) on such Remittance Date, (ii) distributed in respect of the Available Funds Shortfall, if any, of the other Certificate Group on such Remittance Date and (iii) paid to the Servicer in respect of the Monthly Servicing Fee pursuant to clause A(xi) or B(xi) (in the case of Group I Guarantee Payments) or pursuant to clause C(xii) or D(xii) (in the case of Group II Guarantee Payments) on such Remittance Date and (b) the aggregate amount of outstanding Guarantee Payments relating to such Certificate Group that remain unreimbursed as of such Remittance Date.

     HAZARD INSURANCE POLICY: With respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in
Section 5.09, and which, as provided in Section 5.09, may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 5.09.

     INDEX: As to any Group II Contract, the published rate upon which the related Remittance Rate is calculated.

     INITIAL  PRINCIPAL  AMOUNT:   With  respect  to  the  Group  I  Contracts,
$413,342,481.26. With respect to the Group II Contracts, $105,565,830.29.

     INITIAL REQUIRED OVERCOLLATERALIZATION AMOUNT: $3,694,804.

     INTEREST DEFICIENCY AMOUNT: With respect to the Class I A-7 Certificates, the Class I M-1 Certificates, the Class I B-1 Certificates, the Class II B-1 Certificates and the Class II B-2 Certificates and any Remittance Date, the Interest Formula Distribution Amount with respect to each such Class remaining unpaid after application of the related Available Distribution Amount in accordance with Section 6.01(a).

     INTEREST DEFICIENCY WITHDRAWAL: With respect to any Remittance Date and:

          (i)  the Class I A-7 Certificates,

               (a)

                    (1) if such Remittance Date occurs between June 1, 1999 and May 31, 2000 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 7.50% of the Initial Principal Amount of the Group I Contracts, zero;

                    (2) if such Remittance Date occurs between June 1, 2000 and May 31, 2001 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 12.75% of the Initial Principal Amount of the Group I Contracts, zero;

                    (3) if such Remittance Date occurs between June 1, 2001and May 31, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 18.00% of the Initial Principal Amount of the Group I Contracts, zero; and

                    (4) if such Remittance Date occurs after June 1, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 21.50% of the Initial Principal Amount of the Group I Contracts, zero; or

               (b)  the lesser of

                    (1) the applicable Interest Deficiency Amount; and

                    (2) the amount remaining on deposit in the Group I Certificate Account after withdrawal of the Available Distribution Amount;


          (ii) the Class I M-1 Certificates,

               (a)

                    (1) if such Remittance Date occurs between June 1, 1999 and May 31, 2000 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 6.00% of the Initial Principal Amount of the Group I Contracts, zero;

                    (2) if such Remittance Date occurs between June 1, 2000 and May 31, 2001 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 10.25% of the Initial Principal Amount of the Group I Contracts, zero;

                    (3) if such Remittance Date occurs between June 1, 2001and May 31, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 14.5% of the Initial Principal Amount of the Group I Contracts, zero; and

                    (4) if such Remittance Date occurs after June 1, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 17.0% of the Initial Principal Amount of the Group I Contracts, zero; or

               (b)  the lesser of

                    (1) the applicable Interest Deficiency Amount; and

                    (2) the amount remaining on deposit in the Group I Certificate Account after making the Class I A-7 Interest Deficiency Withdrawal;

          (iii) the Class I B-1 Certificates,

               (a)

                    (1) if such Remittance Date occurs between June 1, 1999 and May 31, 2000 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 5.25% of the Initial Principal Amount of the Group I Contracts, zero,

                    (2) if such Remittance Date occurs between June 1, 2000 and May 31, 2001 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 9.00% of the Initial Principal Amount of the Group I Contracts, zero,

                    (3) if such Remittance Date occurs between June 1, 2001 and May 31, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 12.75% of the Initial Principal Amount of the Group I Contracts, zero; and

                    (4) if such Remittance Date occurs after June 1, 2002 and the Group I Cumulative Realized Losses as of such Remittance Date are greater than 15.0% of the Initial Principal Amount of the Group I Contracts, zero; or

               (b)  the lesser of

                    (1) the applicable Interest Deficiency Amount; and

                    (2) the amount remaining on deposit in the Group I Certificate Account after making the Class I M-1 Interest Deficiency Withdrawal;

          (iv) the Class II B-1 Certificates,

               (a)

                    (1) if such Remittance Date occurs between June 1, 1999 and May 31, 2000 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 8.50% of the Initial Principal Amount of the Group II Contracts, zero;

                    (2) if such Remittance Date occurs between June 1, 2000 and May 31, 2001 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 14.50% of the Initial Principal Amount of the Group II Contracts, zero;

                    (3) if such Remittance Date occurs between June 1, 2001 and May 31, 2002 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 20.25% of the Initial Principal Amount of the Group II Contracts, zero; and

                    (4) if such Remittance Date occurs after June 1, 2002 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 24.00% of the Initial Principal Amount of the Group II Contracts, zero; or

               (b)  the lesser of

                    (1) the applicable Interest Deficiency Amount; and

                    (2)  the  amount  remaining  on  deposit  in the  Group  II
                    Certificate Account after withdrawal of the Available Distribution Amount; and

          (v)  the Class II B-2 Certificates,

               (a)

                    (1) if such Remittance Date occurs between June 1, 1999 and May 31, 2000 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 6.00% of the Initial Principal Amount of the Group II Contracts, zero;

                    (2) if such Remittance Date occurs between June 1, 2000 and May 31, 2001 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 10.00% of the Initial Principal Amount of the Group II Contracts, zero;

                    (3) if such Remittance Date occurs between June 1, 2001 and May 31, 2002 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 14.25% of the Initial Principal Amount of the Group II Contracts, zero; and

                    (4) if such Remittance Date occurs after June 1, 2002 and the Group II Cumulative Realized Losses as of such Remittance Date are greater than 16.75% of the Initial Principal Amount of the Group II Contracts, zero; or

               (b)  the lesser of

                    (1) the applicable Interest Deficiency Amount; and

                    (2) the amount remaining on deposit in the Group II Certificate Account after making the Class II B-1 Interest Deficiency Withdrawal.

     INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, the Class I A-1 Interest Formula Distribution Amount, the Class I A-2 Interest Formula Distribution Amount, the Class I A-3 Interest Formula Distribution Amount, the Class I A-4 Interest Formula Distribution Amount, the Class I A-5 Interest
Formula Distribution Amount, the Class I A-6 Interest Formula Distribution Amount, the Class I A-7 Interest Formula Distribution Amount, the Class I M-1 Interest Formula Distribution Amount, the Class I B-1 Interest Formula Distribution Amount, the Class I B-2 Interest Formula Distribution Amount, the Class II A-1 Interest Formula Distribution Amount, the Class II B-1 Interest Formula Distribution Amount, the Class II B-2 Interest Formula Distribution Amount and the Class II B-3 Interest Formula Distribution Amount, as applicable.

     INTEREST PERIOD: With respect to the Class I A-1 Certificates and each Class of Group II Certificates and any Remittance Date, the period commencing on the preceding Remittance Date (or in the case of the first Remittance Date, the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Group I Certificates (other than the Class I A-1 Certificates) and any Remittance Date, the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

     LAND-AND-HOME CONTRACT: A Contract that is secured by a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     LAND-AND-HOME CONTRACT FILE: With respect to each Land-and-Home Contract,

     (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

     (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

     (c)  with  respect  to  any  Land-and-Home   Contract  not  originated  by
     Vanderbilt,   the  assignment  of  the  Land-and-Home  Contract  from  the originator to Vanderbilt with evidence of recording thereon;

     (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

     (e) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts, an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; provided, however, if Vanderbilt ------------------ fails to deliver such an Opinion of Counsel for any such states, with respect to the Land-and-Home Contracts located in those states, Vanderbilt shall provide an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or the separate trustee, as applicable; and

     (f)  any  extension,   waiver  or  modification   agreement(s)   for  each
     Land-and-Home Contract on the Schedule.

     LAND SECURED CONTRACT: A Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a Mortgage on real estate on which the related Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     LATE PAYMENT FEES: Any late payment fees paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

     LIBOR: As to any date, the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBOR Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Seller after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Remittance Date.

     LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     LIFETIME CAP: With respect to a Group II Contract, the maximum APR, if any, that may be borne by such Contract over its term, as set forth as such therein; provided, however, that solely for the purposes of calculating the Weighted Average Lifetime Cap on any given date, each Group II Contract as to which a maximum APR has not been set forth in such Contract shall be deemed to have a Lifetime Cap equal to its APR on such date.

     LIMITED GUARANTEE: The obligation of CHI to make Guarantee Payments as set forth in Section 6.05.

     LIQUIDATED CONTRACT: Any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     LIQUIDATION EXPENSES: All reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property are disposed of, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to
Section 5.06 or 5.09 (to the extent such amount is reimbursable under the terms of Section 5.06 or 5.09, as the case may be) respecting such Contract and any unreimbursed expenditures for property taxes or for property restoration or preservation that are related to such liquidation.

     LIQUIDATION PROCEEDS: Cash (including insurance proceeds other than those applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home (including for this purpose the Original Value of any Mortgaged Property not constituting a part of the Manufactured Home).

     MANUFACTURED HOME: A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     MINIMUM APR: With respect to a Group II Contract, the minimum APR, if any, that may be borne by such Contract over its term, as set forth as such therein.

     MONTHLY ADVANCE: As to any Remittance Date and the Contracts of each Group, the aggregate of all scheduled payments of principal and interest which were due during the related Due Period on any such Contracts that remained Outstanding at the end of such Due Period and were not collected during such Due Period, exclusive of any such scheduled payment which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such scheduled payment were made.

     MONTHLY ADVANCE REIMBURSEMENT AMOUNT: Any amount received or deemed to be received by the Servicer pursuant to Section 6.04(c) in reimbursement of a Monthly Advance made out of its own funds.

     MONTHLY EXCESS SPREAD: As to Group I and any Remittance Date, the portion, if any, of the Group I Available Distribution Amount remaining after the distribution on such Remittance Date of the amounts specified in clauses A(i) through (x) or clauses B(i) through (x), as applicable, of Section 6.01(a). As to Group II and any Remittance Date, the portion, if any, of the Group II Available Distribution Amount (other than any portion thereof representing the Overcollateralization Reduction Amount, if any, for such Remittance Date) remaining after the distribution on such Remittance Date of the amounts specified in clauses C(i) through (viii) or clauses D(i) through (viii), as applicable, of Section 6.01(a).

     MONTHLY REPORT: The monthly report described in Section 7.01.

     MONTHLY SERVICING FEE: With respect to each Group of Contracts and any Remittance Date, an amount equal to one-twelfth of 1.25% of the Pool Scheduled Principal Balance for such Group for such Remittance Date.

     MORTGAGE: The mortgage or deed of trust creating a lien on an estate in fee simple interest in the real property securing a Contract.

     MORTGAGE LOANS: The mortgage loans or deeds of trust secured by a mortgage or deed of trust of one- to four-family residential properties, described in the Contract Schedule and constituting part of the corpus of the Trust, which are to be sold and assigned by the Company to the Trustee and which are the subject of this Agreement. The Mortgage Loans include, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but exclude any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

     MORTGAGE LOAN FILE: With respect to each Mortgage Loan,

     (a) the original related Mortgage, with evidence of recording indicated thereon, and the original related mortgage note, if any;

     (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

     (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or the separate trustee, as applicable; and

     (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

     MORTGAGED PROPERTY: The property subject to a Mortgage.

     NET FUNDS CAP: As to any Remittance Date, the per annum rate equal to a fraction, expressed as a percentage, (A) whose numerator equals the amount by which (i) the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Remittance Date exceeds (ii) the sum of (1) the product of (a) one-twelfth of the Group II Pool Scheduled Principal Balance on the first day of the Due Period immediately preceding the month in which such Remittance Date occurs and (b)(x) if the Company is the Servicer, 0.00%, or (y) if the Company is no longer the Servicer, 1.25% and (2) the product of (a) one-twelfth of the Group II Pool Scheduled Principal Balance on the first day of the Due Period immediately preceding the month in which such Remittance Date occurs and (b)(x) if the Overcollateralization Amount is less than the Required Overcollateralization Amount for such Remittance Date, 0.75% and (y) if the Overcollateralization Amount is greater than or equal to the Required
Overcollateralization Amount for such Remittance Date, 0.00%, and (B) whose denominator equals the product of (i) the aggregate Principal Balance of the Group II Certificates and (ii) the actual number of days elapsed in the Interest Period divided by 360.

     NET  LIQUIDATION  PROCEEDS:  As to any  Liquidated  Contract,  Liquidation
Proceeds net of the sum of (i) Liquidation Expenses and (ii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or any related Mortgaged Property that is senior to the interest of the Trust Fund.

     NON RECORDATION OPINION: As defined in Section 2.04(c).

     NONRECOVERABLE ADVANCE: Any advance made or proposed to be made pursuant to Section 6.04, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     OBLIGOR: Each Person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     OFFICER'S CERTIFICATE: A certificate signed by the President, a Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Company or the Servicer, as appropriate, and delivered to the Trustee as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may be the counsel for the Company or the Servicer and who shall be acceptable to the Trustee.

     ORIGINAL CLASS I A-1 PRINCIPAL BALANCE: $105,000,000

     ORIGINAL CLASS I A-2 PRINCIPAL BALANCE: $40,000,000.

     ORIGINAL CLASS I A-3 PRINCIPAL BALANCE: $63,000,000.

     ORIGINAL CLASS I A-4 PRINCIPAL BALANCE: $62,000,000.

     ORIGINAL CLASS I A-5 PRINCIPAL BALANCE: $27,000,000.

     ORIGINAL CLASS I A-6 PRINCIPAL BALANCE: $25,406,000.

     ORIGINAL CLASS I A-7 PRINCIPAL BALANCE: $28,934,000.

     ORIGINAL CLASS I M-1 PRINCIPAL BALANCE: $16,534,000.

     ORIGINAL CLASS I B-1 PRINCIPAL BALANCE: $16,534,000

     ORIGINAL CLASS I B-2 PRINCIPAL BALANCE: $28,934,000.

     ORIGINAL CLASS II A-1 PRINCIPAL BALANCE: $81,547,000.

     ORIGINAL CLASS II B-1 PRINCIPAL BALANCE: $11,349,000. ORIGINAL CLASS II B-2 PRINCIPAL BALANCE: $6,071,000.

     ORIGINAL CLASS II B-3 PRINCIPAL BALANCE: $6,598,000.

     ORIGINAL VALUE: With respect to any Manufactured Home that was new at the time the related Contract was originated, the sum of the down payment
(including the value allocated to any trade-in unit or land pledged as additional security or in lieu of the down payment), the original amount financed on the related Contract, which may include sales and other taxes and premiums for related insurance, and, in the case of a Land-and-Home Contract, the value of the land securing the Contract as estimated by the dealer. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home (including, for this purpose, any Mortgaged Property not constituting a part of the Manufactured Home), plus sales and other taxes and, to the extent financed under such Contract, premiums for related insurance.

     ORIGINATOR: Any of the originators of Acquired Contracts listed in Exhibit J hereto.

     OUTSTANDING: With respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been purchased pursuant to Section 3.05 prior to such time of reference.

     OUTSTANDING AMOUNT ADVANCED: As to any Remittance Date and each Group, the aggregate of all Monthly Advances remitted by the Servicer out of its own funds pursuant to Section 6.04 with respect to such Group, less the aggregate of all related Monthly Advance Reimbursement Amounts actually received prior to such Remittance Date.

     OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date, an amount equal to the difference between the Group II Pool Scheduled Principal Balance as of the end of the immediately preceding Due Period and the aggregate Principal Balance of the Group II Certificates on such Remittance Date (after taking into account all other distributions to be made on such Remittance Date pursuant to
Section 6.01(a)).

     OVERCOLLATERALIZATION REDUCTION AMOUNT: As to any Remittance Date, an amount equal to the least of (i) that portion of the Group II Available Distribution Amount for such Remittance Date that, absent the existence of any Excess Overcollateralization Amount, would be distributed in payment of the Group II Formula Principal Distribution Amount on such Remittance Date pursuant to paragraph C. or D., as applicable, of Section 6.01(a), (ii) the Excess Overcollateralization Amount, if any, on such Remittance Date and (iii) the Group II Formula Principal Distribution Amount for such Remittance Date.

     OWNERSHIP INTEREST: As defined in Section 4.08(b).

     PARTIAL PREPAYMENT: Any Principal Prepayment other than a Principal Prepayment in Full.

     PAYING AGENT: Any paying agent appointed pursuant to Section 4.05.

     PERCENTAGE INTEREST: As to any Certificate of any Class, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all of the outstanding Certificates of such Class (or, in the case of the Class R Certificate, being equal to the percentage specified on the face of such Class R Certificate).

     PERIODIC CAP: With respect to a Group II Contract, the provision in each Group II Contract that limits permissible increases and decreases in such Contract's APR on any date on which such APR adjusts pursuant to the terms of such Contract.

     PERMITTED TRANSFEREE: As defined in Section 4.08(b).

     PERSON:   Any  individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated  organization  or
government or any agency or political subdivision thereof.

     PLAN ASSETS: As defined in Section 4.02(b).

     POOL FACTOR: As of any Remittance Date and as to any Class of Certificates, the percentage obtained by dividing the Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance, the Class I A-5 Principal Balance, the Class I A-6 Principal Balance, the Class I A-7 Principal Balance, the Class I M-1 Principal Balance, the Class I B-1 Principal Balance, the Class I B-2 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal
Balance, the Class II B-2 Principal Balance or the Class II B-3 Principal Balance, as the case may be (after giving effect to the distribution on such Remittance Date), by the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I A-7 Principal Balance, the Original Class I M-1 Principal Balance, the Original Class I B-1 Principal Balance, the Original Class I B-2 Principal Balance, the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance or the Original Class II B-3 Principal Balance, respectively, carried out to seven decimal places.

     POOL SCHEDULED PRINCIPAL BALANCE: As to any Remittance Date and with respect to any Group, the Total Original Contract Pool Principal Balance for such Group less the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (f) of the related definition of "Formula Principal Distribution Amount") for all prior Remittance Dates.

     PRINCIPAL BALANCE: The Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance, the Class I A-5 Principal Balance, the Class I A-6 Principal Balance, the Class I A-7 Principal Balance, the Class I M-1 Principal Balance, the Class I B-1 Principal Balance, the Class I B-2 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal Balance, the Class II B-2 Principal Balance or the Class II B-3 Principal Balance, as applicable.

     PRINCIPAL PREPAYMENT: (i) Subject to clause (ii) of this definition, with respect to any Due Date for a Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) received on or prior to such Due Date
(but after the immediately preceding Due Date) that exceeds the amount necessary to bring such Contract current as of such Due Date and that the Obligor has notified or confirmed with the Servicer are to be treated as a prepayment of principal; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the APR to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Due Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the scheduled payment on such Contract due in such Due Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment specified in clause
(ii) of the definition of the term "Principal Prepayment".

     RATING AGENCIES: S&P and Fitch.

     RECORD DATE: With respect to the initial Remittance Date and the Group I and Group II Certificates, the Closing Date. With respect to any Remittance Date thereafter and the Fixed Rate Certificates and the Class R Certificate, the close of business of the last Business Day of the month preceding the month of the related Remittance Date. With respect to any Remittance Date after the initial Remittance Date and the Floating Rate Certificates, the Business Day preceding the related Remittance Date. In the event that a Definitive Certificate is issued with respect to a Class of Certificates, the Record Date with respect to such Class will be the close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     RECORDED DOCUMENTS: As defined in Section 2.04.

     REFERENCE BANK RATE: As to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the related Class Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Seller after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding related Class Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

     REFERENCE BANKS: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Trustee.

     REMIC:  A real estate  mortgage  investment  conduit within the meaning of
Section 860D(a) of the Code.

     REMIC CERTIFICATE MATURITY DATE: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REMITTANCE DATE: The 7th day of any month, or if such 7th day is not a Business Day, the first Business Day immediately following the 7th day of the month, commencing with June 7, 1999.

     REMITTANCE RATE: As to each Class of Certificates, the Class I A-1 Remittance Rate, the Class I A-2 Remittance Rate, the Class I A-3 Remittance Rate, the Class I A-4 Remittance Rate, the Class I A-5 Remittance Rate, the Class I A-6 Remittance Rate, the Class I A-7 Remittance Rate, the Class I M-1 Remittance Rate, the Class I B-1 Remittance Rate, the Class I B-2 Remittance Rate, the Class II A-1 Remittance Rate, the Class II B-1 Remittance Rate, the Class II B-2 Remittance Rate or the Class II B-3 Remittance Rate, as applicable.

     REO ACCOUNT: As defined in Section 5.17.

     REPLACED CONTRACT: As defined in Section 3.05(b).

     REPOSSESSION PROFITS: As to any Remittance Date, the excess, if any, of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Due Period over the sum of the unpaid principal balance of such Contract plus accrued and unpaid interest at the related APR on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date for such Contract in the month in which such Contract became a Liquidated Contract.

     REPURCHASE OBLIGATION: The obligation of the Company, set forth in Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Section 3.02 or 3.03.

     REPURCHASE PRICE: With respect to any Contract required to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the Due Period in which such repurchase occurs plus accrued interest from the Due Date with respect to which the Obligor last made the entire payment then due to the Due Date (or the latest-occurring Due Date, in the case of a Bi-weekly Contract or a Semi-Monthly Contract) in the Due Period in which such Contract is repurchased.

     REQUIRED CLASS II B PAYMENT: As to any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the amount required to be distributed to the Class II B Certificates so as to reduce the Class II B Percentage to 50%.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount. As to any Remittance Date on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) 7.0% of the Group II Pool Principal Balance as of such Remittance Date and (b) 0.75% of the Group II Total Original Contract Pool Principal Balance.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer with direct responsibility for the administration of this Agreement and any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P: Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

     SCHEDULED PRINCIPAL BALANCE: As to any Contract and any Remittance Date or the Cut-off Date, the principal balance of such Contract as of the Due Date (or, in the case of a Bi-weekly Contract or a Semi-Monthly Contract, the latest occurring Due Date) in the Due Period next preceding such Remittance Date or the Cut-off Date as specified in the Amortization Schedule at the time relating thereto after giving effect to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

     SEMI-MONTHLY CONTRACT: Any Contract pursuant to which the scheduled level payment of interest and principal is due twice each month.

     SENIOR CERTIFICATE: With respect to Group I, any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates and/or Class I A-6 Certificates, and, with respect to Group II, any one of the Class II A-1 Certificates.

     SERVICER: The Company or its successor in interest or any successor under this Agreement as provided by Section 8.08.

     SERVICING FILE: All documents, records, and other items maintained by the Servicer with respect to a Contract and not included in the corresponding Contract File, Land-and-Home Contract File or Mortgage Loan File, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished on the Closing Date to the Trustee by the Servicer, as such list may from time to time be amended.

     STEP-UP RATE CONTRACT: Any Contract bearing interest during an initial period or periods at a fixed rate or fixed rates that are lower than the fixed rate borne thereafter.

     SUBORDINATE CERTIFICATE: With respect to Group I, any one of the Class I A-7 Certificates, Class I M-1 Certificates, Class I B-1 Certificates or Class I B-2 Certificates, and, with respect to Group II, any one of the Class II B-1 Certificates, Class II B-2 Certificates or Class II B-3 Certificates.

     TELERATE SCREEN LIBOR PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

     TOTAL ORIGINAL CONTRACT POOL PRINCIPAL BALANCE: As of any Remittance Date and with respect to any Group, the aggregate principal balance of the Contracts in such Group as of the Cut-off Date.

     TRANSFER: As defined in Section 4.08(b).

     TRANSFER AFFIDAVIT: As defined in Section 4.08(b).

     TRANSFER DATE: With respect to each Contract, the Closing Date.

     TRANSFEREE: As defined in Section 4.08(b).

     TRUSTEE: The Chase Manhattan Bank, or its successors or assigns or any successor under this Agreement.

     TRUSTEE'S FEES: The fees, expenses and disbursements of the Trustee set forth in Section 10.05.

     TRUST FUND: The corpus of the trust created by this Agreement, to the extent described herein, consisting of the Contracts (including, without limitation, the security interest created thereby), including all rights to receive payments on the Contracts that have not been received prior to the Cut-off Date (including any such payments that were due prior to the Cut-off Date but were not received by the Company prior to the Cut-off Date); such assets as shall from time to time be identified as deposited in the Certificate Accounts; all Manufactured Homes and any related Mortgaged Properties that secured Contracts not purchased pursuant to Section 3.05 and that have been acquired in realizing upon such Contracts; the Mortgages; the Repurchase
Obligation;  the  proceeds of the Hazard  Insurance  Policies;  and the Limited
Guarantees   for  the   benefit   of  the   Class  I  B-2  and   Class  II  B-3
Certificateholders.

     UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction or, in the case of Louisiana, the comparable provisions of Louisiana law.

     UNDERWRITERS: Prudential Securities Incorporated and Morgan Stanley & Co. Incorporated.

     WEIGHTED AVERAGE LIFETIME CAP: As to any Remittance Date, a per annum rate equal to the product of (i) the average of the Lifetime Caps of the Group II Contracts that were Outstanding Contracts on the first day of the related Interest Period, weighted by the respective Scheduled Principal Balances of such Contracts on the first day of such Interest Period, and (ii) a fraction whose numerator is the actual number of days elapsed in the related Interest Period and whose denominator is 360.

     Section 1.02. Determination of Scheduled Payments. Scheduled payments due on any Contract shall be determined without giving effect to any adjustments required by reason of the bankruptcy of the related Obligor or any similar proceeding or moratorium or any waiver, extension or grace period.


                               [End of Article I]

                                  Article II

                      CONVEYANCE OF CONTRACTS; TRUST FUND;
                        PERFECTION OF SECURITY INTEREST;
                              CUSTODY OF CONTRACTS

     Section 2.01. Conveyance of Contracts and Other Rights. (a) The Company, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee or, in the case of any Contracts from Alaska, California, Delaware, District of Columbia, Florida, Georgia, Maine, Maryland, Minnesota, Missouri, Montana, Nevada, Texas, Utah or Washington, a separate trustee, without recourse (i) all of the right, title and interest of the Company in and to the Contracts (including, without limitation, the security interests created thereby) and any related Mortgages, including all interest and principal payments that have not been received prior to the Cut-off Date (including any such payments that were due prior to the Cut-off Date but were not received by the Company prior to the Cut-off Date),
(ii) all of the rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all documents contained in the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files, if any, (iv) the Certificate Accounts and all funds and other assets deposited therein and all instruments, securities (including without limitation, Eligible Investments) or other property in which the Certificate Accounts may be invested in whole or in part from time to time and (v) all proceeds derived from any of the foregoing.

     As of the related Transfer Date, the ownership of each Contract and the contents of the related Contract File, Land-and-Home Contract File or Mortgage Loan File, as applicable, and Servicing File are vested in the Trustee or separate trustee, as the case may be. The contents of each File and Servicing File are and shall be held in trust by the Servicer for the benefit of the Trustee or the separate trustee as the owner thereof and the Servicer's possession of the contents of each Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only. The contents of the Land-and-Home Contract Files and the Mortgage Loan Files, if any, shall be delivered to the Trustee, or a custodian on behalf of the Trustee, in accordance with Section
2.04 hereof. Neither the Company nor the Servicer shall take any action inconsistent with the Trustee's or such separate trustee's, as the case may be, ownership of the Contracts, and the Company and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Trustee or such separate trustee, as the case may be, and shall not claim any ownership interest in the Contracts.

     (b) Although the parties intend that the conveyance of the Company's right, title and interest in and to the items of property listed in Section 2.01(a) pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyance is deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first priority security interest in all of the right, title and interest in, to and under the items of property listed in Section 2.01(a), and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     The Company acknowledges and agrees that the conveyance of the Contracts for the consideration stated in this Agreement is a transfer for sufficient value and consideration and that the transfer is not an avoidable conveyance under any applicable state or federal fraudulent conveyance laws.

     Section 2.02. Filing; Name Change or Relocation. (a) On or prior to the Transfer Date, the Servicer shall cause to be filed in the office of the Secretary of State of Tennessee, UCC-1 financing statements describing the Contracts being transferred on such Transfer Date and naming the Company as "Seller" and the Trustee (or a separate trustee) as "Purchaser". Each financing statement shall bear a statement on the face thereof indicating that the parties intend the financing statement to evidence a true sale of the
Contracts, but that if the transaction is recharacterized as a loan from the described Purchaser to the described Seller, the financing statement is to perfect the described Purchaser's security interest in the Contracts. The Servicer shall cause to be filed all necessary continuation statements for each of the foregoing UCC-1 financing statements. From time to time, the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the
Contracts and their proceeds and the Manufactured Homes and any related Mortgaged Property against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; provided, however, that the Company, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as the lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee or the Company or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land-and-Home Contract) has become real property under applicable state law; provided that the preceding proviso shall not have any effect on the representation and warranty in Section 3.02(k) and the Company's obligations in respect thereof in Section 3.05; provided, further, that the Servicer (if the Company is not the Servicer) shall not be required to protect the Trustee from any liens, claims, charges or other encumbrances on the Contracts, their proceeds or the Manufactured Homes created by the Company or conveyances of the Contracts or their proceeds by the Company. Nothing in the preceding sentence shall be construed to limit the indemnification obligations of the Servicer set forth in Section 10.05 hereof. The Company agrees to take whatever action is necessary to enable the Servicer to file financing statements and otherwise act to perfect and protect the Certificateholders' interests in the Contracts, the Manufactured Homes and any related Mortgage or Mortgaged Property. In particular, the Company shall deliver to the Trustee on or before the Closing Date a power of attorney substantially in the form as Exhibit K hereto, authorizing the Trustee to, among other things, record assignments of Mortgages securing Land Secured Contracts. Assuming that the Company and the Trustee perform such actions as are required at the direction of the Servicer, the Servicer will maintain a perfected first priority security interest in each Manufactured Home and any related Mortgaged Property so long as the related Contract is the property of the Trust Fund; provided, however, that the Company, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home, to execute any transfer instrument (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee, or the Company or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land-and-Home Contract) has become real property under applicable state law.

     (b) During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice to the Trustee. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Company, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

     (c) The Company hereby represents and warrants that its current principal executive office is located in the State of Tennessee. During the term of this Agreement, the Company will maintain its principal executive office in one of the States of the United States.

     (d) The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Manufactured Homes granted thereby) and any related Mortgages.

     Section 2.03. Acceptance by Trustee. The Trustee hereby acknowledges conveyance of the Contracts and any related Mortgages to the Trustee or a separate trustee, as the case may be, and declares that the Trustee, directly or through a custodian (which, except with respect to the Land-and-Home Contracts and the Mortgage Loan Files, shall be the Servicer pursuant to
Section 5.16), holds and will hold such Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies that although it has not undertaken any independent investigation or review of any Contract, any Contract File, any Land-and-Home Contract File, any Mortgage Loan File or any Servicing File, no Responsible Officer of the Trustee has notice or knowledge of (a) any adverse claim, lien or encumbrance with respect to any Contract, (b) any Contract being overdue or dishonored, (c) any evidence on the face of any Contract of any security interest therein adverse to the Trustee's interest, or (d) any defense against or claim against any Contract by the Obligor or by any other party.

     Section 2.04. Delivery of Land-and-Home Contract Files and Mortgage Loan Files and Recordation. (a) In connection with the conveyance pursuant to
Section 2.01, with respect to each Land-and-Home Contract and each Mortgage Loan, if any, the Company shall (i) enter into a custodial agreement (the "Custodial Agreement") on the Closing Date substantially in the form attached hereto as Exhibit A-2 and (ii) deliver or cause to be delivered the related Land-and-Home Contract Files and Mortgage Loan Files, as applicable, to the custodian under the Custodial Agreement on behalf of the Trustee, within 30 days of the Closing Date in accordance with such Custodial Agreement. Such delivery of the Files shall be accompanied by a certificate of delivery signed by the Company substantially in the form set forth as Exhibit A to the Custodial Agreement.

     (b) In lieu of the items to be recorded and delivered pursuant to Sections
(b), (c) and (e) of the definition of Land-and-Home  Contract File and Sections
(a), (b) and (c) of the definition of Mortgage Loan File (the "Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, the Company shall provide the custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of the Company covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

     (c) The Company shall deliver each Recorded Document (or if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office) to the custodian no later than the earlier of (i) five Business Days after receipt thereof and (ii) within 180 days of the Closing Date. In addition, within that same time period, the Company shall deliver to the custodian any other original documents constituting a part of the Files.

     (d) Within 30 days of the Closing Date and with respect to the ten states which have the highest concentration of Land-and-Home Contracts, by Cut-off Date principal balance of the Contract Pool, the Company shall deliver an Opinion of Counsel to the Trustee and the Rating Agencies to the effect that the Company need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts (a "Non Recordation Opinion"). Such Opinions of Counsel shall be addressed to the Trustee and the Rating Agencies. In the event that any Opinion of Counsel referred to in the preceding sentence is not obtainable with respect to a state after reasonable effort, then the Company shall either record the assignments of mortgage for each Land-and-Home Contract located in such state or substitute an Eligible Substitute Contract (which would not be a Land-and-Home Contract in such state) for each Land-and-Home Contract in such state, in each case, within 90 days of the Closing Date. At the conclusion of the 90 day period, the aggregate principal balance of Land-and-Home Contracts for which a Non Recordation Opinion has not been delivered and for which the related assignments of mortgage have not been recorded shall not exceed 10% of the total principal balance of the Contract Pool.

     Section 2.05. REMIC Election; Designation of Regular and Residual Interests; Tax Year. The Company will cause the Trust Fund to elect to be treated as a REMIC. The Group I and Group II Certificates will constitute "regular interests" in the REMIC. The Class R Certificate will constitute the sole class of "residual interest" in the REMIC. The Holder of the Class R Certificate hereby agrees to pay any taxes assessed against it as holder of the "residual interest" in the REMIC. The tax year of the Trust Fund shall be the calendar year, and the Trust Fund shall use the accrual method of accounting.

     Section 2.06. Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.07. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the REMIC Provisions, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Group I and Group II Certificates is the Remittance Date in July 2031. The foregoing date represents the date by which the Certificates would be reduced to zero on the date on which the Contract with the latest maturity date in the Contract Pool matures plus twenty-five months.

                              [End of Article II]

                                  Article III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties Regarding the Company. The Company makes the following representations and warranties to the Trustee and the Certificateholders (to the extent such representations and warranties are stated as being made by it):

     (a) Organization and Good Standing; Licensing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company. The Company was properly licensed in each jurisdiction at the time of its purchase of each Contract in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase and servicing of such Contract.

     (b) Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and perform all of the transactions contemplated to be performed by it under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained.

     (d) No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Company or the charter or bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company, threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     Section 3.02. Representations and Warranties Regarding Each Contract. The Company represents and warrants to the Trustee and the Certificateholders as to each Contract as of the Closing Date (except as otherwise expressly stated):

     (a) Contract Schedule. The information set forth in the Contract Schedule is true and correct.

     (b) Payments. As of the Cut-off Date, no scheduled payment of principal or interest on any Contract was more than 59 days past due and was not made directly or indirectly by the Company on behalf of the Obligor.

     (c) No Waivers. The terms of the Contract and any related Mortgage have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File, the Land-and-Home Contract File or the Mortgage Loan File, as applicable.

     (d) Binding Obligation. The Contract and any related Mortgage is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (e) No Defenses. The Contract and any related Mortgage is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (f) Insurance. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

     (g) Origination. The Contract was either (i) originated by a manufactured housing dealer acting, to the best of the Company's knowledge, in the regular course of its business and was purchased by the Company or an Originator in the regular course of its business, or (ii) originated by the Company or an Originator in the regular course of its business.

     (h) Lawful Assignment. The Contract and any related Mortgage was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer or ownership of the Contract under this Agreement or pursuant to transfers of Certificates unlawful or render the Contract unenforceable.

     (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract and any related Mortgage have been complied with, and the Servicer shall, for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

     (j) Contract in Force. The Contract and any related Mortgage has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract and any related Mortgage in whole or in part.

     (k) Valid Security Interest. The Contract, together with any related Mortgage or certificate of title, creates a valid, subsisting and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, in the case of a Land-and-Home Contract or a Mortgage Loan, a first mortgage lien on the related Mortgaged Property; and the Trustee has a valid and perfected first priority security interest in such Manufactured Home and, in the case of a Land-and-Home Contract or a Mortgage Loan, a first mortgage lien on the related Mortgaged Property.

     (l) Capacity of Parties. All parties to the Contract and any related Mortgage had capacity to execute the Contract.

     (m) Good Title. The Company originated or purchased the Contract and any related Mortgage for value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to any security interest. Immediately prior to the transfer of the Contract and any related Mortgage by the Company, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract and any related Mortgage to the Trustee.

     (n) No Defaults. As of the Closing Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and any related Mortgage and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration.

     (o) No Liens. As of the Closing Date, there are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or related Mortgaged Property securing the Contract or the Mortgage Loan, as applicable, which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (p) Equal Installments. Except for Escalating Principal Payment Contracts and the Step-up Rate Contracts, each Group I Contract has a fixed APR and provides for level monthly, bi-weekly or semi-monthly payments of principal and interest which fully amortize the loan over its term. If the Contract is a Group II Contract, it has a variable APR based on the Index. The Contract is an Actuarial Contract.

     (q) Enforceability. Each Contract and any related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (r) One Original. There is only one original executed Contract, and each original Contract is in the custody of the Company or otherwise held on behalf of the Trustee on the Closing Date.

     (s) Loan-to-Value Ratio. At the time of its origination all of the Contracts had a Loan-to-Value Ratio not greater than 100%.

     (t) Primary Residence. To the best of the Company's knowledge, at the time of origination of the Contracts, at least 95% of the Manufactured Homes securing Contracts in each Group were the related Obligors' primary residences.

     (u) Not Real Estate. Except with respect to Land-and-Home Contracts and Mortgage Loans, the related Manufactured Home is personal property, was personal property at the time of the execution and delivery of the related Contract by the parties thereto, and is not and was not, at such time, considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located. The related Manufactured Home is, to the best of the Company's knowledge, free of damage and in good repair.

     (v) Notation of Security Interest. If the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Company or the related Originator as the holder of a first priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Company as secured party. If the related Manufactured Home secures a Land-and-Home Contract, the related land securing such Land-and-Home Contract is subject to a Mortgage properly filed in the appropriate public recording office and naming the Company as mortgagee. In each such case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home.

     (w) Qualified Mortgage for REMIC. Each Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code and is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     (x) Stamping of Contracts. Within seven days after the Closing Date, each Contract will have been stamped with the following legend: "This Contract has been assigned to The Chase Manhattan Bank, as Trustee, or a separate trustee under the Pooling and Servicing Agreement dated as of April 26, 1999 or to any successor Trustee thereunder."

     (y) Secondary Mortgage Market Enhancement Act. With respect to each Contract, the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6), and at the origination of each such Contract, the Company was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act and, at the origination of each Acquired Contract in Group II purchased by the Company, the Originator of such Acquired Contract was a savings and loan association, a savings bank or a Person approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act or a "similar institution supervised and examined by a Federal or State authority" within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

     Section 3.03. Representations and Warranties Regarding the Contracts in the Aggregate. The Company represents and warrants that:

     (a) Amounts. The aggregate principal amounts payable by Obligors under the Group I Contracts and the Group II Contracts as of the Cut-off Date (including scheduled principal payments due before the Cut-off Date but received by the Company on or after the Cut-off Date and excluding scheduled principal payments due on or after the Cut-off Date but received by the Company prior to the Cut-off Date) equal or exceed the Group I Initial Principal Amount and the Group II Initial Principal Amount, respectively, and each Contract has an APR equal to or greater than 7.000%.

     (b) Characteristics. The Contracts have the following characteristics as of the Cut-off Date: (i) except for Group I Contracts secured by Manufactured Homes located in Texas, North Carolina, South Carolina and Tennessee not more than 4.80% of the Group I Contracts and except for Group II Contracts secured by Manufactured Homes located in North Carolina, Tennessee, Texas, South Carolina and Kentucky, not more than 4.41% of the Group II Contracts, in each case by remaining principal balance, are secured by Manufactured Homes located in any one state, not more than 0.26% of the Group I Contracts or 0.78% of the Group II Contracts, in each case by remaining principal balance, are secured by Manufactured Homes located in an area with the same zip code; (ii) no Group I Contract has a remaining maturity of less than 33 months or more than 360 months; (iii) the final scheduled payment date on the Group I Contract with the latest maturity is June 15, 2029 and the final scheduled payment date on the Group II Contract with the latest maturity is June 1, 2029; (iv) no less than approximately 80.34% of the Group I Initial Principal Amount or 72.71% of the Group II Initial Principal Amount is attributable to loans for purchases of new Manufactured Homes, and no more than approximately 19.66% of the Group I Initial Principal Amount or 27.29% of the Group II Initial Principal Amount is attributable to loans for purchases of used Manufactured Homes; (v) no Group I Contract was originated before October 28, 1982 and no Group II Contract was originated before April 28, 1988; (vi) no more than 12.18% of the Contracts by Cut-Off Date principal balance are Contracts for which the related land was pledged in lieu of a down payment or a trade-in; (vii) no more than 11.46% of the Contracts by Cut-Off Date principal balance are Land-and-Home Contracts and no more than 0.008% of the Contracts by Cut-Off Date principal balance are Mortgage Loans; (viii) no more than 0.01% of the Contracts by Cut-off Date principal balance are Escalating Principal Payment Contracts; (ix) 100% and 0% of the Group II Contracts by aggregate unpaid principal balance reset annually and semi-annually, respectively; (x) 99.76% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on the monthly average yield on U.S. treasury securities adjusted to a constant maturity of 5 years, 0% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on the monthly average yield on U.S. treasury securities adjusted to a constant maturity of 1 year and 0.24% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on other indices; (xi) each Group II Contract has an initial date for the adjustment of its Contract Rate no later than June 1, 2000; (xii) the Gross Margins on the Group II Contracts range from 3.030% to 13.540% and the weighted average of such Gross Margins as of the Cut-off Date was approximately 5.995%.

     (c) Computer Tape. The Computer Tape made available by the Servicer as of the close of business on April 26, 1999 was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

     (d) Marking Records. On or before the Closing Date, the Company will have caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust Fund to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the trust created hereunder.

     (e) No Adverse Selection. Except for the effect of the representations and warranties made in Section 3.02 and 3.03 and the effect of the geographical distribution of the Manufactured Homes, no adverse selection procedures have been employed in selecting the Contracts.

     Section 3.04. Representations and Warranties Regarding the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files. The Company represents and warrants that:

     (a) Possession. Immediately prior to the Closing Date, the Servicer will have possession of each original Contract and the remainder of the related Contract File. In addition, the Servicer will have possession of the Servicing Files with respect to each Contract, including each Land-and-Home Contract and each Mortgage Loan. There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Company to make, or to cause to be made, any delivery required hereunder.

     (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts, the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 3.05. Repurchases of Contracts or Substitution of Contracts for Breach of Representations and Warranties. (a) The Company shall either (i) repurchase a Contract at its Repurchase Price, or (ii) if the Company is able to satisfy the conditions of Section 3.05(b), remove a Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of Section 3.05(b), in each case not later than one Business Day after the first Determination Date which is more than 90 days after the Company becomes aware, or receives written notice from the Servicer or the Trustee, of a breach of a representation or warranty of the Company set forth in Sections 3.02 or 3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; provided, however, that with respect to any Contract incorrectly described on the Contract Schedule with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the related Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and provided, further, that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to each particular Contract, the Company may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the related Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty. It is understood and agreed that the obligation of the Company to repurchase or substitute for any Contract as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee; provided, however, that the Company shall defend and indemnify the Trustee, the Trust Fund and Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02 or 3.03. Nothing in the preceding sentence shall be construed to limit the indemnification obligations of the Servicer set forth in Section 10.05 hereof. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon an Event of Default and the indemnification obligation of the Servicer in this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement.

     Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the Due Period in which such repurchase occurs shall be the property of the Company and need not be deposited in either Certificate Account.

     Notwithstanding the foregoing, the Company shall not deposit cash into either Certificate Account pursuant to this Section 3.05 after the end of the three month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 860F(a)(1) of the Code or Section 860G(d) of the Code. Any such deposit shall not be invested. If the Company is required to purchase such Contract (or deposit cash in the related Certificate Account), the Company shall guarantee the payment of any tax under Section 860F(a)(1) of the Code or under Section 860G(d) of the Code by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.17 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.17. If a payment of tax by the Company is required in connection with a repurchase, the Company shall give the Trustee notice of such tax and the amount of such tax and the date by which the Company shall provide funds to the Trustee to cover such tax. The Trustee shall hold any amount paid to it pursuant to the preceding sentence in an account that is not part of the Trust Fund. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Company pursuant to the guarantee of the Company and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Company or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Servicer.

     In the event any tax that is guaranteed by the Company is refunded to the Trust Fund or otherwise is determined not to be payable, the Company shall be repaid the amount of such refund or that portion of any guarantee payment made by the Company that is not applied to the payment of such tax.

     Notwithstanding the above provisions of this Section 3.05(a), the Company shall not be required to repurchase or substitute for any Contract on account of a breach of the representation or warranty contained in Section 3.02(k) or
(v) solely on the basis of failure by the Company to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in the related Manufactured Home or (ii) (A) the Servicer has received written advice of counsel (with a copy to the Trustee) to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interest therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Servicer shall not have completed all appropriate remedial action with respect to such Manufactured Home within 180 days after receipt of such written advice. Any such advice shall be from counsel selected by the Servicer on a non-discriminatory basis from among the counsel used by the Servicer in its general business in the jurisdiction in question. The Servicer shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Servicer shall seek advice with respect to such matters whenever information comes to the attention of its General Counsel which causes such General Counsel to determine that a holding of the type described in clause (ii) (A) might exist.

     (b) On or prior to the date that is the second anniversary of the Closing Date, the Company, at its election, may substitute one or more Contracts for a Contract that it is obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) each Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Company delivers an Officer's Certificate, substantially in the form of Exhibit F hereto, to the Trustee certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that (a) the Contract File for such Contract is in the possession of the Servicer or (b) the Land-and-Home Contract File or the Mortgage Loan File for such Contract is in the possession of a custodian acting on behalf of the Trustee;

          (ii) the Company shall have delivered to the Trustee evidence of filing with the appropriate office in Tennessee of a UCC-1 financing statement describing such Contract executed by the Company as seller, naming the Trustee as purchaser and bearing the statement set forth in
     Section 2.02(a);

          (iii) the Company shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect that no filing or other action other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Tennessee, naming the Company as debtor and the Trustee as secured party, and the filing of continuation statements as required by Section 2.02(a) of this Agreement, is necessary to perfect as against third parties the conveyance of the Contracts by the Company to the Trustee; and

          (iv) if the aggregate of the Scheduled Principal Balances of the Replaced Contracts, if any, within a particular Group is greater than the Scheduled Principal Balances of the Contracts substituted for such Replaced Contracts, the Company shall have deposited in the related Certificate Account the amount of such excess and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

Upon satisfaction of such conditions, the Servicer shall add each such Contract to, and delete each such Replaced Contract from (or cause such addition and deletion to be accomplished), the Contract Schedule and shall deliver a copy of such amended Contract Schedule to the Trustee. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Company becomes aware, or receives written notice from the Servicer or the Trustee, of the breach referred to in Section 3.05(a).

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by the Company and are reasonably necessary to reconvey, without recourse, representation or warranty the repurchased Contract or Replaced Contract, as the case may be, to the Company.


                              [End of Article III]

                                  Article IV

                                THE CERTIFICATES

     Section 4.01. The Certificates. The Class I A, Class II A, Class I M-1, Class I B, Class II B and Class R Certificate shall be substantially in the forms annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit C-1, Exhibit C-2 and Exhibit D, respectively, and Exhibit E (reverse of all Certificates), with such immaterial changes as the Company deems appropriate, and on original issue, shall be executed by manual or facsimile signature by an authorized officer of the Trustee, countersigned by the Trustee and delivered to or upon the order of the Company. The Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5
Certificates, Class I A-6 Certificates, Class I A-7 Certificates, Class I M-1 Certificates, Class I B-1 Certificates, Class I B-2 Certificates, Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates shall each be evidenced initially by single certificates representing $105,000,000, $40,000,000, $63,000,000 $62,000,000, $27,000,000,
$25,406,000,  $28,934,000,  $16,534,000, $16,534,000, $28,934,000, $81,547,000,
$11,349,000,  $6,071,000 and  $6,598,000,  respectively,  in initial  aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates. The Class R Certificate shall initially be held in the name of Vanderbilt SPC, Inc. Each Certificate other than the Class R Certificate shall be issued in minimum dollar denominations of $50,000 and integral dollar multiples of $1,000 in excess thereof. Upon original issuance, the sum of the denominations of each Class of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates and Class I A-7 Certificates, as the case may be, shall equal the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance and the Original Class I A-7 Principal Balance, respectively, the sum of the denominations of the Class I M-1 Certificates shall equal the Original Class I M-1 Principal Balance and the sum of the denominations of each Class of the Class I B-1 Certificates and Class I B-2 Certificates shall equal the Original Class I B-1 Principal Balance and the Original Class I B-2 Principal Balance, respectively. Upon original issuance, the sum of the denominations of each Class of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates shall equal the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance and the Original Class II B-3 Principal Balance, respectively. The Class R Certificate shall not have a principal balance.

     The Certificates shall be countersigned by manual signature on behalf of the Trustee by one of its authorized officers or its Authenticating Agent pursuant to Section 4.07. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual countersignature by the Trustee or its Authenticating Agent and such countersignature upon any
Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature.

     The rights of the Certificateholders to receive payments with respect to the Trust Fund in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

     Section 4.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at its Corporate Trust Office or, at the election of the Trustee, at the office of its designated agent in New York City, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) Subject to Section 4.02(c) and the other provisions of this Section, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall execute, countersign and deliver, in the name of the designated transferee or transferees, a Certificate of a like aggregate Percentage Interest and dated the date of countersignature by the Trustee or its Authenticating Agent. The Holder and beneficial owner of any Class I A-7 Certificate, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate must provide either (i) a representation to the effect that it is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring a Certificate with the assets of any such plan to effect such transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or
(iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to a Certificate that is not a Class R Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of a Class I A-7, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Class I A-7, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     No transfer of a Class R Certificate shall be made unless such transfer is made pursuant to an effective registration statement or in accordance with an exemption from the requirements under the Securities Act of 1933, as amended, or any applicable state securities laws. If such a transfer is to be made in reliance upon an exemption from said Act and laws, prior to the registration of any such transfer (i) the Trustee or the Company may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer, and (ii) the Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit I hereto, acceptable to and in form and substance satisfactory to the Company and the Trustee setting forth the facts surrounding such transfer; provided that such Opinion of Counsel shall not be required in the case of transfers by or to Vanderbilt SPC, Inc. Such Opinions of Counsel shall not be an expense of the Trustee, the Company or the Servicer.

     No transfer of a Class R Certificate shall be made unless the Trustee shall have either (i) a representation letter from the proposed transferee to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring such Certificate with the assets of any such plan or (ii) an Opinion of Counsel satisfactory to the Trustee, the Company and the Servicer, and upon which each of them is authorized to rely, to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer.

     (c) At the option of the Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of the same Class and of authorized denominations of the same aggregate denomination, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Trustee or its Authenticating Agent shall execute, countersign and deliver, the Certificate or Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange (if so required by the Trustee) shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee or the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d) No service charge shall be made to the Holder for any registration of transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

     (e) All Certificates surrendered for registration of transfer or exchange shall be held in accordance with the retention policy of the Trustee.

     (f) Except as provided in paragraph (g) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) transfer of the Book-Entry Certificates may not be registered by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal only with the Depository and its nominee, Cede & Co., as registered Holder of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such Persons shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository and obtains the consent of the Trustee and the Servicer to such termination, or (z) after the occurrence of an Event of Default, the Depository notifies the Trustee that Certificate Owners representing Fractional Interests aggregating not less than 51% of the aggregate Fractional Interests of the Book-Entry Certificates together have advised the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall send notice to the Depository for distribution to the Certificate Owners, of the occurrence of any such event and of the availability of definitive, fully registered Group I and Group II Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Group I and Group II Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall countersign the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class I A-1 Certificate, one Class I A-2 Certificate, one Class I A-3 Certificate, one Class I A-4 Certificate, one Class I A-5 Certificate, one Class I A-6 Certificate, one Class I A-7 Certificate, one Class I M-1 Certificate, one Class I B-1 Certificate, one Class I B-2 Certificate, one
Class II A-1 Certificate, one Class II B-1 Certificate, one Class II B-2 Certificate and one Class II B-3 Certificate in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of each of which represents 100% of the Original Class I A-1 Principal Balance, 100% of the Original Class I A-2 Principal Balance, 100% of the Original Class I A-3 Principal Balance, 100% of the Original Class I A-4 Principal Balance, 100% of the Original Class I A-5 Principal Balance, 100% of the Original Class I A-6 Principal Balance, 100% of the Original Class I A-7 Principal Balance, 100% of the Original Class I M-1 Principal Balance, 100% of the Original Class I B-1 Principal Balance, 100% of the Original Class I B-2 Principal Balance, 100% of the Original Class II A-1 Principal Balance, 100% of the Original Class II B-1 Principal Balance, 100% of the Original Class II B-2 Principal Balance and 100% of the Original Class II B-3 Principal Balance, respectively. Each Certificate registered in the name of the Depository shall bear the following legend:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificate. If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and any Certificate Registrar such security or indemnity as may be required by it to save each of them harmless, then, in the absence of notice to a Responsible Officer of the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and denomination. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04. Persons Deemed Owners. The Company, the Servicer, the Trustee and any Paying Agent may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 6.01 and for all other purposes whatsoever, and none of the Company, the Servicer, any Paying Agent, the Certificate Registrar nor the Trustee shall be affected by notice to the contrary.

     Section 4.05. Appointment of Paying Agent. The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 6.01 and payments pursuant to Section 5.17. Any Paying Agent or its parent company so appointed either shall be a bank or trust company or shall have a rating acceptable to the Rating Agencies. In the event of any such appointment, on or prior to each Remittance Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in each Certificate Account, a sum sufficient to make the payments to the related
Certificateholders in the amounts and in the manner provided for in Section 6.01, such sum to be held in trust for the benefit of the related Certificateholders. The Trustee initially appoints itself as Paying Agent.

     The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

     Section 4.06. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish to the Trustee (if the Trustee is not the Certificate Registrar), the Company and the Servicer within five days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Company or the Servicer in writing, a list, in such form as the Trustee, the Company or the Servicer reasonably may require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates of any Class evidencing, as to such Class, aggregate Percentage Interests of 25% or more (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates of such Class and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, within five Business Days after the receipt of such application, shall afford such Applicants access during normal business hours to the most recent list of Certificateholders of such Class held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee promptly shall request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Servicer, the Certificate Registrar, the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 4.07. Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the
Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

     Section 4.08. Class R Certificate. (a) The Class R Certificate shall not be assigned or transferred except in accordance with Sections 4.08(b) and (c) and any other applicable provision of this Agreement.

     (b) Each Person who has or acquires any Ownership Interest (as defined below) in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest in such Class R Certificate to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee (as defined below) and shall promptly notify the Servicer and the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) Any Ownership Interest in a Class R Certificate may not be subject to a Transfer (as defined below) without the express written consent of the Servicer (with a copy to the Trustee), and the Trustee shall not recognize the Transfer (as defined below) of such Class R Certificate, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Servicer shall, as a condition to such consent, require delivery to it, in form and substance satisfactory to it, and the proposed Transferee shall deliver to the Servicer and the Trustee, the following:

               (A) an affidavit (a "Transfer Affidavit") of the proposed Transferee in the form attached as Exhibit H hereto; and

               (B) an express agreement by the proposed Transferee to be bound by and to abide by the provisions of this Section.

     The Servicer shall notify the Trustee of any such Transfer to which it consents.

          (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Servicer or a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer any Ownership Interest in such Class R Certificate and (B) not to Transfer any Ownership Interest in such Class R Certificate or to cause the Transfer of any Ownership Interest in such Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become the holder of an Ownership Interest in a Class R Certificate in violation of the provisions of this Section, then, upon discovery by a Responsible Officer of the Trustee of, or due notification to the Trustee that the recognition of the Transfer of such Ownership Interest in such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of Transfer of such Ownership Interest in such Class R Certificate. The Trustee shall promptly notify the Servicer if it discovers or receives notice of such an impermissible Transfer. The Trustee shall be under no liability to any Person for permitting the Transfer of an Ownership Interest in a Class R Certificate that is in fact not permitted by this Section or for making any payments in respect of a Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was made with the express prior written consent of the Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Class R Certificate.

          (vi) If any purported Transferee shall be a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate will be liable for any amount due under this Section or any other provisions of this Agreement, the Servicer shall so inform the Trustee, and the Trustee shall withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer, and it shall not be liable for the exercise of such discretion to any Person holding or purporting to hold a Class R Certificate.

     Upon notice to the Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, or that is a pass-through entity, as defined in Section 860E(e)(6) of the Code, an interest in which is held of record by a Person that is not a "Permitted Transferee," the Servicer agrees to furnish to the Internal Revenue Service and those Persons specified in Section 860E(e)(5) of the Code such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer and the total excess inclusions for any taxable year allocable to any holder of an interest in such pass-through entity which is not a Permitted Transferee. At the election of the Servicer, the Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent or to such pass-through entity referred to above; however, the Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 4.08(b) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Servicer, in form and substance satisfactory to the Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time while the Certificates are outstanding.

     "Ownership Interest" means any legal or beneficial, direct or indirect, ownership or other interest.

     "Permitted Transferee" means any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, international organization or agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (c) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to a Class R Certificate (except certain farmers' cooperatives described in Code Section
521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), (e) a Non-U.S. Person, and (f) any other Person so designated by the Servicer based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A "Non-U.S. Person" means an individual, corporation, partnership or other entity which is not a "U.S. Person".

     A "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered United States persons as well.

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Class R Certificate.

     (c) A Class R Certificate shall not be registered in the name of the Company or any Person known to a Responsible Officer of the Trustee to be an Affiliate thereof, and a Class I A-7, Class I M-1, Class I B-1, Class I B-2, Class II A-1, Class II B-1, Class II B-2 or Class II B-3 Certificate shall not be registered in the name of the Company or any such Affiliate thereof, unless the Trustee shall first have received written notification from the Rating Agencies that such Transfer will not cause a reduction or withdrawal of the rating then assigned to any of the Group I or Group II Certificates.


                              [End of Article IV]

                                   Article V

                   ADMINISTRATION AND SERVICING OF CONTRACTS

     Section 5.01. Responsibility for Contract Administration and Servicing. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to Section 5.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and any related Mortgages and with respect to the Manufactured Homes and any related Mortgaged Property. The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer and certified to the Trustee as being necessary or appropriate to enable the Servicer to service and administer the Contracts. Such power of attorney shall be in the form of Exhibit L hereto.

     The Servicer may perform its servicing and administration functions, as Servicer, pursuant to this Agreement through one or more subservicers. All actions by any subservicer with respect to the servicing and administration of the Contracts shall be treated as though done by the Servicer itself. All documents, instruments or contracts executed by any subservicer on behalf of the Servicer shall be treated by the Trustee as though executed by the Servicer itself. The Servicer shall remain primarily liable for all actions of any subservicer.

     Section 5.02. Standard of Care. In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care, consistent with the terms of this Agreement, that the Servicer exercises with respect to similar manufactured housing contracts owned and serviced by the Servicer but in no event shall such standard be lower than the standard prevailing in the industry; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract; provided further that nothing herein shall require the Servicer to violate any applicable law.

     Section 5.03. Records. The Servicer, during the period it is servicer hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the related Certificate Account.

     Section 5.04. Inspection. (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or any of its authorized agents. The examination referred to in this Section will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article VII and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificateholders.

     (c) On or before each Determination Date, the Servicer will, upon the written request of the Trustee, provide to the Trustee a list of outstanding Contracts, setting forth the principal balance of each such Contract as of the Due Period immediately preceding such Determination Date.

     (d) Notwithstanding the provisions of this Section 5.04, the Trustee shall at no time have any duty or obligation to examine any records of the Servicer or to recalculate or otherwise verify the accuracy of any certificate or report prepared by the Servicer (including certificates or reports as to the amount required to be deposited into either Certificate Account), and no implied duty to do so shall be asserted against the Trustee.

     Section 5.05. Establishment of and Deposits in Certificate Accounts. On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, with respect to each Group of Contracts, a Certificate Account which is an Eligible Account, in the form of one or more separate custodial accounts, titled (i) in the case of the Group I Contracts, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, 1999B (Vanderbilt Mortgage and Finance, Inc., Seller), Group I, in trust for the Trustee" and (ii) in the case of the Group II Contracts, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, 1999B (Vanderbilt Mortgage and Finance, Inc., Seller), Group II, in trust for the Trustee". The
Trustee shall cause moneys in each Certificate Account to be invested in Eligible Investments as directed in writing by the Servicer, which shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Remittance Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains such Certificate Account, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee. The Servicer shall promptly notify the Trustee upon obtaining knowledge that an instrument or account in which a Certificate Account is invested has ceased to be an Eligible Investment or Eligible Account. All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the related Certificate Account.

     The Servicer shall deposit in the applicable Certificate Account, as promptly as practicable (but not later than the close of business of the second Business Day) following receipt thereof:

          (1) All amounts received from Obligors with respect to principal of and interest on the related Contracts;

          (2)  All  Net  Liquidation  Proceeds  with  respect  to  the  related
     Contracts;

          (3) All amounts required to be deposited by the Company pursuant to Sections 3.05(a) and (b) with respect to the related Contracts;

          (4) All Monthly Advances with respect to the related Contracts pursuant to Section 6.04; and

          (5) All amounts required to be withdrawn from an REO Account and deposited in the related Certificate Account in accordance with Section 5.17.

     Section 5.06. Payment of Taxes. If the Servicer becomes aware of the nonpayment by an Obligor of a personal property tax or other tax or charge which may result in a lien upon a Manufactured Home prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 5.02, shall take action to avoid the attachment of any such lien. If the Servicer shall have paid any such personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer shall seek reimbursement therefor only from the related Obligor (except as provided in the last sentence of this Section) and may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home on behalf of the Certificateholders and the Trustee, the Servicer shall pay the amount of any such personal property tax or other tax or charge arising during the time such Manufactured Home is in the Servicer's possession, unless the Servicer is contesting in good faith such personal property tax or other tax or charge or the validity of the claimed lien on such Manufactured Home. If the Obligor does not reimburse the Servicer for payment of taxes pursuant to this Section and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes out of the related Liquidation Proceeds.

     Section 5.07. Enforcement. (a) The Servicer, consistent with Section 5.02, will act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

     (b) The Servicer shall sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Certificateholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section
5.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the Person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the related Certificate Account that is required because of an overpayment in connection with the prepayment in full of such Contract or otherwise. The Servicer will not permit any rescission or cancellation of any Contract.

     Section 5.08. Transfer of Certificate Accounts. The Trustee may transfer either or both Certificate Accounts to a different depository institution from time to time, so long as such Certificate Account or Certificate Accounts remain Eligible Accounts. The Trustee shall give notice of any transfer of either Certificate Account to the Rating Agencies prior to such transfer.

     Section 5.09. Maintenance of Hazard Insurance Policies. (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided that such Hazard Insurance Policies may provide for customary deductible amounts, and provided further that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the related Certificate Account, on the Business Day next preceding the Determination Date following the Due Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or would have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section.

     (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee or foreclosed upon or otherwise acquired any Mortgaged Property, the Servicer shall either (i) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home or Mortgaged Property meeting the requirements of subsections (a) or (b), except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition.

     (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. The Servicer shall not be entitled to reimbursement from the Company, the Trustee or the Certificateholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of late payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds.

     Section 5.10. Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 5.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy, shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. Section 5.11. Collections under Hazard Insurance Policies; Consent to Transfers of Manufactured Homes; Assumption Agreements. (a) In connection with its activities as administrator and servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies. Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited within two Business Days after receipt in the related Certificate Account pursuant to Section 5.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

     (b) The Servicer shall not withhold its consent to any transfer of ownership of a Manufactured Home in accordance with the related Contract unless the proposed transferee does not meet the Servicer's then applicable underwriting standards (exclusive of down payment requirements). In addition, the Servicer shall not withhold such consent if such withholding of consent is not permitted under applicable law and governmental regulations.

     (c) In any case in which a Manufactured Home is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract, upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File, the Land-and-Home Contract File or the Mortgage Loan File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

     (d) Notwithstanding any of the foregoing, the Servicer shall not permit the extension of the maturity date of any Contract beyond the latest-occurring scheduled maturity date of any Contract as of the Cut-off Date.

     Section 5.12. Realization upon Defaulted Contracts. Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and any related Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current; provided, however, that notwithstanding anything else in this Agreement to the contrary, but subject to the requirements of law, the Servicer shall commence repossession, foreclosure and other realization procedures in respect of any Contract that is at any one time delinquent as to all or part of five or more (or ten or more, in the case of Bi-weekly Contracts and Semi-Monthly Contracts) scheduled payments; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the last proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Servicing File with respect to the related Contract. Such written notice shall be provided to the Trustee. In the event that the Trustee is responsible for foreclosing on a Contract, if the Trustee has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Trustee shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such repossession, foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. Subject to the foregoing proviso, in the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee. The Servicer shall manage, conserve and protect such Manufactured Homes and any related Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and any related Mortgaged Property on such terms and conditions as it deems in the best interests of the Certificateholders. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with
Section 5.02.

     Section 5.13. Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and any related Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel;
(iv) rental expenses (including the payment of rent not paid by the defaulting Obligor) incurred in maintaining a leasehold interest for the Manufactured Home; and (v) sales commissions paid to (a) Persons that are not Affiliates of the Servicer or (b) Affiliates of the Servicer, if such sales commission is no greater than the sales commission that would be paid to a Person that is not an Affiliate of the Servicer. The Servicer shall not incur the foregoing Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home.

     Notwithstanding anything in this Agreement to the contrary, so long as the Company is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the related
Certificate Account, as Liquidation Proceeds, an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less
(ii) $2,000. The Servicer shall not be reimbursed for any Liquidation Expenses incurred in connection with such Contract and shall retain any liquidation proceeds thereafter collected in liquidating such Contract.

     Section 5.14. Trustee to Cooperate. Upon payment in full of any Contract, the Servicer will notify the Trustee on the next Determination Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Certificate Account pursuant to Section 5.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and any related Mortgage and do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home and any related Mortgaged Property related thereto. The Servicer shall determine when a Contract has been paid in full; to the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the related Certificate Account. Upon request of a Servicing Officer, the Trustee shall, at the expense of the Servicer, perform such other acts as are reasonably requested by the Servicer (including, without limitation, the execution of documents) and otherwise cooperate with the Servicer in enforcement of rights and remedies with respect to Contracts, and the Trustee shall not be liable or responsible for the execution of any documents or performance of any acts requested by the Servicer pursuant to this Section.

     Section 5.15. Servicing and Other Compensation. The Servicer, as compensation for its activities hereunder including, without limitation, the payment of fees and expenses of the Trustee pursuant to Section 10.05, shall be entitled to receive on each Remittance Date the Group I Monthly Servicing Fee and the Group II Monthly Servicing Fee pursuant to, and to the extent provided in, Section 6.02. In addition, the Servicer may obtain any additional compensation permitted pursuant to this Agreement.

     Additional servicing compensation in the form of Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer.

     The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as provided pursuant to Sections 5.06, 5.09 and 5.13.

     Section 5.16. Custody of Contracts. (a) Subject to the terms and conditions of this Section and Section 3.04(a), the Servicer shall maintain custody of the Contract Files as custodian for the benefit of the Certificateholders and the Trustee. The Trustee, or a custodian appointed by or on behalf of the Trustee, shall maintain custody of the Land-and-Home Contract Files and the Mortgage Loan Files.

     (b) The Servicer agrees to maintain the related Contract Files at its offices where they are presently maintained, or at such other offices of the Servicer in the State of Tennessee as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such contracts. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders or the Trustee as the result of any act or omission by the
Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable to the Certificateholders for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee and will not be liable to the Trustee for any portion of such amount resulting from the negligence or willful misconduct of the Trustee. The agreement of the Servicer to indemnify the Trustee shall survive the resignation or removal of the Trustee and the termination of this Agreement.

     Section 5.17. REMIC Compliance. The parties intend that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of the Trust Fund and shall on behalf of the Trust Fund: (a) prepare, file and present to the Trustee to sign, or cause to be prepared, filed and presented to the Trustee to be signed, all required federal tax returns for the Trust Fund, including, but not limited to, Form 1066 using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the Trust Fund, to be treated as a REMIC on the Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) take such other actions as are necessary or appropriate to maintain the status of the Trust Fund as a REMIC; and (e) serve as tax matters person for the Trust Fund pursuant to Treasury Regulations Section 1.860F-4(d) or serve as attorney-in-fact and agent for any Person that is the tax matters person. Neither the Trustee nor the Servicer shall take any action or omit to take any action if such action or omission (as the case may be) would cause the termination of the REMIC status of the Trust Fund; provided, however, that neither the Trustee nor the Servicer shall be required to take any action if a Responsible Officer of the Trustee or the Servicer, as applicable, in good faith believes such action or omission to be inconsistent with any other provision of this Agreement. The Company and the Servicer shall cooperate with the Servicer or its agent for such purpose in supplying any information within their control that is necessary to enable the Servicer to perform its duties under this Section. The Holder of the Class R Certificate, by purchasing such Class R Certificate, (a) shall be deemed to consent to the appointment of the Servicer as (i) the tax matters person for the Trust Fund and (ii) the attorney-in-fact and agent for any person that is the tax matters person if the Servicer is unable to serve as the tax matters person and (b) agrees to execute any documents required to give effect to clause (a) of this sentence.

     The Holder of the Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of the Class R Certificate, if it is, or is holding the Class R Certificate on behalf of, a "pass-through interest holder."

     In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such tax shall be charged against amounts otherwise required to be distributed on the Class R Certificate. The Servicer shall notify the Trustee if any Tax is imposed on the Trust Fund and the amount of any such Tax. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed on the Class R Certificate, sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and, upon the receipt of written notice of the existence of any tax liability, shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed on the Class R Certificate and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in each Certificate Account after distributions of principal and interest to the related
Certificateholders pursuant to Section 6.01 in respect of the related Remittance Date notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from one of the Certificate Accounts are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed on the Class R Certificate and shall deposit such retained amounts in such Certificate Account for distribution to the Holders of Certificates other than the Class R Certificate.

     Except as provided in Section 3.05 and except in connection with REO Property, the Trustee shall not sell any Contract or any other asset of the Trust Fund unless either (i) it has received an Opinion of Counsel to the effect that such sale will not result in the imposition of taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, or (ii) the proceeds of such sale, net of any related taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, will at least equal the Repurchase Price of such Contract.

     In the event that any Manufactured Home is acquired in a repossession or foreclosure (an "REO Property"), the Servicer shall sell any REO Property within two years of its acquisition by the Trust Fund, unless, at the request and expense of the Servicer, the Servicer seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the Trustee for the benefit of the Certificateholders (each, an "REO Account"), which shall be an Eligible Account. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in each REO Account by the depository.

     The Servicer shall deposit, or cause to be deposited, within two Business Days after receipt on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deliver to the Trustee for deposit into the related Certificate Account the income from the REO Property on deposit in the REO Account, net of its reasonable fees and expenses.

     The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     The proceeds from the REO disposition, net of any reimbursement to the Servicer as provided above, shall be deposited in the REO Account and shall be deposited in the related Certificate Account when the related Contract becomes a Liquidated Contract.

     Section 5.18. Establishment of and Deposits in Distribution Accounts. On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, with respect to each Certificate Group, a Distribution Account which is an Eligible Account, in the form of one or more separate custodial accounts, titled (i) in the case of the Group I Certificates, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (Vanderbilt Mortgage and Finance, Inc., Seller), Group I, in trust for the Trustee" and (ii) in the case of the Group II Certificates, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (Vanderbilt Mortgage and Finance, Inc., Seller), Group II, in trust for the Trustee". The moneys in the Distribution Accounts shall not be invested. One Business Day prior to each Distribution Date, the Trustee shall deposit in each Distribution Account the related Available Distribution Amount.


                              [End of Article V]

                                  Article VI

                PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS
                           FROM CERTIFICATE ACCOUNTS

     Section 6.01. Monthly Payments. (a) On each Remittance Date the Trustee shall, based upon the information set forth in the Monthly Report for such Remittance Date, withdraw from each Distribution Account an amount equal to the related Available Distribution Amount for such Remittance Date and apply such amount as set forth below:

     A. On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

          (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

               (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

               (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

               (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero;

               (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero; and

               (f) to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period at the Class I A-7 Remittance Rate on the Class I A-7 Principal Balance to the Class I A-7 Certificates, together with any previously undistributed shortfalls in interest due on the Class I A-7 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-7 Certificates until the Class I A-7 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance to the Class I M-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance to the Class I B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

          (ix) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance to the Class I B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

          (x) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

          (xi) any Group I Monthly Excess Spread, to fund any Group II Available Funds Shortfall;

          (xii) any remaining Group I Monthly Excess Spread, to fund any unfunded Accelerated Principal Payment on the Group II Certificates after giving effect to the distribution specified in clause C(ix) or clause D(ix) of this Section 6.01(a);

          (xiii) any remaining Group I Monthly Excess Spread, to pay the Servicer the amount of any Group I Monthly Servicing Fee, if the Company is the Servicer;

          (xiv) any remaining Group I Monthly Excess Spread, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates;

          (xv) any remaining Group I Monthly Excess Spread, to pay that portion of the Group II Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer, if the Company is the Servicer;

          (xvi) any remaining Group I Monthly Excess Spread, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates that remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

          (xvii) any remaining Group I Monthly Excess Spread, to the holder of the Class R Certificate;

     B. On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

          (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

               (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

               (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

               (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero;

               (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero; and

               (f) to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period at the Class I A-7 Remittance Rate on the Class I A-7 Principal Balance to the Class I A-7 Certificates, together with any previously undistributed shortfalls in interest due on the Class I A-7 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-7 Certificates until the Class I A-7 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance to the Class I M-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

          (vi) the Class I M-1 Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance to the Class I B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

          (viii) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

          (ix) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance to the Class I B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

          (x) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero; provided, however, if the Class I A and Class I M Principal Balances have not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class I B-2 Certificates would reduce the Class I B-2 Principal Balance below the Class I B-2 Floor Amount, then the amount of such excess principal will instead by distributed, pro rata, to the Class I A Certificates and the Class I M Certificates based on the Class IA Principal Balance and the Class I M-1 Principal Balance prior to distributions pursuant to clauses B(ii), (iv) and (vi) above with respect to such Remittance Date. The allocations in respect of such excess principal to the Class I A Certificates will be in the order of priority set forth in clauses
          (B)(ii) and (iv) above;

          (xi) any Group I Monthly Excess Spread, to fund any Group II Available Funds Shortfall;

          (xii) any remaining Group I Monthly Excess Spread, to fund any unfunded Accelerated Principal Payment on the Group II Certificates after giving effect to the distribution specified in clause C(ix) or clause D(ix) of this Section 6.01(a);

          (xiii) any remaining Group I Monthly Excess Spread, to pay the Servicer the amount of any Group I Monthly Servicing Fee, if the Company is the Servicer;

          (xiv) any remaining Group I Monthly Excess Spread, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates;

          (xv) any remaining Group I Monthly Excess Spread, to pay that portion of the Group II Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer, if the Company is the Servicer;

          (xvi) any remaining Group I Monthly Excess Spread, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates that remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

          (xvii) any remaining Group I Monthly Excess Spread, to the holder of the Class R Certificate;

     C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

          (ii) the Group II Formula Principal Distribution Amount to the Class II A-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II A-1 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance to the Class II B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance to the Class II B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance to the Class II B-3 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

          (ix) any Group II Monthly Excess Spread, to fund any Accelerated Principal Payment on the Group II Certificates;

          (x) any remaining Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

          (xi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Classes of Certificates; if such remaining amounts are not sufficient to distribute the Aggregate Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining amounts will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owed to each such Class of Certificates;

          (xii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay the Servicer the amount of any Group II Monthly Servicing Fee, if the Company is the Servicer;

          (xiii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates;

          (xiv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay that portion of the Group I Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer, if the Company is the Servicer;

          (xv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates that remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and

          (xvi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to the holder of the Class R Certificate.

     D. On each Remittance Date on which the Class II B Principal Distribution Test is met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

          (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount to the Class II A-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II A-1 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance to the Class II B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

          (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance to the Class II B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Class II B Percentage of the Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance to the Class II B-3 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

          (viii) subject to the proviso below, the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero; provided, however, if the Class II A-1 Principal Balance has not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class II B-3 Certificates would reduce the sum of the Class II B-3 Principal Balance and the Overcollateralization Amount below the Group II Certificate Floor Amount, then the amount of such excess principal will instead be distributed to the Class II A-1 Certificates;

          (ix) any Group II Monthly Excess Spread, to fund any Accelerated Principal Payment on the Group II Certificates;

          (x) any remaining Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

          (xi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Classes of Certificates; if such remaining amounts are not sufficient to distribute the Aggregate Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining amounts will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owed to each such Class of Certificates;

          (xii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay the Servicer the amount of any Group II Monthly Servicing Fee, if the Company is the Servicer;

          (xiii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates;

          (xiv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay that portion of the Group I Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer, if the Company is the Servicer;

          (xv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates that remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and

          (xvi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to the holder of the Class R Certificate;

provided that, notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which a Deficiency Event occurs, the Group I Available Distribution Amount remaining after making the distributions of interest on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates required by clauses A(i) and B(i) above will be applied to distribute the Group I Formula Principal Distribution Amount on each Class of Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Certificates pro rata in accordance with the outstanding Principal Balance of each such Class of Certificates; provided, further, that (I) the aggregate amounts distributed on the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5
Certificates, Class I A-6 Certificates, Class I A-7 Certificates, Class I M-1 Certificates, Class I B-1 Certificates and Class I B-2 Certificates on account of principal shall not exceed the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I A-7 Principal Balance, the Original Class I M-1 Principal Balance, the Original Class I B-1 Principal Balance and the Original Class I B-2 Principal Balance, respectively, and (II) the aggregate amounts distributed on the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates on account of principal shall not exceed the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance and the Original Class II B-3 Principal Balance, respectively.

     The distributions on the Group I Certificates on each Remittance Date shall be made such that the Trustee shall distribute (x) to the holder of each Class I A Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I A Certificate and (2) as applicable, the Class I A-1 Distribution Amount, Class I A-2 Distribution Amount, Class I A-3 Distribution Amount, Class I A-4 Distribution Amount, Class I A-5 Distribution Amount, Class I A-6 Distribution Amount or Class I A-7 Distribution Amount for such Remittance Date, (y) to the holder of each Class I M-1 Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I M-1 Certificates and (2) the Class I M-1 Distribution Amount for such Remittance Date, and (z) to the holder of each Class I B Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I B Certificates and (2) as applicable, the Class I B-1 Distribution Amount or Class I B-2 Distribution Amount for such Remittance Date.

     The distributions to the Group II Certificates on each Remittance Date shall be made such that the Trustee shall distribute (x) to the holder of each Class II A-1 Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class II A-1 Certificate and (2) the Class II A-1 Distribution Amount for such Remittance Date, and (y) to the holder of each Class II B Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Certificateholder's Class II B Certificates and (2) as applicable, the Class II B-1 Distribution Amount, Class II B-2 Distribution Amount or Class II B-3 Distribution Amount for such Remittance Date. Any Accelerated Principal Payments distributable on a given Remittance Date pursuant to clauses A(xii), B(xii), C(ix) or D(ix), as applicable, of Section 6.01(a) shall be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date. The payment of any amounts made pursuant to clause A(xi) or B(xi), as applicable, of Section 6.01(a) to fund any Group II Available Funds Shortfall shall be applied as provided in clauses C(i) through C(viii), in that order, or D(i) through D(viii), in that order, as applicable, of Section 6.01(a). The payment of any amounts made pursuant to clause C(x) or D(x), as applicable, of Section 6.01(a) to fund any Group I Available Funds Shortfall shall be applied as provided in clauses A(i) through A(x), in that order, or B(i) through B(x), in that order, as applicable, of Section 6.01(a).

     The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; provided that if such Certificateholder holds Certificates with original denominations aggregating at least $5 million and has given the Trustee appropriate written instructions at least 5 Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Remittance Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Determination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Accounts, the Servicer promptly shall instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 11.01(b). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

     (b) On each Remittance Date for which the applicable Monthly Report indicates that one or more Interest Deficiency Withdrawals is required, after making the withdrawals and applications described in Section 6.01(a), the Trustee shall, based upon the information set forth in the related Monthly
Report:

               (A) withdraw from the Group I Distribution Account an amount equal to the Group I Interest Deficiency Withdrawal with respect to such Remittance Date and apply such amount to payment of the related Interest Deficiency Amount in the following order of priority:

          (i) to the Class I A-7 Certificates, the Class I A-7 Interest Deficiency Withdrawal, if any;

          (ii) to the Class I M-1 Certificates, the Class I M-1 Interest Deficiency Withdrawal, if any; and

          (iii) to the Class I B-1 Certificates, the Class I B-1 Interest Deficiency Withdrawal, if any.

               (B) withdraw from the Group II Distribution Account an amount equal to the Group II Interest Deficiency Withdrawal with respect to such Remittance Date and apply such amount to payment of the related Interest Deficiency Amount in the following order of priority:

          (i) to the Class II B-1 Certificates, the Class II B-1 Interest Deficiency Withdrawal, if any; and

          (ii) to the Class II B-2 Certificates, the Class II B-2 Interest Deficiency Withdrawal, if any.

     (c) On each Remittance Date, the Trustee shall, based upon the information set forth in the Monthly Report for such Remittance Date, withdraw from each Distribution Account (solely out of the related Available Distribution Amount for such Remittance Date after giving effect to the distributions made on the Group I and Group II Certificates pursuant to Section 6.01(a) on such Remittance Date) and distribute to the Holder of the Class R Certificate the Class R Distribution Amount for such Remittance Date. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Holder of the Class R Certificate.

     (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Group I and Group II Certificates. None of the Trustee, the Certificate Registrar, the Company and the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (e) On each Remittance Date the Trustee shall withdraw from each Certificate Account an amount equal to the related Guarantee Payment for such Remittance Date received by it from CHI pursuant to Section 6.05 and distribute such amount to (i) in the case of a Group I Guarantee Payment, the Class I B-2 Certificateholders and (ii) in the case of a Group II Guarantee Payment, the Class II B-3 Certificateholders.

     Section 6.02. Permitted Withdrawals from the Certificate Accounts. The Servicer may, and in the case of clause (vii) below shall, from time to time as provided herein, make withdrawals from each Certificate Account of amounts deposited therein pursuant to Section 5.05 that are attributable to Contracts of the related Group for the following purposes:

          (i) to pay to the Company with respect to each Contract of such Group or property acquired in respect thereof that has been purchased or replaced pursuant to Section 3.05 all amounts received thereon that are specified in such Section to be property of the Company;

          (ii) to reimburse itself for the payment of taxes out of Liquidation Proceeds relating to a Contract of such Group (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes, as permitted by Section 5.06;

          (iii) if neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay to itself Monthly Servicing Fee relating to such Group.

          (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in such Certificate Account) in respect of a Manufactured Home of such Group and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified as being reimbursable to it pursuant to Section 5.07, 5.09 or 5.13 or to a previous Servicer under
     Section 8.08;

          (v) to reimburse itself for any Nonrecoverable Advance or Monthly Advances with respect to such Group in accordance with Section 6.04(c) and for advances in respect of Liquidated Contracts in accordance with Section 6.04(c);

          (vi) to reimburse the Servicer for expenses incurred with respect to such Group and reimbursable to the Servicer pursuant to Section 8.06 (such reimbursement to be made only from funds that would otherwise be distributed on the Class R Certificate pursuant to Section 6.01(a)A(xvii) or 6.01 (a)B(xvii), in the case of Group I, or pursuant to Section 6.01(a)C(xiv) or 6.01 (a)D(xiv), in the case of Group II.

          (vii) to withdraw any amount deposited in such Certificate Account that was not required to be deposited therein (including any collections on the related Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund);

          (viii) withdraw all amounts on deposit in such Certificate Account which are to be deposited in the related Distribution Account in respect of the related Available Distribution Amount;

          (ix) withdraw amounts on deposit in the Certificate Account which are to be deposited in the related Distribution Account in respect of the Group I Interest Deficiency Withdrawal or the Group II Interest Deficiency Withdrawal, as applicable, if any; and

          (x)  withdraw  any  amounts  necessary  to pay any Taxes  pursuant to
     Section 5.17.

     Since,  in connection with  withdrawals  pursuant to clauses (i), (ii) and
(iv), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from each Certificate Account pursuant to such clauses.

     The Servicer shall report withdrawals with respect to each Due Period pursuant to this Section 6.02 in the related Monthly Report.

     Section 6.03. [Reserved].

     Section 6.04. Monthly Advances by the Servicer. (a) By the close of business on each Determination Date the Servicer shall deposit in each Certificate Account, out of its own funds, the related Monthly Advance; provided, however, that any such deposit out of the Servicer's own funds shall be made only to the extent necessary to cause the related Available Distribution Amount to be large enough to permit the distribution on the related Remittance Date of the amounts computed as set forth in (i) clauses A(i) through (x) or B(i) through (x), inclusive, as applicable, of Section 6.01(a), in the case of the Group I Certificates, and (ii) clauses C(i) through
(viii) and D(i) through (viii), inclusive, as applicable, of Section 6.01(a), in the case of the Group II Certificates.

     (b) On each Remittance Date, the Servicer shall reimburse itself for the Outstanding Amount Advanced to the extent of actual collections of late scheduled payments on the related Contracts.

     (c) If the Servicer determines that any advance made pursuant to Section 6.04(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the related Certificate Account for the amount of such Nonrecoverable Advance, but only to the extent of such Outstanding Amount Advanced.

     Section 6.05. Limited Guarantee. (a) No later than the third Business Day prior to each Remittance Date, the Servicer (if other than CHI) shall notify CHI of the amount of any Guarantee Payment for such Remittance Date. Not later than the Business Day preceding each Remittance Date, CHI shall deposit any such Guarantee Payment for such Remittance Date into the related Certificate Account.

     (b) The obligations of CHI under this Agreement shall not terminate upon or otherwise be affected by an Event of Default pursuant to Article IX of this Agreement.

     (c) The obligation of CHI to provide the Limited Guarantee under this Agreement shall terminate on the Final Remittance Date.

     (d) The obligation of CHI to make the Guarantee Payments described in subsection (a) above shall be unconditional and irrevocable and shall constitute an unsecured obligation of CHI and will rank on a parity with all other unsecured and unsubordinated indebtedness of CHI. CHI acknowledges that its obligation to make the Guarantee Payments described in subsection (a) above shall be deemed a guarantee by CHI of indebtedness of the Trust Fund for money borrowed from the Class I B-2 and Class II B-3 Certificateholders, and CHI acknowledges and agrees that it has no right of reimbursement, indemnity, exoneration, contribution or other similar right of recovery arising from amounts expended pursuant to its obligations under this Agreement, other than the right to receive distributions, to the extent available, from the Trust Fund as provided in this Agreement. In no event shall the amount paid on the Class I B-2 Certificates in respect of principal pursuant to the Group I Limited Guarantee exceed the Original Class I B-2 Principal Balance, and in no event shall the amount paid on the Class II B-3 Certificates in respect of principal pursuant to the Group II Limited Guarantee exceed the Original Class II B-3 Principal Balance. In no event shall either Limited Guarantee require CHI to make payments of the Class II B-3 Net Funds Cap Carryover Amount to the Class II B-3 Certificateholders.

     (e) If CHI fails to make a Guarantee Payment in whole or in part, CHI shall promptly notify the Trustee, and the Trustee shall promptly notify the Rating Agencies. CHI shall promptly notify the Rating Agencies in the event of any termination of the Limited Guarantee or any change of the Person providing the Limited Guarantee, including but not limited to a change by merger.

     Section 6.06. Alternate Credit Enhancement. CHI, at its option and upon prior written notice to the Rating Agencies, may substitute an alternate form of credit enhancement in place of the Limited Guarantee, provided that (i) the Rating Agencies shall notify CHI, the Company, the Servicer and the Trustee in writing that such alternate form of credit enhancement shall not result in a reduction in the then current ratings of the Certificates and (ii) CHI shall cause to be delivered to the Trustee an Opinion of Counsel to the effect that such substitution of credit enhancement shall not adversely affect the status of the Trust Fund as a REMIC. Such alternate form of credit enhancement can be in the form of cash or securities deposited by CHI or any other Person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party.

     Section 6.07. Calculation of the Remittance Rates with respect to the Floating Rate Certificates. On the second LIBOR Business Day immediately preceding each Remittance Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Remittance Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Servicer shall determine the Class I A-1 Remittance Rate, Class II A-1 Remittance Rate, the Class II B-1 Remittance Rate, the Class II B-2 Remittance Rate and the Class II B-3 Remittance Rate for the related Remittance Date.


                              [End of Article VI]

                                  Article VII

                                    REPORTS

     Section 7.01. Monthly Reports. Within two Business Days following each Determination Date, the Servicer shall cause the Trustee to receive, with respect to each Group of Contracts and each Certificate Group, a report (the "Monthly Report"), which shall include the following information with respect to the immediately following Remittance Date:

     (I) As to the Group I Contracts and Group I Certificates:

          (a) the Class I A-1 Distribution Amount, the Class I A-2 Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount, the Class I A-6 Distribution Amount, the Class I A-7 Distribution Amount, the Class I M-1 Distribution Amount, the Class I B-1 Distribution Amount and the Class I B-2 Distribution Amount for such Remittance Date;

          (b) the amount of principal to be distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date, separately stating the amounts specified in clauses
     (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group I Certificates;

          (c) the amount of interest to be distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date (separately identifying any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid Interest Shortfall, Class I A-4 Unpaid Interest Shortfall, Class I A-5 Unpaid Interest Shortfall, Class I A-6 Unpaid Interest Shortfall, Class I A-7 Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall and Class I B-2 Unpaid Interest Shortfall included in such distribution) and the Remittance Rate for each such Class of Certificates for such Remittance Date;

          (d) the remaining Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I A-7 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

          (e) the total amount of fees payable on such Remittance Date with respect to the Group I Contracts, separately identifying the Group I Monthly Servicing Fee, any related reimbursement to the Company pursuant to Section 8.06, and any related Late Payment Fees, Extension Fees and assumption fees paid during the prior Due Period;

          (f) the number and aggregate unpaid principal balance of Group I Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

          (g) the number of Group I Contracts that were repurchased by the Company in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

          (h) the Pool Factor for the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates after giving effect to the payment of principal to be made on such Remittance Date;

          (i) the Class R Distribution Amount, if any, for such Remittance Date, separately stating any Repossession Profits;

          (j) the aggregate principal balances of all Group I Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

          (k) the Group I Aggregate Net Liquidation Losses through the Due Period immediately preceding such Remittance Date;

          (l) the amount, if any, by which the Class I B-2 Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

          (m) the Class I B-2 Principal Liquidation Loss Amount, if any, for such Remittance Date;

          (n) the Guarantee Payment with respect to the Group I Certificates, if any, for such Remittance Date;

          (o) the amount of any related unadvanced shortfalls for the prior Due Period;

          (p) the number and dollar amount of Group I units repossessed during the prior Due Period;

          (q) the amount of any Principal Prepayments paid with respect to Group I Contracts during the prior Due Period;

          (r) the amount of any Scheduled Principal Payments to be made with respect to Group I Contracts on such Remittance Date;

          (s) the weighted average annual percentage rate of interest for the Contracts remaining in the Group I Contract Pool on such Remittance Date; and

          (t)  the  Interest   Deficiency   Amount  and   Interest   Deficiency
     Withdrawal, if any, for each of the Class I A-7, Class I M-1 and Class I B-1 Certificates with respect to such Remittance Date; and

     (II) As to the Group II Contracts and Group II Certificates:

          (a)  the  Class  II  A-1  Distribution   Amount,  the  Class  II  B-1
     Distribution Amount, the Class II B-2 Distribution Amount and the Class II B-3 Distribution Amount for such Remittance Date;

          (b) the amount of principal to be distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date, separately stating the amounts specified in clauses
     (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group II Certificates;

          (c) the amount of interest to be distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates holders on such Remittance Date (separately identifying any Class II A-1 Unpaid Interest Shortfall, Class II B-1 Unpaid Interest Shortfall, Class II B-2 Unpaid Interest Shortfall and Class II B-3 Unpaid Interest Shortfall included in such distribution) and the Remittance Rate for each such Class of Certificates for such Remittance Date;

          (d) the  remaining  Class  II A-1  Principal  Balance,  Class  II B-1
     Principal Balance, Class II B-2 Principal Balance and Class II B-3 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

          (e) the total amount of fees payable on such Remittance Date with respect to the Group II Contracts, separately identifying the Group II Monthly Servicing Fee, any related reimbursement to the Company pursuant to Section 8.06, and any related Late Payment Fees, Extension Fees and assumption fees paid during the prior Due Period;

          (f) the number and aggregate unpaid principal balance of Group II Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

          (g) the number of Group II Contracts that were repurchased by the Company in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

          (h) the Pool Factor for the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates after giving effect to the payment of principal to be made on such Remittance Date;

          (i) the Class R Distribution Amount, if any, for such Remittance Date, separately stating any Repossession Profits;

          (j) the aggregate principal balances of all Group II Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

          (k) the Group II Aggregate Net Liquidation Losses through the Due Period immediately preceding such Remittance Date;

          (l)  the  amount,   if  any,  by  which  the  Class  II  B-3  Formula
     Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

          (m) the Class II B-3 Principal Liquidation Loss Amount, if any, for such Remittance Date;

          (n) the Guarantee Payment with respect to the Group II Certificates, if any, for such Remittance Date;

          (o) the amount of any related unadvanced shortfalls for the prior Due Period;

          (p) the number and dollar amount of Group II units repossessed during the prior Due Period;

          (q) the amount of any Principal Prepayments paid with respect to Group II Contracts during the prior Due Period;

          (r) the amount of any Scheduled Principal Payments to be made with respect to Group II Contracts on such Remittance Date;

          (s) the weighted average annual percentage rate of interest for the Contracts remaining in the Group II Contract Pool on such Remittance Date;

          (t) the amount, if any, of any Accelerated Principal Payment for such Remittance Date;

          (u) the  Overcollateralization  Amount in respect of such  Remittance
     Date;

          (v) the  Required  Overcollateralization  Amount for such  Remittance
     Date;

          (w) the amount, if any, of any Overcollateralization Reduction Amount on such Remittance Date;

          (x) the amount, if any, of any outstanding Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount; and

          (y) a summary of withdrawals from the Certificate Account pursuant to
     Section 6.02 of this Agreement.

          (z)  the  Interest   Deficiency   Amount  and   Interest   Deficiency
     Withdrawal, if any, for each of the Class II B-1 and Class II B-2 Certificates with respect to such Remittance Date.

     The  Trustee  shall  send  copies of all  Monthly  Reports  to the  Rating
Agencies. The Trustee shall have no duty to recalculate or verify the information provided to it by the Servicer.

     Section 7.02. Certificate of Servicing Officer. Each Monthly Report pursuant to Section 7.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit G, certifying the accuracy of the Monthly Report and that no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     Section 7.03. Other Data. In addition, the Servicer on request of the Trustee shall furnish the Trustee such underlying data as may reasonably be requested.

     Section 7.04. Annual Statement as to Compliance. The Servicer will deliver to the Company, the Trustee and the Rating Agencies on or before the first day of the fifth month following the end of the Servicer's fiscal year, initially November 1, 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall notify the Trustee in the event of a change in the Servicer's fiscal year.

     Section 7.05. Annual Independent Public Accountants' Servicing Report. On or before November 1 of each year, beginning with November 1, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company, the Trustee and the Rating Agencies to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions that, in the opinion of such firm, generally accepted auditing standards require it to report. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Company, the Servicer and the Trustee relating to certificates evidencing an interest in manufactured housing contracts are substantially similar to one another except for any such pooling and servicing agreement which by its terms specifically states otherwise.

     Section 7.06. Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders pursuant to Article VI, the Trustee shall mail, or cause the Paying Agent to mail, to the Certificateholders of each Group, at the addresses appearing on the Certificate Register, a statement as of the related Remittance Date prepared by the Servicer setting forth, with respect to each Group:

     (I) As to the Group I Contracts and Group I Certificates:

                    (1) the Class I A-1  Distribution  Amount,  the Class I A-2
               Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount, the Class I A-6 Distribution Amount, the Class I A-7 Distribution Amount, the Class I M-1 Distribution Amount, the Class I B-1 Distribution Amount, the Class I B-2 Distribution Amount and the Class R Distribution Amount for such Remittance Date;

                    (2) the amount of principal to be distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date, separately stating the amounts specified in clauses (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group I Certificates;

                    (3) the amount of interest to be  distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date (separately identifying any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid Interest Shortfall, Class I A-4 Unpaid Interest Shortfall, Class I A-5 Unpaid Interest Shortfall, Class I A-6 Unpaid Interest Shortfall, Class I A-7 Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall or Class I B-2 Unpaid Interest Shortfall included in such distribution) and the related Remittance Rate for each such Class for such Remittance Date;

                    (4) the remaining  Class I A-1 Principal  Balance,  Class I
               A-2 Principal Balance,  Class I A-3 Principal  Balance,  Class I
               A-4 Principal Balance,  Class I A-5 Principal  Balance,  Class I
               A-6 Principal Balance, Class I A-7 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

                    (5) the number and  aggregate  unpaid  principal  amount of
               Group I Contracts that are delinquent 31 to 59 days, 60 to 89 days, and 90 or more days, respectively;

                    (6) the total  amount of fees payable out of the Trust Fund for such Due Period with respect to the Group I Contracts;

                    (7) the Pool Factor for each Class of Group I  Certificates after giving effect to the distribution on such Remittance Date;

                    (8) such other customary factual  information  available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Group I Certificateholders to prepare their tax returns;

                    (9) the  amount,  if any,  by which the Class I B-2 Formula
               Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

                    (10) the Class I B-2 Principal  Liquidation Loss Amount, if
               any, for such Remittance Date;

                    (11) the Group I Guarantee Payment, if any, for such Remittance Date; and

     (II) As to the Group II Contracts and Group II Certificates:

                    (1) the Class II A-1 Distribution  Amount, the Class II B-1
               Distribution Amount, the Class II B-2 Distribution Amount, the Class II B-3 Distribution Amount and the Class R Distribution Amount for such Remittance Date;

                    (2) the amount of principal to be distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date, separately stating the amounts specified in clauses (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group II Certificates;

                    (3) the amount of interest to be  distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date (separately identifying any Class II A-1 Unpaid Interest Shortfall, Class II B-1 Unpaid Interest Shortfall, Class II B-2 Unpaid Interest Shortfall or Class II B-3 Unpaid Interest Shortfall included in such distribution) and the related Remittance Rate for each such Class for such Remittance Date;

                    (4) the remaining Class II A-1 Principal Balance, Class II
               B-1 Principal Balance, Class II B-2 Principal Balance and Class II B-3 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

                    (5) the number and  aggregate  unpaid  principal  amount of
               Group II Contracts that are delinquent 31 to 59 days, 60 to 89 days, and 90 or more days, respectively;

                    (6) the total  amount of fees payable out of the Trust Fund for such Due Period with respect to the Group II Contracts;

                    (7) the Pool Factor for each Class of Group II Certificates after giving effect to the distribution on such Remittance Date;

                    (8) such other customary factual  information  available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Group II Certificateholders to prepare their tax returns;

                    (9) the  amount,  if any, by which the Class II B-3 Formula
               Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

                    (10) the Class II B-3 Principal Liquidation Loss Amount, if
               any, for such Remittance Date;

                    (11) the Group II Guarantee Payment, if any, for such Remittance Date;

                    (12) the amount, if any, of any Accelerated Principal Payment for such Remittance Date;

                    (13) the  Overcollateralization  Amount in  respect of such
               Remittance Date;

                    (14) the  Required  Overcollateralization  Amount  for such
               Remittance Date;

                    (15) the amount, if any, of any Overcollateralization Reduction on such Remittance Date; and

                    (16) the amount,  if any, of any  outstanding  Class II A-1
               Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount.

     In the case of  information  furnished  pursuant to clauses (I)(1) through
(I)(4) and (II)(1) through (II)(4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, and the Trustee, promptly upon receipt, shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (2) and (3) above, in the case of Class I B and Class II B Certificateholders, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force.

     On each Remittance Date, if the Servicer is not the Holder of the Class R Certificate, the Servicer shall forward or cause to be forwarded by mail to the Holder of the Class R Certificate a copy of the report forwarded to the Holders of Certificates on such Remittance Date. If the Servicer is not the Holder of the Class R Certificate, the Servicer shall also forward or cause to be forwarded by mail to the Holder of the Class R Certificate a statement setting forth the amount of the distribution to the Holder of the Class R Certificate, together with such other information as the Servicer deems necessary or appropriate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the holder of the Residual Interest a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of the Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time enforced.

     A Certificateholder holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interest of such Class shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.

     The Servicer shall send copies of all reports provided to the Trustee for the Certificateholders to each of the Underwriters.


                              [End of Article VII]

                                 Article VIII

                   INDEMNITIES; THE COMPANY AND THE SERVICER

     Section 8.01. Liabilities to Obligors. No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trustee and the Certificateholders expressly disclaim such assumption.

     Section 8.02. Tax Indemnification. The Company agrees to pay, and to indemnify, defend and hold harmless the Trust or any separate trustee, the Trustee, the Certificate Registrar, each Paying Agent and the Certificateholders from any taxes and related penalties which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts from the Company to the Trust or any separate trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any income or franchise taxes or federal, state or other taxes arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto) or tax due under Tenn. Code Ann. ss.67-4-409(b) or any successor provision and, in each such case, costs, expenses and reasonable counsel fees in defending against the same. The Servicer shall promptly notify the Trustee and the Rating Agencies, and the Trustee shall promptly notify the Rating Agencies, in the event that either such party becomes aware of the assertion of a claim or imposition of a lien by the Tennessee Department of Revenue arising out of any characterization by such Department of the transfer of the Contracts to the Trustee or any separate trustee as a secured financing rather than a sale for purposes of the Tennessee indebtedness tax.

     Section 8.03. Servicer's Indemnities. The Servicer shall defend and indemnify the Trust Fund, the Trustee, the Certificate Registrar, each Paying Agent, the Company and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer or a prior owner of Acquired Contracts or servicer on behalf of such owner with respect to any Contract or Manufactured Home and any failure by the Servicer to perform its obligations in compliance with the standard of care set forth in this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 8.03 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     Section 8.04. Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Company or the Servicer, as the case may be, together with any interest collected thereon, but reduced by interest on amounts paid by the Trustee through the date of reimbursement. The indemnities under this Article shall survive the termination of this Agreement and any resignation or removal of the Trustee.

     Section 8.05. Merger or Consolidation of the Company or the Servicer. The Company and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or association, as the case may be, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

     Any Person into which the Company or the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Company or the Servicer shall be a party, or any Person succeeding to the business of the Company or the Servicer, shall be the successor of the Company or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the requirements of Section 8.08 with respect to the qualifications of a successor to the Servicer. Each of the Company and the Servicer shall promptly notify the Trustee and the Rating Agencies of any such merger to which it is a party.

     Section 8.06. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standard of care set forth in this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the related Certificate Account and the Servicer shall be entitled to be reimbursed therefor out of such Certificate Account as provided by Section 6.02; provided that such reimbursement shall be made, from time to time on one or more Remittance Dates, only out of the related Available Distribution Amount for such Remittance Date that remains after the distributions on both the Group I Certificates and the Group II Certificates for such Remittance Date have been made.

     Section 8.07. Assignment by Servicer. The Servicer may, with the prior written consent of the Company, assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is satisfactory to the Trustee, in its sole judgment, and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided further that the Rating Agencys' rating of the Group I or Group II Certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from the Rating Agencies. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 8.08. Successor to the Servicer. In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to
Section 9.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof, which duty shall remain the obligation of the initial Servicer), or (ii) appoint a successor acceptable to the Company, which shall have a net worth of not less than $10,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal amount of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however, that with respect to either Group of Contracts, no such compensation shall be in excess of a monthly amount equal to 1/12 of the product of 1.25% and the Pool Scheduled Principal Balance for such Group for the Remittance Date in respect of which such compensation is being paid without the consent of all of the Certificateholders and notice to the Rating Agencies. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Sections 8.07 or 9.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to
Section 8.07 or removal of Servicer pursuant to Section 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 8.07 or 9.01 or the termination of this Agreement pursuant to
Section 11.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall, at its expense, timely deliver to the successor the funds in both Certificate Accounts and all Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

     Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders of such appointment.


                             [End of Article VIII]

                                  Article IX

                                    DEFAULT

     Section 9.01. Events of Default. In case one or more of the following Events of Default shall occur and be continuing, that is to say:

     (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company (which shall also give such notice to the Trustee) or to the Servicer, the Trustee and the Company by the Holders of Certificates evidencing not less than 25% of the Trust Fund; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company (which shall also give such notice to the Trustee), or to the Servicer, the Trustee and the Company by the Holders of Certificates evidencing not less than 25% of the Trust Fund; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

     then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of the Certificates evidencing not less than 25% of the Trust Fund, by notice in writing to the Servicer shall, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Contracts and the proceeds thereof. The Trustee shall send a copy of any such notice to the Rating Agencies. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.08. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

     Section 9.02. Waiver of Defaults. The Trustee may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 9.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 8.08 hereof.

     Section 9.04. Notification to Certificateholders. (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     (b) Within 60 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, the Trustee shall transmit by mail to all Holders of Certificates, notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

     Section 9.05. Effect of Transfer. (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the Trustee or new Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the new Servicer.

     (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 8.08 or 9.01 shall remain liable for any liability of the Servicer hereunder and shall remain entitled to any compensation due the Servicer that had already accrued prior to such transfer.

     (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VIII) other than those relating to the management, administration, servicing or collection of the Contracts.

     Section 9.06. Transfer of the Accounts.  Notwithstanding the provisions of
Section 9.01, if either Certificate Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account or accounts, which shall be Eligible Accounts, conforming with the requirements of this Agreement at the trust department of the Trustee or with a depository institution other than the Servicer or an Affiliate of the Servicer and promptly transfer all funds in such Certificate Account to such new Certificate Account, which shall thereafter be deemed the Certificate Account for the related Group for the purposes hereof.


                              [End of Article IX]

                                   Article X

                             CONCERNING THE TRUSTEE

     Section 10.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement, conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Trust Fund as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     None of the provisions contained in this Agreement shall require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 10.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:

     (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including appointing a custodian to maintain custody of the Land-and-Home Contract Files and the Mortgage Loan Files) or attorneys and the Trustee shall not be liable or responsible for the misconduct or negligence of any such agent or attorney appointed with due care; provided, however, that any Affiliate of the Company may only perform ministerial or custodial duties hereunder as agent for the Trustee; and

     (g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     Section  10.03.  Trustee Not Liable for  Certificates  or  Contracts.  The
recitals contained herein and in the Certificates (other than the countersignature of the Certificates) shall be taken as the statements of the Company or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the
Certificates (except that the Certificates shall be duly and validly countersigned by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Accounts by the Company or the Servicer. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the trust created hereby or to record this Agreement.

     Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates, and may deal with the Company, CHI and the Servicer in banking transactions, with the same rights it would have if it were not Trustee.

     Section 10.05. Servicer to Pay Fees and Expenses of Trustee. The Servicer covenants and agrees to pay, from its own funds, to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee, in accordance with any of the provisions of this Agreement and the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ (including any custodian), and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11 except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, liability or expense arising from any negligence or bad faith on the part of the Trustee. The covenants in this Section 10.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     Section 10.06. Eligibility Requirements for Trustee. There shall at all times be a Trustee hereunder which shall be either (a) The Chase Manhattan Bank or any other Person into which The Chase Manhattan Bank is merged or consolidated or to which substantially all of the properties and assets of The Chase Manhattan Bank are transferred as an entirety, and provided, further, that such entity is authorized to exercise corporate trust powers under the laws of the United States of America, any state thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and with a long-term debt rating of at least Baa3 or a short-term debt rating of at least Prime-3. If the corporation or banking association referred to in clause (b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 10.07. Resignation and Removal of the Trustee. The Trustee at any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Company, the Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Company promptly shall appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing more than 50% of the Trust Fund may remove the Trustee at any time and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08.

     Section 10.08. Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer and to the Rating Agencies. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 10.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of
(i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time or (ii) meeting any legal requirements with respect to the holding of the Contracts, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 10.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof. The Servicer shall be responsible for the fees and expenses of any co-trustee or separate trustee appointed hereunder to the extent and in the manner set forth for the Trustee in Section 10.05.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed or any regulation applicable to any of the Contracts (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Nothing in this Section shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.

     Section 10.11. Appointment of Office or Agency. The Trustee will appoint an office or agency in the City of New York where Certificates maybe surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 450 West 33rd Street, 15th Floor, New York, New York for such purposes. The Certificate Register may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in Section 12.10 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 10.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 10.13. Suits for Enforcement. In case an Event of Default or other default by the Servicer or of the Company shall occur and be continuing, the Trustee, in its discretion may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.


                              [End of Article X]

                                  Article XI

                                  TERMINATION

     Section 11.01. Termination. (a) The respective obligations and responsibilities of the Company, the Servicer (except as to Section 10.05) and the Trustee shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; or (ii) at the option of the Company (if the Company is not the Servicer) or the Servicer, on any Remittance Date after the first Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance is less than 10% of the Combined Total Original Contract Pool Principal Balance, upon the purchase of the Contracts at a price equal to the greater of (a) the sum of
(x) 100% of the principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to this Section), and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be, as of the close of business on such third Business Day) of all of the assets of the Trust Fund, plus, in the case of both (a) and (b), any Class I A-1 Unpaid Interest Shortfall, any Class I A-2 Unpaid Interest Shortfall, any Class I A-3 Unpaid Interest Shortfall, any Class I A-4 Unpaid Interest Shortfall, any Class I A-5 Unpaid Interest Shortfall, any Class I A-6 Unpaid Interest Shortfall, any Class I A-7 Unpaid Interest Shortfall, any Class I M-1 Unpaid Interest Shortfall, any Class I B-1 Unpaid Interest Shortfall and any Class I B-2 Unpaid Interest Shortfall, as well as one month's interest at the applicable APR on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed or foreclosed upon and not yet disposed of); provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Notwithstanding the foregoing, the option specified in clause (ii) of this
Section 11.01(a) shall not be exercisable if there will not be distributed on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I A-7, Class I M-1, Class I B-1 and Class I B-2 Certificates an amount equal to the Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I A-7 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance, respectively, together with the Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid
Interest Shortfall,  Class I A-4 Unpaid Interest Shortfall,  Class I A-5 Unpaid
Interest Shortfall,  Class I A-6 Unpaid Interest Shortfall,  Class I A-7 Unpaid
Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall and Class I B-2 Unpaid Interest Shortfall, respectively, and interest accrued during the related Interest Period on the Principal Balance of each such Class of Certificates at the related Remittance Rate. If the Company and the Servicer both desire to exercise the option in clause (ii) of this paragraph on any Remittance Date after the first Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance is less than 10% of the Combined Total Original Contract Pool Principal Balance, the Servicer shall have the prior right to exercise such option.

     (b) Notice of any termination, specifying the Remittance Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer (if the Company is exercising the option given it in Section 11.01(a), upon direction by the Company given 10 days prior to the date such notice is to be mailed) by letter to Certificateholders, the Trustee and the Rating Agencies mailed no later than the 15th day of the month preceding the month of such final distribution specifying (i) the Remittance Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer of or exchange any Certificates. If such notice is given in connection with the Company's or the Servicer's election to purchase, the Company or the Servicer shall deposit in each Certificate Account on the Business Day prior to the applicable Remittance Date the portion of the amount described in Section 11.01(a)(ii) relating to each Group. Upon presentation and surrender of the Group I Certificates, the Trustee shall cause to be distributed to Certificateholders, from funds in the Group I Certificate Account, in proportion to such Certificateholders' respective Percentage Interests, the following amounts (to the extent of available funds) in the following order of priority: (i) to the Class I A-1 Certificateholders, the Class I A-1 Principal Balance plus the interest due thereon; (ii) to the Class I A-2 Certificateholders, the Class I A-2 Principal Balance plus the interest due thereon; (iii) to the Class I A-3 Certificateholders, the Class I A-3 Principal Balance plus the interest due thereon; (iv) to the Class I A-4 Certificateholders, the Class I A-4 Principal Balance plus the interest due thereon; (v) to the Class I A-5 Certificateholders, the Class I A-5 Principal Balance plus the interest due thereon; (vi) to the Class I A-6 Certificateholders, the Class I A-6 Principal Balance plus the interest due thereon; (vii) to the Class I A-7 Certificateholders, the Class I A-7 Principal Balance plus the interest due thereon; (viii) to the Class I M-1
Certificateholders, the Class I M-1 Principal Balance plus the interest due thereon; (ix) to the Class I B-1 Certificateholders, the Class I B-1 Principal Balance plus the interest due thereon; (x) to the Class I B-2 Certificateholders, the Class I B-2 Principal Balance plus the interest due thereon; provided that if a Deficiency Event has occurred, the distribution pursuant to clause (i) , (ii) and (iii) shall be pro rata among such Classes on the basis of the amounts specified in such clauses. Upon presentation and surrender of the Group II Certificates, the Trustee shall cause to be distributed to Certificateholders, from funds in the Group II Certificate Account, in proportion to such Certificateholders' respective Percentage Interests, the following amounts (to the extent of available funds) in the following order of priority: (i) to the Class II A-1 Certificateholders, the Class II A-1 Principal Balance plus the interest due thereon; (ii) to the Class II B-1 Certificateholders, the Class II B-1 Principal Balance plus the interest due thereon; (iii) to the Class II B-2 Certificateholders, the Class II B-2 Principal Balance plus the interest due thereon, (iv) to the Class II B-3 Certificateholders, the Class II B-3 Principal Balance plus the interest due thereon and (v) to the Group II Certificateholders, the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount, if any, pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates. Upon such termination, any amounts remaining in the Certificate Accounts (other than amounts retained to meet claims) shall be paid to the Holder of the Class R Certificate. Following such final deposit, the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. The distribution on the final Remittance Date shall be in lieu of the distribution otherwise required to be made on such Remittance Date in respect of the Certificates. Any amounts retained in the Certificate Accounts that are owed to Certificateholders which have not surrendered their Certificates as of the final Remittance Date shall be withdrawn from the Certificate Accounts and held in an escrow account with the Trustee pending distribution pursuant to
Section 11.01(c).

     (c) If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Company and the Company may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

     Upon any termination pursuant to the exercise of the purchase option contained in Section 11.01(a)(ii) or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Remittance Date set forth in the notice given by the Servicer or the Trustee under this Section, the Holder of the Class R Certificate shall adopt a plan of complete liquidation of the Trust Fund; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance Date, the Servicer shall sell all of the assets of the Trust Fund to the Company or the Servicer, as the case may be, for cash.

     By its acceptance of the Class R Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by the Company.


                              [End of Article XI]

                                  Article XII

                            MISCELLANEOUS PROVISIONS

     Section 12.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and in no way shall affect the validity or enforceability of the other provisions of this Agreement.

     Section 12.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being covenanted expressly by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 12.03. Acts of Certificateholders. (a) Except as otherwise specifically provided herein, whenever Certificate-holder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) The ownership of Certificates shall be proved by the Certificate Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such security.

     (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     Section 12.04. Calculations. Except as other provided in this Agreement with respect to the Class I A-1 Certificates and the Class II Certificates, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places.

     Section 12.05. Amendment. This Agreement may be amended from time to time by the Company, the Servicer, and the Trustee, but without the consent of any of the Certificateholders, (a) to cure any ambiguity, mistake or error or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (b) to add to the duties or obligations of the Servicer hereunder, (c) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of Group I or Group II Certificates then given by a rating agency (it being understood that, after obtaining the rating of any Group I or Group II Certificates at the Closing Date, none of the Trustee, the Company or the Servicer is obligated to obtain, maintain or improve any rating of the Group I or Group II Certificates), (d) to facilitate the operation of a guarantee of either the Class I B-2 Certificates or the Class II B-3 Certificates by any Person (it being understood that the creation of any such guarantee is solely at the option of the Company and that such guarantee will not benefit in any way or result in any payments on any other Class of Certificates) or (e) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, including without limitation provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Group I and Group II Certificates is no longer permitted; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust Fund as a REMIC under the Code).

     This Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to maintain such qualification or avoid any such tax or minimize the risk of its imposition, and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder or (ii) prevent the Trust Fund from entering into any "prohibited transaction" as defined in
Section 860F of the Code provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust Fund from entering into such prohibited transaction, and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder.

     This Agreement also may be amended from time to time by the Company, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Trust Fund, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

     Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders under this
Section 12.05 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Section 12.06. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense with the consent of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Contracts.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.07. Contribution of Assets. Except as provided in Section 3.05(b) and so much of Section 3.05(a) as does not relate to a deposit in lieu of repurchase of a Contract the principal balance of which is incorrectly set forth on the Contract Schedule, following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust Fund unless the Company has delivered an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC so long as any Certificate is outstanding and (ii) such contribution will not cause the imposition of tax on contributions to the Trust Fund after the "start-up day" (as defined in Section 860G of the Code) with respect thereto.

     Section 12.08. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 12.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, except that the laws of the State of Tennessee shall govern the transfer, sale, assignment, set over and conveyance of the Contracts from the Company to the Trustee and separate trustee hereunder, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, as applicable.

     Section 12.10. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, or telecopied (with transmission confirmed by telephone) to, or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Company, 500 Alcoa Trail, Maryville, TN 37804, Attention: President;
(ii) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Surveillance Group (MBS); (iii) in the case of S&P, 25 Broadway, New York, New York 10004 Attention: Asset Backed Group; or (iv) in the case of the Fitch, One State Street Plaza, New York, New York 10004.

     Section 12.11. Merger and Integration of Documents. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 12.12. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 12.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


                             [End of Article XII]

         IN WITNESS WHEREOF, the Company, as Seller and Servicer, CHI and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                      VANDERBILT MORTGAGE AND FINANCE,
                                        INC., as Seller and Servicer


                                      By: /s/ Paul Nichols
                                          --------------------------
                                      Name: Paul Nichols
                                      Title: Assistant Secretary


                                      THE CHASE MANHATTAN BANK,
                                        as Trustee


                                      By: /s/ Kristen Driscoll
                                          -----------------------------
                                      Name:  Kristen Driscoll
                                      Title:  Trust Officer


                                      CLAYTON HOMES, INC., as Provider
                                        of the Limited Guarantee


                                      By: /s/ Kevin Clayton
                                          -----------------------------
                                      Name: Kevin Clayton
                                      Title: President

STATE OF TENNESSEE      )
                        ) ss.:
COUNTY OF BLOUNT        )


     On the 27th day of May, 1999, before me, a notary public in and for said State, personally appeared Paul Nichols, known to me to be the Assistant Secretary of Vanderbilt Mortgage and Finance, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          _____________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF TENNESSEE    )
                      ) ss.:
COUNTY OF BLOUNT      )


     On the 27th day of May, 1999 before me, a notary public in and for said State, personally appeared Kevin Clayton, known to me to be the President of Clayton Homes, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                          _____________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


         On the 27th day of May, 1999, before me, a notary public in and for said State, personally appeared _______________, known to me to be a _______________ of The Chase Manhattan Bank, a New York banking corporation that executed the within instrument, and also known to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          _____________________________________
                                                      Notary Public



[Notarial Seal]

                                  EXHIBIT A-1

                               CONTRACT SCHEDULE

                (On file with the Trustee and Brown & Wood LLP)

                                  EXHIBIT A-2

                          FORM OF CUSTODIAL AGREEMENT

                            Dated as of May 27, 1999


     THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee"), SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association, or its successors in interest (the "Custodian" or "SouthTrust"), and VANDERBILT MORTGAGE AND FINANCE, INC., a Tennessee corporation, or its successors in interest, individually and as Servicer (individually, "Vanderbilt" or, in its capacity as servicer, the "Servicer"), agree as follows:

     WHEREAS, the Trustee, Vanderbilt and Clayton Homes, Inc. have entered into a Pooling and Servicing Agreement, dated as of April 26, 1999 (the "Pooling Agreement"; terms used but not defined herein shall have the meanings assigned to them in Section 1.01 of the Pooling Agreement attached hereto at Appendix A) relating to the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates");

     WHEREAS, pursuant to Section 2.04 of the Pooling Agreement, Vanderbilt shall deliver each Delivered Land-and-Home Contract File and each Delivered Mortgage Loan File to the Trustee or a custodian on its behalf and the Trustee may appoint a custodian with respect to such Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files (collectively, the "Files");

     WHEREAS, the Trustee wishes to appoint SouthTrust as custodian with respect to the Files; and

     WHEREAS, SouthTrust is willing to act as custodian of the Files and perform its services in accordance with the terms and conditions hereof;

     WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Trustee, the Custodian and Vanderbilt agree as follows:

     1. Appointment as the Custodian. Subject to the terms and conditions herein, the Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, to maintain custody of the Files relating to the Land-and-Home Contracts and Mortgage Loans listed on Schedule I hereto (the "Schedule"). The Custodian shall have no duties or obligations except those expressly stated in this Agreement, and such duties or obligations shall be determined solely by the express provisions of this Agreement.

     2. Charges and Expenses. The Custodian will charge for its services under this Agreement as set forth in a separate agreement between the Custodian and Vanderbilt, the payment of which shall be the obligation of Vanderbilt. The Trustee shall not be responsible for the fees or expenses of the Custodian.

     3. Initial Delivery of Files. Within 30 days of the date hereof, the Servicer shall deliver the following items to the Custodian:

(1) with respect to each Land-and-Home Contract,

     (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

     (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

     (c)  with  respect  to  any  Land-and-Home   Contract  not  originated  by
     Vanderbilt,   the  assignment  of  the  Land-and-Home  Contract  from  the originator to Vanderbilt with evidence of recording thereon;

     (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

     (e) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts (listed on Exhibit D hereto), an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; provided, ----------- however, if Vanderbilt fails to deliver such an Opinion of Counsel for any of the states listed on Exhibit D, with respect to the Land-and-Home Contracts located in those states, Vanderbilt shall provide an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (f)  any  extension,   waiver  or  modification   agreement(s)   for  each
     Land-and-Home Contract on the Schedule; and

(2) with respect to each Mortgage Loan,

     (a) the original related Mortgage, with evidence of recording indicated thereon, and the original related mortgage note, if any;

     (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

     (c) an original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

     In lieu of the items to be recorded and delivered pursuant to Sections 3(1)(b), 3(1)(c), 3(1)(e), 3(2)(a), 3(2)(b) and 3(2)(c) above (the "Recorded
Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, Vanderbilt shall provide the Custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of Vanderbilt covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

     All of the items with respect to a Land-and-Home Contract which are delivered to and held by the Custodian are referred to herein as the "Delivered Land-and-Home Contract File." All of the items with respect to a Mortgage Loan which are delivered to and held by the Custodian are referred to herein as the "Delivered Mortgage Loan File."

     Such delivery shall be accompanied by a Certificate of Delivery (the "Certificate of Delivery") of Vanderbilt substantially in the form of Exhibit A hereto.

     4. Subsequent Delivery of Documents. Vanderbilt shall deliver each Recorded Document (or if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office) to the Custodian no later than the earlier of (1) five Business Days after receipt thereof and (ii) within 180 days of the Closing Date. In addition, within that same time period, Vanderbilt shall deliver to the Custodian any other original documents constituting a part of the Files.

     5. Maintenance of Office. The Custodian agrees to maintain the Delivered Land-and-Home Contract Files for each Land-and-Home Contract and the Delivered Mortgage Loan Files for each Mortgage Loan identified in the Schedule at the office of the Custodian located at 110 Office Park Drive, Birmingham, Alabama or at such other offices of the Custodian in the State of Alabama as the Custodian shall designate from time to time after giving the Servicer and the Trustee at least 10 days' prior written notice.

     6. Standard of Care and Limitation on Liability of the Custodian. The Custodian shall not be subject to liability for any loss with respect to the Files; provided, however, that the Custodian shall use its best judgment and perform its duties under this Agreement in good faith and in accordance with customary standards for such custody; and provided, however, that the provisions of this paragraph shall not be construed to relieve the Custodian from liability from its own negligence, or its own willful misconduct or any breach by the Custodian of any of its obligations hereunder.

     7. Duties of the Custodian. The Custodian shall have the following rights and obligations and shall perform the following duties with respect to the Files in its possession:

     (a) Safekeeping. To segregate the Files from all other mortgages and mortgage notes and similar records in its possession, to maintain the Files in secure, fireproof facilities, to identify the Files as being held and to hold the Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, and to conduct periodic physical inspections of the Files held by it under this Agreement in such a manner as shall enable the Custodian to verify the physical possession thereof. The Custodian will promptly report to the Servicer and the Trustee any failure on its part to hold the Files as herein provided and promptly take appropriate action to remedy any such failure.

     (b) Certification as to File Contents.

          (i) Within 45 days after the Custodian has received from (or on behalf of) the Servicer actual possession of each File, the Custodian shall (a) verify that, with respect to each File, all documents listed on the Certificate of Delivery have been executed, received and recorded, if applicable, except as noted on the list of exceptions attached thereto, and (b) deliver to the Servicer and the Trustee an Initial Certificate of Receipt, substantially in the form of Exhibit B-1 attached hereto, which ascertains that all required documents have been executed, received and recorded, if applicable. After the delivery of the Initial Certificate of Receipt, the Custodian shall provide to Vanderbilt and the Trustee, no less frequently than quarterly, updated certifications, in the form of Exhibit B-2, indicating the current status of exceptions until all such exceptions have been eliminated.

          (ii) In making such a review, the Custodian makes no representation and has no responsibilities as to the authenticity of such documents or their compliance with applicable law, including but not limited to their compliance with the requirements for recordation, the correctness of the legal description contained in any document or the collectibility of any of the loan amounts from any borrower. In making such verification, the Custodian may rely conclusively on the Schedule attached hereto and the Certificate of Delivery, and the Custodian shall have no obligation to independently verify the correctness of the Schedule or the Certificate of Delivery.

          (iii) If (a) any discrepancy exists between the Files in the possession of the Custodian and the Schedule or (b) any document or documents constituting a part of a File (the contents of which are indicated in the Certificate of Delivery) has been omitted or is defective in any material respect, the Custodian shall promptly notify the Servicer and the Trustee and deliver an exceptions report (the "Exceptions Report") as promptly as possible but in any event within 45 days of the date of receipt of the Files. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

     (c) Administration; Reports. The Custodian shall, at the expense of the Servicer and any subservicer, assist the Servicer and any subservicer generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Files.

     (d) Release of Documents. Upon receipt of a Request for Release (a "Request for Release") (substantially in the form attached hereto as Exhibit
C), to release all or a portion of any File to the Servicer, the Trustee, or the designee of either the Servicer or the Trustee, in accordance with the instructions furnished by the Servicer, and to cooperate on behalf of the Trustee in such release of Files. All documents so released to the Servicer, the Trustee or their respective designees shall be held by such entity in trust for the benefit of the Certificateholders. Unless such Land-and-Home Contract or Mortgage Loan has been liquidated, the Servicer, the Trustee or their respective designees shall return to the Custodian such released documents when such documents are no longer needed for the purpose set forth in the Request for Release.

     7. Access to Records. The Custodian shall permit the Trustee, Chase Bank of Texas, National Association (the "Separate Trustee"), the Servicer and any subservicer appointed by the Servicer and identified by the Trustee to the Custodian, or their duly authorized representatives, attorneys or auditors to inspect the Files and the books and records maintained by the Custodian at such time as the Trustee, the Separate Trustee, the Servicer or any subservicer may reasonably request, subject only to compliance by the Trustee, the Separate Trustee, the Servicer or any subservicer with the security procedures of the Custodian applied by the Custodian to its own employees having access to these and similar records.

     8. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Files upon receipt of written notice, request, consent, certificate, order, affidavit, letter, telegram or other document reasonably believed by it to be genuine and to have been signed or sent by the proper party or parties and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Trustee, the Separate Trustee, the Servicer or any subservicer; provided, however, that the provision of this paragraph shall not be construed to relieve the Custodian, its officers, directors, employees, agents or other representatives from liability from its own negligence or its own willful misconduct.

     9. Indemnification of the Custodian. Vanderbilt agrees to indemnify the Custodian for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys fees) which may be imposed on, incurred or asserted against the Custodian as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Files; provided, however, that Vanderbilt shall not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Custodian.

     10. Indemnification of the Trustee. Vanderbilt agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys fees) which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to or arising out of the maintenance and custody by the Custodian of the Files or the performance by the Custodian, Vanderbilt or any Servicer of their respective duties hereunder; provided, however, that Vanderbilt shall not be -------- ------- liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Trustee.

     11. Advice of Counsel. The Custodian shall be entitled to rely and act upon written advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law and Vanderbilt shall reimburse the Custodian for the reasonable attorneys' fees of the Custodian.

     12. SouthTrust Not to Resign. SouthTrust shall not resign from its obligations and duties as Custodian hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or affiliates, the other activities of SouthTrust so causing such a conflict being of a type and nature carried on by SouthTrust or its subsidiaries or affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) SouthTrust has proposed a successor custodian to the Trustee in writing and such proposed successor is reasonably acceptable to the Trustee; and (ii) Standard & Poor's ("S&P") or its successor in interest and Fitch IBCA, Inc. ("Fitch") or its successor in interest shall have delivered a letter to the Trustee prior to the appointment of the successor stating that the proposed appointment of such successor of SouthTrust hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by SouthTrust shall become -------- ------- effective until its successor or, in the case of (a) above, the Trustee or a custodian appointed by the Trustee and acceptable to S&P and Fitch shall have assumed SouthTrust's responsibilities and obligations hereunder. Any such determination permitting the resignation of SouthTrust pursuant to clause (a) above shall be evidenced by an opinion of counsel to such effect reasonably satisfactory to the Trustee and delivered to Vanderbilt and the Trustee concurrently with the delivery of any notice of resignation.

     13. Effective Period, Termination and Amendment. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by the Trustee with or without cause in a writing delivered or mailed, postage prepaid, to the other parties, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Files to the Trustee or a person designated by the Trustee at such place as the Trustee or the person designated by the Trustee may reasonably designate.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed, postage prepaid, to the Trustee at 450 West 33rd Street, 8th Floor, New York, New York 10001 Attention: Structured Finance Services (MBS); to the Custodian at P.O. Box 2554, Birmingham, Alabama 35290, Attention: Jay Searcy, Document Custody; to the Servicer or Vanderbilt at 500 Alcoa Trail, Maryville, TN 37804, Attention: President; or to such other address as the Trustee, the Custodian, the Servicer or Vanderbilt may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

     16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee, the Custodian, Vanderbilt, in its individual capacity, the Servicer and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in the Pooling Agreement, the parties hereto shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

     17.  Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts each of which will be deemed an original, which taken together shall constitute one and the same instrument.

     18. Obligations of the Trustee. Nothing in this Agreement shall be deemed to release the Trustee from any of its obligations under the Pooling Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                   THE CHASE MANHATTAN BANK,
                                        as Trustee



                                   By:  ____________________________
                                         Name:
                                         Title:


                                   SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                        as Custodian



                                   By:  _____________________________
                                         Name:
                                         Title:

                                   VANDERBILT MORTGAGE AND
                                        FINANCE, INC.
                                        individually and as Servicer



                                   By:  _____________________________
                                         Name:
                                         Title:

                                   APPENDIX A

                 (Series 1999B Pooling and Servicing Agreement)

                                   SCHEDULE I

            (Schedule of Land-and-Home Contracts and Mortgage Loans)

                                           EXHIBIT A TO THE CUSTODIAL AGREEMENT

                            CERTIFICATE OF DELIVERY

     The undersigned hereby certifies that the documents listed below, except as noted on the list of exceptions attached hereto, are included in the Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files delivered to the Custodian pursuant to the terms of the Custodial Agreement, dated May 27, 1999 (the "Custodial Agreement"), among The Chase Manhattan Bank, as trustee (the "Trustee"), SouthTrust Bank, National Association, as custodian (the "Custodian") and Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") for each contract on the Schedule:

(1) with respect to each Land-and-Home Contract,

     (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

     (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

     (c)  with  respect  to  any  Land-and-Home   Contract  not  originated  by
     Vanderbilt,   the  assignment  of  the  Land-and-Home  Contract  from  the originator to Vanderbilt with evidence of recording thereon;

     (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt with recourse;

     (e) with respect to the Land-and-Home Contracts located in the ten states listed on Exhibit D to the Custodial Agreement, the Opinion of Counsel specified in Section 3(1)(e) of the Custodial Agreement; provided, however, if Vanderbilt failed to deliver such an Opinion of Counsel for any of the states listed on Exhibit D to the Custodial Agreement, with respect to the Land-and-Home Contracts located in those states, the original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (f)  any  extension,   waiver  or  modification   agreement(s)   for  each
     Land-and-Home Contract on the Schedule.

(2) with respect to each Mortgage Loan,

     (a) the original related Mortgage, with evidence of recording indicated thereon, and the original related mortgage, if any;

     (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

     (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

In lieu of the items to be recorded and delivered  pursuant to Sections (1)(b),
(1)(c), (1)(e), (2)(a), (2)(b) and (2)(c) above (the "Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, Vanderbilt has provided the Custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of Vanderbilt covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

     In accordance with Section 4 of the Custodial Agreement, Vanderbilt shall deliver to the Custodian any additional items required pursuant to Custodial Agreement within the time period specified therein.

     Capitalized terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

Dated:                                 VANDERBILT MORTGAGE AND FINANCE, INC.,
                                         as Servicer



                                       By:__________________________________
                                          Name:
                                          Title:

                                         EXHIBIT B-1 TO THE CUSTODIAL AGREEMENT

                         INITIAL CERTIFICATE OF RECEIPT

The Chase Manhattan Bank,
  as Trustee
450 West 33rd Street
8th Floor
New York, New York  10001
Attention: Structured Finance Services (MBS)

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, TN  37802

     Re: Custodial Agreement, dated as of May 27, 1999, among The Chase Manhattan Bank, SouthTrust Bank, National Association and Vanderbilt Mortgage and Finance, Inc.
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned hereby acknowledges receipt on this ___ day of __________ 1999 of the Certificate of Delivery and the Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files. Subject to the Custodial Agreement, dated May 27, 1999, among The Chase Manhattan Bank, as trustee (the "Trustee"), SouthTrust Bank, National Association, as custodian (the "Custodian") and Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt" or in its capacity as servicer, the "Servicer") (the "Custodial Agreement"), the undersigned hereby certifies that it has reviewed each of the Files listed on the Schedule and that it is holding, on behalf of the Trustee and for the benefit of the Certificateholders, the following items (except as noted on the list of exceptions attached hereto):

(1) with respect to each Land-and-Home Contract,

     (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

     (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

     (c)  with  respect  to  any  Land-and-Home   Contract  not  originated  by
     Vanderbilt,   the  assignment  of  the  Land-and-Home  Contract  from  the originator to Vanderbilt with evidence of recording thereon;

     (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

     (e) (1) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts (listed on Exhibit D to the Custodial Agreement), an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; or

     (2) if the above-referenced Opinion of Counsel is not delivered with respect to any of the ten states listed on Exhibit D to the Custodial Agreement, with respect to the Land-and-Home Contracts located in those states, an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (f) any extension, waiver or modification agreement(s) of which the Custodian is aware for each Land-and-Home Contract on the Schedule.

(2) with respect to each Mortgage Loan,

     (a) the original related Mortgage, with evidence of recording indicated thereon, and the original related mortgage note, if any;

     (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

     (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

     (d) any extension, modification or waiver agreement(s) of which the Custodian is aware for each Mortgage Loan on the Schedule.

     In lieu of the items to be  recorded  and  delivered  pursuant to Sections
(1)(b),  (1)(c),  (1)(e),  (2)(a),  (2)(b)  and  (2)(c)  above  (the  "Recorded
Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, the Custodian has received a copy thereof together with an Officer's Certificate certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

     Pursuant to Section 7(b) of the Custodial Agreement, the Custodian will provide an updated certification to Vanderbilt and the Trustee, no less frequently than quarterly, indicating the current status of exceptions until all such exceptions have been eliminated.

     The undersigned agrees to hold the Files strictly in accordance with the Custodial Agreement and shall perform its duties as explicitly set forth thereunder, and shall have no other duties thereunder. Terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

                                       SOUTHTRUST BANK, NATIONAL ASSOCIATION


                                       By:__________________________________
                                          Name:
                                          Title:

                                         EXHIBIT B-2 TO THE CUSTODIAL AGREEMENT

                         FORM OF UPDATED CERTIFICATION

The Chase Manhattan Bank,
  as Trustee
450 West 33rd Street
8th Floor
New York, New York  10001
Attention: Structured Finance Services (MBS)

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, TN  37804

     Re: Custodial Agreement, dated as of May 27, 1999, among The Chase Manhattan Bank, SouthTrust Bank, National Association and Vanderbilt Mortgage and Finance, Inc.
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 7 of the above-referenced Custodial Agreement, the undersigned, as Custodian, hereby sets forth an updated exception report from the previous Custodian's Certificate issued [INSERT DATE].

     The undersigned agrees to hold the Files strictly in accordance with the Custodial Agreement and shall perform its duties as explicitly set forth thereunder, and shall have no other duties thereunder. Terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

                               SOUTHTRUST BANK, NATIONAL
                               ASSOCIATION


                               By:__________________________________
                                  Name:
                                  Title:

                                           EXHIBIT C TO THE CUSTODIAL AGREEMENT

                        REQUEST FOR RELEASE OF DOCUMENTS
-------------------------------------------------------------------------------


TO:  SOUTHTRUST BANK, NATIONAL ASSOCIATION    DATE:
     ___________________________
     ___________________________
     ___________________________
     ___________________________

FROM: __________________________
      __________________________
      __________________________

RE: Custodial Agreement, dated as of May 27, 1999 (the "Custodial Agreement"), among The Chase Manhattan Bank, as trustee, SouthTrust Bank, National
Association, as custodian and Vanderbilt Mortgage and Finance, Inc., individually and as Servicer.





-------------------------------------------------------------------------------
IN CONNECTION WITH THE ADMINISTRATION OF THE FILES HELD BY YOU IN CUSTODY FOR THE CHASE MANHATTAN BANK AND PURSUANT TO THE CUSTODIAL AGREEMENT, THE
UNDERSIGNED REQUESTS THE RELEASE OF THE DOCUMENTS DESCRIBED BELOW FOR THE REASON INDICATED.
-------------------------------------------------------------------------------

OBLIGOR'S NAME, ADDRESS AND ZIP CODE             LOAN NO.

                                        POOL ID

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ORIGINAL CONTRACT AMOUNT..........................    $___________

DATE OF ORIGINAL CONTRACT.............................      ___________

_________
PAID THROUGH DATE.......................................... ___________
-------------------------------------------------------------------------------
REASON FOR REQUESTING DOCUMENTS                  AMOUNT         SETTLEMENT DATE

  [ ] CONTRACT PAID IN FULL                      $________      __________
  [ ] FORECLOSURE                                $________      __________
  [ ] EXHIBITS ATTACHED FOR SUBSTITUTION         $________      __________
  [ ] OTHER (explain)___________________         $________      __________

WE CERTIFY THAT ALL AMOUNTS RECEIVED OR TO BE RECEIVED IN CONNECTION WITH SUCH PAYMENT WHICH ARE REQUIRED TO BE CREDITED TO THE PROTECTED ACCOUNT OR DEPOSITED TO THE CERTIFICATE ACCOUNT HAVE BEEN OR, WITHIN TWO BUSINESS DAYS, RECEIPT OF SUCH PAYMENT WILL BE CREDITED OR DEPOSITED.

_______________________________________________________________________________
SIGNATURE                                                       DATE

_______________________________________________________________________________
PARTICIPANT AUTHORIZED SIGNATURE

_______________________________________________________________________________
[CUSTODIAN'S] RELEASE AUTHORIZATION


_______________________________________________________________________________
NAME             AND             TITLE              SIGNATURE              DATE
-------------------------------------------------------------------------------
TO CUSTODIAN: PLEASE ACKNOWLEDGE BELOW BY YOUR SIGNATURE THE EXECUTION OF THE ABOVE REQUEST. YOU MUST RETAIN THIS FORM FOR YOUR FILES.




DOCUMENT RETURNED TO CUSTODY:

_______________________________              ____________
SIGNATURE                                    DATE

                                           EXHIBIT D TO THE CUSTODIAL AGREEMENT

                 LIST OF TEN STATES WITH HIGHEST CONCENTRATION
                        OF LAND-AND-HOME CONTRACT FILES

                                  EXHIBIT B-1

                  FORM OF FACE OF CLASS [I A-1][I A-2][I A-3]
                   [I A-4][I A-5][I A-6] [I A-7] CERTIFICATE

              SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE
              HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              [FOR CLASS I A-7 ONLY: THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A-1, CLASS I A-2, CLASS I A-3 CLASS I A-4, CLASS I A-5 AND CLASS I A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

Number___________

Date of Pooling and                          Original Denomination
Servicing Agreement and                      $______________
Cut-off Date:
April 26, 1999                               Original Class [I A-1][I A-2]
                                             [I A-3][I A-4][I A-5][I A-6][I A-7]
                                             Principal Balance:
Class [I A-1][I A-2][I A-3]                  $[__________]
[I A-4][I A-5][I A-6][I A-7]                 $[__________]
Remittance Rate: As specified                $[__________]
in the Pooling and Servicing                 $[__________]
Agreement referred to herein                 $[__________]
                                             $[__________]

                                             Remittance Date after
                                             Latest Due Date:  ____ __, ____

First Remittance Date:                              CUSIP _______________
June 7, 1999

          MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                      PASS-THROUGH CERTIFICATE
         SERIES 1999B, CLASS [I A-1][I A-2][I A-3][I A-4][I
                         A-5][I A-6][I A-7]
                     [(SENIOR)][(SUBORDINATE)]

              evidencing a percentage  interest in any
              distributions  allocable to the Class [I
              A-1][I  A-2][I  A-3][I  A-4][I  A-5]  [I
              A-6][I A-7] Certificates with respect to
              a  pool  of  fixed   rate   conventional
              manufactured housing contracts formed and sold by

        VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS [I A-1][I A-2][I A-3] [I A-4][I A-5][I A-6][I A-7] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

     This certifies that CEDE & CO. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer, Clayton Homes, Inc., as provider of the Limited Guarantee and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6][I A-7] Certificateholder an amount equal to the product of the Percentage Interest evidenced by such Class [A-1][A-2][A-3][A-4][A-5][A-6][I A-7] Certificateholder's Certificate and the Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6][I A-7] Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6][I A-7] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     [For Class I A-7 only] Unless the Opinion of Counsel as to certain ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                                 By___________________________
                                                           Authorized Officer

[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By________________________________               By___________________________,

                                        OR

         Authenticating Agent                               Trustee


_________________________________                ______________________________
Authorized Signatory                             Authorized Signatory


[Signature page to Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6][I A-7] Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B]

                                  EXHIBIT B-2

                    FORM OF FACE OF CLASS II A-1 CERTIFICATE

            SOLELY  FOR  U.S.  FEDERAL  INCOME  TAX  PURPOSES,  THIS
            CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number

Date of Pooling and                      Original Denomination
Servicing Agreement and                  $
Cut-off Date:
April 26, 1999                           Original Class II
                                         Principal Balance:
Class II A-1                             $[__________]
Remittance Rate: As specified
in the Pooling and Servicing
Agreement referred to herein

                                         Remittance Date after
                                         Latest Due Date:  ____ __, ____
First Remittance Date:                   CUSIP _______________
June 7, 1999

                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
                           SERIES 1999B, CLASS II A-1
                                   (SENIOR)

                      evidencing a percentage interest
                      in any  distributions  allocable
                      to the Class II A-1 Certificates
                      with  respect to a pool of fixed
                      rate  conventional  manufactured
                      housing   contracts  formed  and
                      sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS II A-1 PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

     This certifies that CEDE & CO. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer, Clayton Homes, Inc., as provider of the Limited Guarantee and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class II A-1 Certificateholder an amount equal to the product of the Percentage Interest evidenced by such Class II A-1 Certificateholder's Certificate and the Class II A-1 Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class II A-1 Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       THE CHASE MANHATTAN BANK,
                                        as Trustee


                                       By________________________________
                                         Authorized Officer
[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By_________________________________    By_________________________________,

                                    OR

         Authenticating Agent                          Trustee



__________________________________     ____________________________________
Authorized Signatory                   Authorized Signatory


[Signature page to Class II A-1 Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B]

                                  EXHIBIT B-3

                    FORM OF FACE OF CLASS I M-1 CERTIFICATE

              SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

              THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Number________

Date of Pooling and                      Original Denomination
Servicing Agreement and                  $____________________
Cut-off Date:
April 26, 1999                           Original Class M-1
                                         Principal Balance:
Class I M-1                              $[__________]
Remittance Rate: As specified
in the Pooling and Servicing
Agreement referred to herein


                                         Remittance Date after
                                         Latest Due Date:  ____ __, ____

First Remittance Date:                           CUSIP _______________
June 7, 1999

                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
                           SERIES 1999B, CLASS I M-1
                                 (SUBORDINATE)

                    evidencing a percentage interest in any distributions allocable to the Class I M-1 Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS I M-1 PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

     This certifies that CEDE & CO. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer, Clayton Homes, Inc., as provider of the Limited Guarantee and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class I M-1 Certificateholder an amount equal to (i) the product of the Percentage Interest evidenced by such Class I M-1 Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class IA Certificates as specified in the Agreement, the Class I M-1 Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class I M-1 Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     Unless the  Opinion of Counsel as to certain  ERISA  matters  required  by
Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                          THE CHASE MANHATTAN BANK,
                                          as Trustee


                                          By___________________________________
                                                           Authorized Officer

[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By_______________________________         By__________________________________,

                                     OR

Authenticating Agent                                          Trustee


________________________________          _____________________________________
Authorized Signatory                      Authorized Signatory


[Signature page to Class I M-1 Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B]

                                  EXHIBIT C-1

                FORM OF FACE OF CLASS [I B-1][I B-2] CERTIFICATE

                      SOLELY FOR U.S. FEDERAL INCOME TAX
                      PURPOSES,  THIS  CERTIFICATE  IS A
                      "REGULAR   INTEREST"  IN  A  "REAL
                      ESTATE     MORTGAGE     INVESTMENT
                      CONDUIT"   AS  THOSE   TERMS   ARE
                      DEFINED, RESPECTIVELY, IN SECTIONS
                      860G  AND  860D  OF  THE  INTERNAL
                      REVENUE CODE.

                      UNLESS   THIS    CERTIFICATE    IS
                      PRESENTED    BY   AN    AUTHORIZED
                      REPRESENTATIVE  OF THE  DEPOSITORY
                      TRUST  COMPANY  TO THE  TRUSTEE OR
                      ITS  AGENT  FOR   REGISTRATION  OF
                      TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY    CERTIFICATE    ISSUED    IS
                      REGISTERED  IN THE  NAME OF CEDE &
                      CO.   OR   SUCH   OTHER   NAME  AS
                      REQUESTED    BY   AN    AUTHORIZED
                      REPRESENTATIVE  OF THE  DEPOSITORY
                      TRUST  COMPANY  AND ANY PAYMENT IS
                      MADE TO CEDE & CO., ANY  TRANSFER,
                      PLEDGE  OR OTHER  USE  HEREOF  FOR
                      VALUE  OR  OTHERWISE  BY OR TO ANY
                      PERSON  IS   WRONGFUL   SINCE  THE
                      REGISTERED  OWNER  HEREOF,  CEDE &
                      CO., HAS AN INTEREST HEREIN.

                      [FOR  CLASS  I  B-1   CERTIFICATES
                      ONLY:    THIS    CERTIFICATE    IS
                      SUBORDINATED  IN RIGHT OF  PAYMENT
                      TO THE  CLASS I A AND  CLASS I M-1
                      CERTIFICATES  AS  DESCRIBED IN THE
                      POOLING  AND  SERVICING  AGREEMENT
                      REFERRED TO HEREIN.]

                      [FOR  CLASS  I  B-2   CERTIFICATES
                      ONLY]    THIS    CERTIFICATE    IS
                      SUBORDINATED  IN RIGHT OF  PAYMENT
                      TO THE CLASS I A,  CLASS I M-1 AND
                      CLASS   I  B-1   CERTIFICATES   AS
                      DESCRIBED   IN  THE   POOLING  AND
                      SERVICING  AGREEMENT  REFERRED  TO
                      HEREIN.

                      [FOR  CLASS  I  B-2   CERTIFICATES
                      ONLY:   TO  THE   LIMITED   EXTENT
                      DESCRIBED   IN  THE   POOLING  AND
                      SERVICING      AGREEMENT      THIS
                      CERTIFICATE  IS  ENTITLED  TO  THE
                      BENEFITS OF THE LIMITED  GUARANTEE
                      OF  CHI AS SET  FORTH  IN  SECTION
                      6.06 THEREOF.]

Number________

Date of Pooling and                         Original Denomination
Servicing Agreement and                     $____________________
Cut-off Date:
April                                       26, 1999 Original Class
                                            [I     B-1][I      B-2]
                                            Principal Balance:
Class [I B-1] [I B-2] Remittance
Rate: As specified in the                   $[_________] $[____________]
Pooling and Servicing Agreement
referred to herein.
                                            Remittance Date after
                                            Latest Due Date:  ____ __, ____
First Remittance Date:
June 7, 1999

                                                           CUSIP ______________


                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
                Series 1999B CLASS [I B-1][I B-2] (SUBORDINATE)

                    evidencing a percentage  interest in any
                    distributions  allocable to the Class [I
                    B-1][I B-2] Certificates with respect to
                    a  pool  of  fixed   rate   conventional
                    manufactured housing contracts formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     Except  as  set  forth  in  the  Pooling  and  Servicing  Agreement,  this
Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS [I B-1][I B-2] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

     This certifies that CEDE & CO. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer, Clayton Homes, Inc., as provider of the Limited Guarantee, and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed to each Class [I B-1][I B-2] Certificateholder an amount equal to the product of (i) the Percentage Interest evidenced by such Class [B-1][B-2] Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class I A, Class I M-1 [and Class I B-1] Certificates as specified in the Agreement, the Class [I B-1][I B-2] Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [I B-1] [I B-2] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
                                      THE CHASE MANHATTAN BANK,
                                       as Trustee


                                      By________________________________
                                        Authorized Officer
[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________      By_______________________________,

                                  OR

       Authenticating Agent                         Trustee


______________________________        _________________________________
Authorized Signatory                  Authorized Signatory


[Signature page to Class [I B-1][I B-2]
Certificate, Manufactured Housing
Contract Senior/Subordinate
Pass-Through Certificates,
Series 1999B]

                                  EXHIBIT C-2

           FORM OF FACE OF CLASS [II B-1][II B-2][II B-3] CERTIFICATE

                    SOLELY  FOR U.S.  FEDERAL  INCOME  TAX
                    PURPOSES,   THIS   CERTIFICATE   IS  A
                    "REGULAR  INTEREST"  IN A "REAL ESTATE
                    MORTGAGE  INVESTMENT CONDUIT" AS THOSE
                    TERMS ARE  DEFINED,  RESPECTIVELY,  IN
                    SECTIONS 860G AND 860D OF THE INTERNAL
                    REVENUE CODE.

                    UNLESS THIS  CERTIFICATE  IS PRESENTED
                    BY AN AUTHORIZED REPRESENTATIVE OF THE
                    DEPOSITORY   TRUST   COMPANY   TO  THE
                    TRUSTEE OR ITS AGENT FOR  REGISTRATION
                    OF TRANSFER,  EXCHANGE OR PAYMENT, AND
                    ANY  CERTIFICATE  ISSUED IS REGISTERED
                    IN THE  NAME  OF  CEDE & CO.  OR  SUCH
                    OTHER   NAME   AS   REQUESTED   BY  AN
                    AUTHORIZED   REPRESENTATIVE   OF   THE
                    DEPOSITORY   TRUST   COMPANY  AND  ANY
                    PAYMENT  IS MADE  TO  CEDE & CO.,  ANY
                    TRANSFER,  PLEDGE OR OTHER USE  HEREOF
                    FOR  VALUE OR  OTHERWISE  BY OR TO ANY
                    PERSON   IS    WRONGFUL    SINCE   THE
                    REGISTERED  OWNER HEREOF,  CEDE & CO.,
                    HAS AN INTEREST HEREIN.]

                    [[FOR CLASS II B-1 CERTIFICATES  ONLY]
                    THIS  CERTIFICATE IS  SUBORDINATED  IN
                    RIGHT  OF  PAYMENT  TO THE  CLASS II A
                    CERTIFICATES   AS   DESCRIBED  IN  THE
                    POOLING   AND   SERVICING    AGREEMENT
                    REFERRED TO HEREIN.]

                    [FOR CLASS II B-2  CERTIFICATES  ONLY]
                    THIS  CERTIFICATE IS  SUBORDINATED  IN
                    RIGHT OF PAYMENT TO THE CLASS II A AND
                    CLASS II B-1 CERTIFICATES AS DESCRIBED
                    IN THE POOLING AND SERVICING AGREEMENT
                    REFERRED TO HEREIN.

                    [FOR CLASS II B-3  CERTIFICATES  ONLY]
                    THIS  CERTIFICATE IS  SUBORDINATED  IN
                    RIGHT OF  PAYMENT  TO THE  CLASS II A,
                    CLASS   II  B-1  AND   CLASS   II  B-2
                    CERTIFICATES   AS   DESCRIBED  IN  THE
                    POOLING   AND   SERVICING    AGREEMENT
                    REFERRED TO HEREIN.

                    [FOR CLASS II B-3  CERTIFICATES  ONLY:
                    TO THE LIMITED EXTENT DESCRIBED IN THE
                    POOLING AND SERVICING  AGREEMENT  THIS
                    CERTIFICATE   IS   ENTITLED   TO   THE
                    BENEFITS OF THE LIMITED  GUARANTEE  OF
                    CHI  AS  SET  FORTH  IN  SECTION  6.06
                    THEREOF.]

Number_______

Date of Pooling and                       Original Denomination
Servicing Agreement and                   $____________________
Cut-off Date:
April                                     26, 1999 Original Class
                                          [II  B-1][II  B-2]  [II
                                          B-3] Principal Balance:
Class [II B-1] [II B-2]
[II B-3] Remittance
Rate: As specified in the                 $[_________] $[____________]
Pooling and Servicing Agreement
referred to herein.
                                          Remittance Date after
                                          Latest Due Date:  ____ __, ____
First Remittance Date:
June 7, 1999


                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
            Series 1999B CLASS [II B-1][II B-2][II B-3](SUBORDINATE)

              evidencing a percentage interest in any distributions allocable to the Class [II B-1][II B-2][II B-3] Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     Except  as  set  forth  in  the  Pooling  and  Servicing  Agreement,  this
Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS [II B-1][II B-2][II B-3] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

     This certifies that CEDE & CO. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer, Clayton Homes, Inc., as provider of the Limited Guarantee, and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed to each Class [II B-1][II B-2][II B-3] Certificateholder an amount equal to the product of (i) the Percentage Interest evidenced by such Class [II B-1][II B-2][II B-3] Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class II A-1 [and Class II B-1][Class II B-2] Certificates as specified in the Agreement, the Class [II B-1][II B-2][II B-3] Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [II B-1] [II B-2][II B-3] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            THE CHASE MANHATTAN BANK,
                                              as Trustee


                                            By________________________________
                                              Authorized Officer
[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By_______________________________           By________________________________,

                                     OR

         Authenticating Agent                            Trustee


________________________________            ___________________________________
Authorized Signatory                                  Authorized Signatory


[Signature page to Class [II B-1][II B-2]
[II B-3] Certificate, Manufactured Housing
Contract Senior/Subordinate
Pass-Through Certificates,
Series 1999B]

                                   EXHIBIT D

                      FORM OF FACE OF CLASS R CERTIFICATE

                    THIS  CLASS R  CERTIFICATE  HAS NOT BEEN
                    REGISTERED  UNDER THE  SECURITIES ACT OF
                    1933, AS AMENDED, OR THE SECURITIES LAWS
                    OF ANY  STATE  AND MAY NOT BE  RESOLD OR
                    TRANSFERRED   UNLESS  IT  IS  REGISTERED
                    PURSUANT  TO SUCH ACT OR LAWS OR IS SOLD
                    OR TRANSFERRED IN TRANSACTIONS WHICH ARE
                    EXEMPT FROM REGISTRATION  UNDER SUCH ACT
                    OR  UNDER  APPLICABLE  STATE  LAW AND IS
                    TRANSFERRED   IN  ACCORDANCE   WITH  THE
                    PROVISIONS   OF  SECTION   4.02  OF  THE
                    AGREEMENT REFERRED TO HEREIN.

                    THIS   CERTIFICATE  IS  SUBORDINATED  IN
                    RIGHT OF PAYMENT TO THE CLASS A, CLASS I
                    M-1   AND   CLASS  B   CERTIFICATES   AS
                    DESCRIBED  IN THE POOLING AND  SERVICING
                    AGREEMENT REFERRED TO HEREIN.

                    SOLELY  FOR  U.S.   FEDERAL  INCOME  TAX
                    PURPOSES,    THIS   CERTIFICATE   IS   A
                    "RESIDUAL  INTEREST"  IN A "REAL  ESTATE
                    MORTGAGE  INVESTMENT  CONDUIT"  AS THOSE
                    TERMS  ARE  DEFINED,   RESPECTIVELY,  IN
                    SECTIONS  860G AND 860D OF THE  INTERNAL
                    REVENUE CODE.

                    NEITHER   THIS   CERTIFICATE   NOR   ANY
                    BENEFICIAL   INTEREST   HEREIN  MAY  BE,
                    DIRECTLY  OR  INDIRECTLY,   TRANSFERRED,
                    SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE
                    ASSIGNED  WITHOUT  THE  EXPRESS  WRITTEN
                    CONSENT  OF  THE  SERVICER,   ACTING  ON
                    BEHALF  OF  THE  TRUST  FUND,   AND  ANY
                    TRANSFER    IN    VIOLATION    OF   THIS
                    RESTRICTION SHALL BE ABSOLUTELY NULL AND
                    VOID AND  SHALL  VEST NO  RIGHTS  IN ANY
                    PURPORTED TRANSFEREE,  AND SHALL SUBJECT
                    THE HOLDER  HEREOF TO LIABILITY  FOR ANY
                    TAX IMPOSED  (AND RELATED  EXPENSES,  IF
                    ANY)  WITH  RESPECT  TO  SUCH  ATTEMPTED
                    TRANSFER.

Number________                             Percentage Interest: 100%

Date of Pooling and
Servicing Agreement and
Cut-off Date:
April 26, 1999
                                           Remittance Date after
                                           Latest Due Date:  ____ __, ____
First Remittance Date:
June 7, 1999


                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
                       Series 1999B Class R (SUBORDINATE)

                    evidencing    the   entire    percentage
                    interest in any distributions  allocable
                    to the Class R Certificate  with respect
                    to a pool of  fixed  rate  and a pool of
                    adjustable       rate       conventional
                    manufactured housing contracts, in each case formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured  housing contracts either were originated or acquired by and
are  initially  serviced  by  Vanderbilt   Mortgage  and  Finance,   Inc.  (the
"Servicer").

     This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc. or the Servicer or by any governmental agency or instrumentality.

     This certifies that Vanderbilt SPC, Inc. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer") and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer, Clayton Homes, Inc., as provider of the Limited Guarantee, and The Chase Manhattan Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, the Trustee will cause to be distributed to the Class R Certificateholder an amount equal to the Class R Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer if the Holder has given the Trustee written instructions at least five business days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     No transfer of the Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made pursuant to an effective registration statement under said Act or laws. The Trustee or the Company may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from the registration requirements of the Securities Act of 1933, as amended, and from any applicable securities statute of any state, and the transferee shall execute an investment letter in the form described by the Agreement.

     Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate. In addition, no transfer of this Class R Certificate shall be made without the consent of the Servicer pursuant to Sections 4.02 and 4.08 of the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        THE CHASE MANHATTAN BANK,
                                          as Trustee


                                        By__________________________________
                                                       Authorized Officer

[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By_______________________________       By___________________________________,

                                    OR

         Authenticating Agent                          Trustee


________________________________        _____________________________________
Authorized Signatory                                  Authorized Signatory




[Signature page to Class R Certificate,
Manufactured Housing Contract
Senior/Subordinate Pass-Through
Certificates, Series 1999B]

                                      E-3
                                   EXHIBIT E

         [FORM OF REVERSE OF CLASS A, CLASS B AND CLASS R CERTIFICATE]

     As provided in the Agreement, deductions and withdrawals from the Certificate Account will be made from time to time for purposes other than distributions to Certificateholders, such purposes including payment of the Monthly Servicing Fee, reimbursement to the Servicer for certain expenses incurred by it, and reimbursement to the Servicer for previous advances with respect to delinquent payments on the Contracts.

     The Trustee will cause to be kept at its Corporate Trust Office in New York City, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, countersign and deliver, in the name of the designated transferee or transferees, a Certificate dated the date of countersignature by the Trustee.

     No service charge will be made to the Holder for any registration of transfer or exchange of this Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Company, the Servicer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Company, the Servicer nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders,
(i) to cure any ambiguity, error or mistake or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein,
(ii) to add to the duties or  obligations  of the Servicer under the Agreement,
(iii) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of Group I or Group II Certificates then given by a rating agency (it being understood that, after obtaining the rating of any Group I or Group II Certificates at the Closing Date, none of the Trustee, the Company or the Servicer is obligated to obtain, maintain or improve any rating of the Group I or Group II Certificates), (iv) to facilitate the operation of a guarantee of the Class I B-2 or Class II B-3 Certificates by any Person (it being understood that the creation of any such guarantee is solely at the option of the Company and that such guarantee will not benefit in any way or result in any payments on any other Class of Certificates) or (v) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, including without limitation provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Group I and Group II Certificates is no longer permitted, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust Fund as a REMIC under the Code). The Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of the Agreement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund or to prevent the Trust Fund from entering into certain prohibited transactions under the Code, provided that such amendment shall not adversely affect in any material respect the interests of any Certificateholder and there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary or appropriate for such purposes.

     The Agreement may also be amended from time to time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Trust Fund, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding or
(iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC provisions.

     The respective obligations and responsibilities of the Company, the Servicer and the Trustee under the Agreement will terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due thereunder; or
(ii) at the option of the Company or the Servicer, on any Remittance Date after the first Remittance Date on which the sum of the Pool Scheduled Principal Balances of the Group I and Group II Contracts is less than 10% of the sum of the Total Original Contract Pool Principal Balances of the Group I and Group II Contracts, so long as the Company or the Servicer, as the case may be, deposits in the Certificate Accounts the repurchase price specified in the Agreement.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE) (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


______________
______________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)


_______________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoin




_______________________________________________________________________Attorney
to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                        ___________________________________
                                            NOTICE:   The   signature  to  this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the  within  Certificate  in  every
                                            particular,  without  alteration or
                                            enlargement or any change whatever.

                                   EXHIBIT F

                                   [SERVICER]

                 CERTIFICATE REGARDING SUBSTITUTION OF ELIGIBLE
                              SUBSTITUTE CONTRACT

     The undersigned certify that they are [title] and [title], respectively, of Vanderbilt Mortgage and Finance, Inc. (the "Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of April 26, 1999, among Vanderbilt Mortgage and Finance, Inc., as Seller and Servicer, and The Chase Manhattan Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract"].

     2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(y) of the Agreement.

     3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the appropriate office in Tennessee.

     [4. There has been deposited in the appropriate Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.]

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.

                                   [SERVICER]


                                   By____________________________________
                                   [Name]
                                   [Title]

                                      G-1
                                   EXHIBIT G

                                   [SERVICER]

                        CERTIFICATE OF SERVICING OFFICER


     The undersigned certifies that he is a [title] of [Servicer], a [ ] corporation (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of April 26, 1999, by and among Vanderbilt Mortgage and Finance, Inc., as Seller and Servicer, Clayton Homes, Inc., as provider of the Limited Guarantee, and The Chase Manhattan Bank, as trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Monthly Report for the period from ____________ to ___________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 7.01 and 7.02 of the Agreement; and

     2. As of the date hereof, no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this __ day of _________, ____.

                                   [SERVICER]


                                   By____________________________
                                     [Name]
                                     [Title]

                                   EXHIBIT H


                               TRANSFER AFFIDAVIT


STATE OF        )
                :  ss.:
COUNTY OF       )


     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ___________________ _________________, a corporation duly organized and existing under the laws of the State of _________, the proposed transferee (the "Transferee") of the Class R Certificate from the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B, issued pursuant to the Pooling and Servicing Agreement, dated as of April 26, 1999 (the "Agreement"), by and among Vanderbilt Mortgage and Finance, Inc., as seller and servicer, Clayton Homes, Inc., as provider of the Limited Guarantee and The Chase Manhattan Bank. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of the Class R Certificate to Persons that are not Permitted Transferees; (ii) such tax is imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax shall be imposed on a "pass-through entity" holding the Class R Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. Transferee has reviewed the provisions of Section 4.08 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of the Class R Certificate, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Sections 4.02 and 4.08 of the Agreement. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer the Class R Certificate and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer the Class R Certificate or cause the Class R Certificate to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee's taxpayer identification number is __________________.

     8. The Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business in the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person which is not a U.S. Person. A "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered United States persons as well.

     9. The Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Class R Certificate, and the Purchaser hereby acknowledges that the Class R Certificate may generate tax liabilities in excess of the cash flow associated with the Class R Certificate and intends to pay such taxes associated with the Class R Certificate when they become due.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, 199_.

                                     [Name of transferee]


                                     By:________________________________________
                                        Name:
                                        Title:
[Corporate Seal]

ATTEST:


________________________________
[Assistant] Secretary


     Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of ______, 1999.

                                     __________________________________________
                                     NOTARY PUBLIC

                                     My commission  expires the__
                                     day of _______________, 19__.

                                   EXHIBIT I

                          FORM OF INVESTMENT LETTER OF
                           CLASS R CERTIFICATEHOLDER


Representations of Purchaser.
---------------------------

     1. The Purchaser is acquiring a Class R Certificate as principal for its own account for the purpose of investment [neither the Underwriters nor any of their Affiliates need represent that it is acquiring for purposes of investment] and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2. The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in a Class R Certificate and is able to bear the economic risk of such investment. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Purchaser has been given such information concerning the Class R Certificate, the underlying Contracts and the Servicer as it has requested.

     3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale by the Purchaser of the Class R Certificate.

     4. The Purchaser understands that the Class R Certificate has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may be resold (which resale is not currently contemplated) only if an exemption from registration is available, that neither the Company, the Servicer nor the Trustee is required to register the Class R Certificate and that any transfer must comply with Sections 4.02 and 4.08 of the Pooling and Servicing Agreement. In connection with any resale of the Class R Certificate, the Purchaser shall not make any general solicitation or advertisement.

     5. The Purchaser represents that it is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a person acting on behalf of such a plan or using the assets of such a plan to acquire the Class R Certificate.

     6. The Purchaser agrees that it will obtain from any purchaser of the Class R Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and in this paragraph 5.

     7. The  Purchaser  hereby  directs  the  Trustee to  register  the Class R
Certificate  acquired by the  Purchaser  in the name of its nominee as follows:
_____________.

                                             Very truly yours,




                                             NAME OF PURCHASER



                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                                                      EXHIBIT J


             List of Sellers and Originators of Acquired Contracts


                Seller                            Originator
                ------                            ----------


                          TO BE PROVIDED BY VANDERBILT

                                                                      EXHIBIT K



                               POWER OF ATTORNEY

     Vanderbilt Mortgage and Finance, Inc. as Seller and Servicer (the "Seller") under the Pooling and Servicing Agreement dated as of April 26, 1999 (the "Agreement"), between Vanderbilt Mortgage and Finance, Inc. and The Chase Manhattan Bank, as Trustee (the "Trustee"), hereby irrevocably constitutes and appoints the Trustee its true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in its name, place and stead, all instruments, documents and certificates which may from time to time be required in connection with the Agreement, including, without limitation, to execute any documents required to be executed or recorded by the Trustee pursuant to Section 2.02(a) of the Agreement. If required, the Seller shall execute and deliver to the Trustee upon request therefor, such further designations, powers of attorney or other instruments as the Trustee shall reasonably deem necessary for its purposes hereof.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

                                             VANDERBILT  MORTGAGE  AND FINANCE,
                                             INC.


                                             By:_______________________________
                                             Name:
                                             Title:

                                                                      EXHIBIT L
                           LIMITED POWER OF ATTORNEY


     THIS  LIMITED  POWER OF  ATTORNEY,  dated as of this ____ day of  _______,
_____, is granted, for the purposes set forth herein, to Vanderbilt Mortgage and Finance, Inc., whose address is 500 Alcoa Trail, Maryville, Tennessee (the "Attorney in Fact"), by THE CHASE MANHATTAN BANK, , a bank organized and existing under the laws of the State of New York, whose address is 450 West 33rd Street, 14th Floor, New York, New York 10001, Global Trust Services, Structured Finance Department, acting in its capacity as trustee under that certain Pooling and Servicing Agreement dated as of April 26, 1999 between the Trustee and the Attorney in Fact (the "Pooling Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Pooling Agreement.

     In accordance with section 5.01 of the Pooling Agreement, the Trustee hereby appoints the Attorney in Fact, acting by and through its officers and employees, as Attorney in Fact for the Trustee, with full authority and power to execute and deliver on behalf of the Trustee, with respect to the Deeds of Trust, assignments of mortgage or deed of trust from the Trustee to the Attorney in Fact for recordation.

     This Limited Power of Attorney shall not be deemed to be revoked as to any particular Deed of Trust unless and until an instrument containing the revocation is recorded in the office where the Deed of Trust is recorded.

     IN WITNESS WHEREOF, the Principal has caused this Limited Power of Attorney to be executed as of the date first written above.

                                        THE CHASE MANHATTAN BANK,
                                          as Trustee



                                        By:_______________________________
                                        Name:
                                        Title:

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

     On April __, 1999, before me, ____________________, a Notary Public in and for said County and State. ____________________, known to me to be the person who executed the foregoing instrument, bearing the date of ___________, 1999, as a _______________ of The Chase Manhattan Bank, acknowledged this Limited Power of Attorney to be the act and deed of The Chase Manhattan Bank and that she delivered the same as such before me in my jurisdiction aforesaid.

     WITNESS my hand and official seal.

     __________________________________

                                                 Notary Public

                                                                        [SEAL]

My Commission Expires: ____________________